                                                                    Exhibit 4.2


================================================================================

                            NATIONAL HEALTHCORP L.P.

                                       TO

                            BOATMEN'S TRUST COMPANY
                                          Corporate Trustee

                                      AND

                                 H.E. BRADFORD
                                          Individual Trustee




                           -------------------------
                             INDENTURE OF MORTGAGE
                               AND DEED OF TRUST
                           -------------------------



                                  $20,000,000

                          ___ % FIRST MORTGAGE BONDS

                              DUE JANUARY 15, 2005

                          Dated as of October 15, 1989

          This Instrument Contains After-Acquired Property Provisions
================================================================================

                            NATIONAL HEALTHCORP L.P.

               ___ % First Mortgage Bonds due January 15, 2005

                             CROSS REFERENCE SHEET

            (Between Trust Indenture Act of 1939 and the Indenture)

 Trust Indenture
   Act of 1939
     Section                             Indenture Section
----------------                         -----------------
310(a)(1)(2)(3)...........          16.01 and 16.13
   (a)(4).................          Not applicable
   (b) ...................          16.10, 16.11
   (c)....................          Not applicable

311(a)....................          16.09(A), (C)
   (b.....................          16.09(B)
   (c)....................          Not applicable

312(a)....................          7.01(A), (B)
   (b)....................          7.01(C)
   (c)....................          7.01(D)

313(a)....................          7.03(A)
   (b)....................          7.03(B)
   (c)....................          7.03(C)
   (d)....................          7.03(D)

314(a)....................          7.02(A), (b) (C)
   (b) ...................          6.12(C), (D)
   (c)....................          5.01, 5.02, 5.03, 10.01, 10.02,
                                    10.03, 10.04, 10.05 and 17.01
   (d)....................          5.03(B), 10.02(B), 10.02(E),
                                    10.03(B), (D), (F), 10.04(C) and 20.
   (e)....................          20.04

315(a) ...................          16.02(A)
   (b)....................          12.02
   (c)....................          16.02(B)
   (d)....................          16.02(C)
   (e)....................          12.23

316(a)(1).................          12.11 and 12.27
   (a)(2).................          Not applicable
   (b)....................          12.21 and 12.22

317(a)....................          12.18 and 12.20
   (b) ...................          6.06(B), (C)

318(a)....................          20.07


                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----


PARTIES...............................
PRELIMINARY STATEMENT ................
FORM OF BOND .........................
GRANT IN TRUST........................
COVENANT CLAUSE.......................

                                   ARTICLE 1.

                                  DEFINITIONS.

SECTION 1.01.     Explanatory statement.......................
                  Act.........................................
                  Affected....................................
                  Affiliate...................................
                  Application.................................
                  Authenticating Agent........................
                  Board of Directors or Board.................
                  Bond or Bonds...............................
                  Bond Co-Registrar...........................
                  Bond Register and Bond Registrar............
                  Bondable Cost ..............................
                  Bondholder, Holder, etc. ...................
                  business day ...............................
                  capital stock ..............................
                  Capitalized Cost ...........................
                  Certified Resolution........................
                  common stock ...............................
                  Company.....................................
                  Company Order and Company Request...........
                  Current ....................................
                  Daily Newspaper ............................
                  date of this Indenture .....................
                  Debt .......................................
                  Default ....................................
                  Defaulted Interest..........................
                  Deposited Cash .............................
                  Equipment ..................................
                  Event of Default ...........................
                  Executive Officer ..........................
                  Fundamental Structural Change ..............
                  General Partner ............................
                  Grant ......................................
                  Hazardous Substances .......................
                  Indenture ..................................
                  Independent ................................
                  Interest Payment Date.......................

                                                               PAGE
                                                               ----

                  lessor...............................
                  Lien of this Indenture ..............
                  MAI Appraisal........................
                  MAI Appraiser........................
                  main office..........................
                  maturity or mature...................
                  Mortgage.............................
                  Mortgaged and Pledged Property.......
                  Officers' Certificate................
                  Operating Subsidiary.................
                  Opinion of Counsel ..................
                  Original Issue Date .................
                  Outstanding .........................
                  paying agent ........................
                  Permitted Encumbrance................
                  person ..............................
                  place of payment ....................
                  predecessor Bond ....................
                  Proceeding ..........................
                  Property ............................
                  Redemption Date .....................
                  Regular Record Date..................
                  Responsible Officer..................
                  Special Record Date..................
                  Stated Maturity .....................
                  Subsidiary ..........................
                  supplemental indenture ..............
                  Trustees ............................
                  Trust Estate ........................
                  Trust Indenture Act .................
                  Unit ................................

                                   ARTICLE 2.

                 DESCRIPTION, EXECUTION, REGISTRATION, TRANSFER
                             AND EXCHANGE OF BONDS.

SECTION 2.01.    Issuable in series in fully
                   registered form without coupons,
                   date of Bonds, record date for
                   payment of interest place of
                   Payment of Bonds....................
SECTION 2.02     Provisions any series
                   may contain.........................
SECTION 2.03.    Numbers, designations, legends,
                   etc. on Bonds.......................
SECTION 2.04.    Execution of Bonds....................

                                                                        PAGE
                                                                        ----

SECTION 2.05.              Registration of transfer of Bonds....
SECTION 2.06.              Exchange and registration of
                             transfer of Bonds .................
SECTION 2.07.              Temporary Bonds .....................
SECTION 2.08.              Recognition of registered holders
                             of definitive Bonds and temporary
                           Bonds ...............................
SECTION 2.09.              Mutilated, destroyed, lost or
                             stolen Bonds ......................
SECTION 2.10.              Form and authentication of Bonds ....
SECTION 2.11.              Surrender and Cancellation of
                             Bonds .............................

                                   ARTICLE 3.

                                THE 1989 BONDS.

SECTION 3.01.              Terms of initial series
                             of Bonds .........................
                           (A) Designation and Form ...........
                           (B) Limitation as to principal
                               amount..........................
                           (C) Date of maturity and interest
                               rate............................
                           (D) Denominations and Exchanges.....
                           (E) Optional redemption and
                               prepayment......................
                           (F) Mandatory redemption............

                                   ARTICLE 4.

                    GENERAL PROVISIONS AS TO ISSUE OF BONDS.

SECTION 4.01.              Aggregate amount of Bonds which
                             may be secured by Indenture........
SECTION 4.02.              Company free to determine price,
                             etc. for Bonds ....................
SECTION 4.03.              Additional Bonds issuable ...........

                                                               Page
                                                               ----

                                   ARTICLE 5.


              ISSUANCE OF BONDS AND APPLICATION OF DEPOSITED CASH.

SECTION 5.01.       Issuance of Bonds for Cash....................
SECTION 5.02.       Documents required for
                      authentication and delivery of Bonds........
SECTION 5.03        Withdrawal of Deposited Cash..................

                                   ARTICLE 6.

                      PARTICULAR COVENANTS OF THE COMPANY.


SECTION 6.01.       Will preserve partnership existence
                      and rights and comply with law
                      and agreements..............................
SECTION 6.02.       Warranty of title.............................
SECTION 6.03.       Will give further assurances..................
SECTION 6.04.       Will punctually pay principal,
                      premium and interest on Bonds...............
SECTION 6.05.       Will pay taxes and other charges)
                      permitted contests..........................
SECTION 6.06.       (A) Office or agency..........................
                    (B) Appointment of Corporate Trustee
                        as paying agent; duty of paying agent
                        other than Corporate Trustee..............
                    (C) Duty of Company acting as
                        paying agent..............................
                    (D) Delivery to Corporate Trustee
                        of sums held by other paying agents.......
                    (E) All sums to be held subject to
                        Section 20.03.............................
SECTION 6.07.       Will pay Debt.................................
SECTION 6.08.       Will not
                    (A) Mortgage or otherwise encumber
                        Trust Estate, except as
                        permitted ................................
                    (B) Merge, consolidate or dispose
                        of certain properties,
                        except as permitted, or dispose
                        of any Mortgaged and Pledged
                        Property .................................
SECTION 6.09.       Will remain and preserve properties ..........
SECTION 6.10.       Will maintain insurance ......................

                                                               PAGE
                                                               ----
SECTION 6.11.       Will act to enforce payment under
                      instruments in Trust Estate............
SECTION 6.12.       (A) Will record instruments to
                        extent required......................
                    (B) Will pay all taxes and other
                        expenses.............................
                    (C) Opinion of Counsel...................
                    (D) Will deliver annual recording
                        opinion..............................
SECTION 6.13.       Will maintain office.....................
SECTION 6.14.       Will keep, and permit examination
                      of, records and books of account
                      and will permit visitation of
                      property...............................
SECTION 6.15.       Will furnish annual certificates.........
SECTION 6.16.       Will furnish annual independent
                       accountants' letter...................
SECTION 6.17.       Performance of covenants and
                       conditions............................
SECTION 6.18        Subordination of lessors'
                       interests.............................
SECTION 6.19        Environmental matters....................

                                   ARTICLE 7.

                   BONDHOLDER LISTS AND REPORTS BY THE COMPANY
                               AND THE TRUSTEES.

SECTION 7.01.       Bondholder lists, etc....................
SECTION 7.02.       Reports by Company ......................
SECTION 7.03.       Reports by Trustees......................


                                   ARTICLE 8.

                  REDEMPTION OF 1989 BONDS AT COMPANY'S OPTION.


SECTION 8.01.       Election by Company to
                      redeem bonds ..........................
SECTION 8.02.       Redemption of part only of
                      Bonds .................................
SECTION 8.03.       Notice of Redemption.....................
SECTION 8.04.       Deposit of redemption price..............
SECTION 8.05.       Date on which Bonds cease
                      to bear interest, etc. ................
SECTION 8.06.       All Bonds delivered .....................

                                                                  PAGE
                                                                  ----
                                   ARTICLE 9.

                  REDEMPTION OF 1989 BONDS AT HOLDER'S OPTION.

SECTION 9.01.     Redemption right at holder's
                    Option................................
SECTION 9.02.     Redemption Procedure....................
SECTION 9.03.     Withdrawal..............................
SECTION 9.04.     Redemption Register.....................
SECTION 9.05.     Redemption right upon Change
                    in Control............................
SECTION 9.06.     Redemption of Bonds subject
                    to Article 8..........................

                                  ARTICLE 10.

                      POSSESSION AND RELEASE OF MORTGAGED
                              AND PLEDGED PROPERTY.

SECTION 10.01.    Generally...............................
SECTION 10.02.    Requirements for Release ...............
SECTION 10.03.    Requirements in case of eminent
                    domain or other forced sale ..........
SECTION 10.04.    Certain documents required
                    for release ..........................
SECTION 10.05.    Execution of disclaimer or
                    quitclaim by Trustees ................
SECTION 10.06.    Release where mortgaged
                    property in possession of
                    receiver .............................
SECTION 10.07.    Release where Event of
                    Default continuing ...................
SECTION 10.08     Provisions not in limitation
                    of one another .......................

                                   ARTICLE 11.

                             PURCHASER IN GOOD FAITH.


ARTICLE 11.01.    Purchaser in good faith not put on
                    inquiry..............................

                                                                    PAGE
                                                                    ----
                                  ARTICLE 12.

               REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT.

SECTION 12.01.     Definition of Default and Event of
                     Default.....................................
SECTION 12.02.     Trustees to give Bondholders notice
                     of Defaults.................................
SECTION 12.03.     Declaration of principal and accrued
                     interest due upon Default...................
                   Holders of specified percentage of
                     Bonds may waive Default
                     declaration.................................
SECTION 12.04.     Trustees may take possession and
                     operate property on Default.................
SECTION 12.05.     Power of Trustees to sell all the
                     mortgaged property..........................
SECTION 12.06.     Publication of Notice of Sale.................
SECTION 12.07.     Trustees may adjourn sale.....................
SECTION 12.08.     Title upon sale vested in purchaser ..........
                   Trustees to execute necessary deeds...........
SECTION 12.09.     Sale shall divest Company of right
                     of property.................................
SECTION 12.10.     Remedies cumulative...........................
                   Delay, etc. not a waiver of rights............
                   Waiver of default not to extend to
                     subsequent defaults.........................
SECTION 12.11.     Holders of specified percentage of
                     Bonds may direct judicial
                     proceedings by Trustees.....................
SECTION 12.12.     Appointment of receiver.......................
SECTION 12.13.     All Bonds to become due and payable
                     upon sale of property.......................
SECTION 12.14.     Purchase by Bondholders at sale of
                     property....................................
SECTION 12.15.     Receipt of Trustees or officer
                     making sale to be a discharge to
                     purchaser...................................
SECTION 12.16.     Disposition of proceeds of sale...............
SECTION 12.17.     Waiver by Company of advantage of
                     any appraisement, valuation, stay,
                     extension or redemption laws, and
                     of rights to marshal assets.................
SECTION 12.18.     Payment of principal and interest to
                     Trustees upon occurrence of certain
                     defaults....................................
                   Judgment may be taken by Trustees.............

                                                                      PAGE
                                                                      ----

                  Enforcement of rights by Trustees
                    during the continuance of an
                    Event of Default............................
                  Lien of Indenture not to be
                    affected by judgment or levy of
                    execution by Trustees.......................
                  Application of moneys collected by
                    Trustees....................................
SECTION 12.19.    Possession of Bonds unnecessary in
                    action by Trustees..........................
SECTION 12.20.    Trustees may file necessary proofs............
SECTION 12.21.    Limitation upon right of Bondholders
                    to institute certain legal proceedings......
SECTION 12.22.    Right of Bondholders to receive and
                    enforce payment not impaired................
SECTION 12.23.    Court may require undertaking to
                    pay costs...................................
SECTION 12.24.    Unenforceable provision
                    inoperative.................................
SECTION 12.25.    Company may waive period of grace.............
SECTION 12.26.    If enforcement proceedings abandoned,
                    status quo is established...................
SECTION 12.27.    Bondholders may waive certain
                    defaults....................................

                                  ARTICLE 13.

                       EVIDENCE OF RIGHTS OF BONDHOLDERS
                            AND OWNERSHIP OF BONDS.

SECTION 13.01.    Evidence of ownership of definitive
                    Bonds and temporary Bonds issued
                    hereunder in registered form................

                                   ARTICLE 14.

               IMMUNITY OF ORGANIZERS; SUBSCRIBERS TO THE UNITS,
                   LIMITED PARTNERS, OFFICERS AND DIRECTORS.

SECTION 14.01.    Liability of officers, etc.,
                    released and waived ........................

                                                                    PAGE
                                                                    ----
                                  ARTICLE 15.

                  CONSOLIDATION, MERGER, CONVEYANCE AND LEASE.

SECTION 15.01.    Company may merge, consolidate,
                    etc., upon certain terms.....................
SECTION 15.02.    Right of successor partnership.................
                    Execution of supplemental indenture..........
                    Successor partnership to have all
                      rights of the Company......................
SECTION 15.03.    Opinion of Counsel, Officers'
                    Certificate and supplemental
                    indenture required...........................
SECTION 15.04.    Article 15 subject to provisions
                    of Section 9.05..............................

                                   ARTICLE 16.

                            CONCERNING THE TRUSTEES.

SECTION 16.01.    Requirement of Corporate
                    Trustee, eligibility.........................
SECTION 16.02.    Acceptance of Trust............................
                  Duties.........................................
                  Extent of liability............................
SECTION 16.03.    Disclaimer.....................................
SECTION 16.04.    Trustees may own Bonds.........................
SECTION 16.05.    Absence of personal liability..................
SECTION 16.06.    Trustees may rely on certificates, etc. .......
SECTION 16.07.    Money held in trust not required to
                    be segregated................................
SECTION 16.08.    Compensation, Reimbursement,
                    Indemnity, Security..........................
SECTION 16.09.    Rights of Trustees as creditor.................
SECTION 16.10.    Conflict of Interest...........................
SECTION 16.11.    Resignation, Removal, Appointment of
                    successor Trustees...........................
SECTION 16.12.    Acceptance by successor Trustees...............
SECTION 16.13.    (A) Note, etc. on behalf of Company
                      delivered to Corporate Trustee
                      deemed to be delivered to both
                      Trustees...................................
                  (B) Cash, securities, etc. to be
                      held by Corporate Trustee..................
                      Title to be in both Trustees ..............

                                                                        PAGE
                                                                        ----

                           (C) Individual Trustee may act on
                               written request of and delegate
                               powers to Corporate Trustee ............
                           (D) Renewal of Individual Trustee
                               Exercise of duties by Corporate
                               Trustee in event of incapacity
                               of Individual Trustee ..................
SECTION 16.14.             Appointments Of attorney-in-fact,
                             etc. .....................................
SECTION 16.15.             Merger or consolidation of
                             Corporate Trustee ........................
SECTION 16.16.             Authenticating agent .......................


                                  ARTICLE 17.

                            DISCHARGE OF MORTGAGES.


SECTION 17.01              Acknowledgement of discharge................
SECTION 17.02.             Money held in trust.........................

                                  ARTICLE 18.

                            MEETINGS OF BONDHOLDERS.

SECTION 18.01.             Purposes for which meetings may be
                             called....................................
SECTION 18.02.             Call of meetings by Corporate
                             Trustee; generally........................
SECTION 18.03.             Call of meetings by Corporate
                             Trustee; notice...........................
SECTION 18.04.             Meetings; notice and entitlement to
                             be present................................
SECTION 18.05.             Regulations may be made by Corporate
                             Trustee ..................................
                           Conduct of the meeting......................
                           Voting rights adjournment...................
SECTION 18.06.             Manner of voting at meetings and
                             record to be kept.........................
SECTION 18.07.             Evidence of action by Holders of
                             specified percentage of Bonds.............
SECTION 18.08.             Exercise of right of Corporate
                             Trustee or Bondholders may not be
                             hindered or delayed by call of
                             meeting of Bondholders....................

                                                                        PAGE
                                                                        ----
                                  ARTICLE 19.

                            SUPPLEMENTAL INDENTURES.

SECTION 19.01.    Purposes for which supplemental
                    indentures may be executed by
                    Company and Trustees..........................
SECTION 19.02.    Modification of Indenture by written
                    consent of Bondholders........................
SECTION 19.03.    Requirements for execution......................
                  Duties and immunities of Trustees...............
SECTION 19.04.    Supplemental indentures part of
                  Indenture ......................................
SECTION 19.05.    Bonds executed after supplemental
                    indenture to be approved by
                    Corporate Trustee.............................
SECTION 19.06.    Supplemental indentures required to
                    comply with Trust Indenture Act
                    of 1939.......................................

                                   ARTICLE 20.

                                  MISCELLANEOUS.


SECTION 20.01.    Benefits restricted to parties and to
                    Holders of Bonds..............................
SECTION 20.02.    Investment of cash by Corporate
                    Trustee in certain securities.................
                  Such securities held by Corporate
                    Trustee as part of mortgaged
                    property......................................
SECTION 20.03.    Deposits for Bonds not claimed for
                    specified period to be returned to
                  Company on demand...............................
SECTION 20.04.    Formal requirements of certificates
                    and opinions hereunder........................
SECTION 20.05.    Evidence of Act of the Bondholders..............
SECTION 20.06.    Parties to include successors and
                    assigns.......................................
SECTION 20.07.    In event of conflict with Trust
                  Indenture Act of 1939, provisions
                    therein to control............................
SECTION 20.08.    Company may limit and thereafter
                    decrease amount to be secured by
                    this Indenture................................
SECTION 20.09.    Request, notices, etc. to Corporate
                    Trustee.......................................
SECTION 20.10.    Manner of notice................................
SECTION 20.11     Severability....................................

                                                                        PAGE
                                                                        ----

SECTION 20.12.             Payments due on days when banks
                             closed .................................
SECTION 20.13.             Backup Withholding Form ..................
SECTION 20.14.             Titles of Articles of this Indenture
                             not part thereof........................
SECTION 20.15.             Execution in counterparts.................
SECTION 20.16.             Governing Law ............................
TESTIMONIUM .........................................................
SIGNATURES AND SEALS ................................................
ACKNOWLEDGEMENTS.....................................................

         INDENTURE OF MORTGAGE AND DEED OF TRUST, dated as of ________________, 1989, between NATIONAL HEALTHCORP L.P., a Delaware limited partnership (herein called the "Company") and BOATMEN'S TRUST COMPANY, a __________________(herein, together with each successor as such trustee hereunder, called the "Corporate Trustee"), and H.E. BRADFORD (herein, together with each successor as such trustee hereunder, called the "Individual Trustee").

                             Preliminary Statement

         The defined terms used in this Indenture and not hereinabove defined have the meanings indicated in Article 1.

         The Company deems it necessary to borrow money for its proper corporate purposes, to issue a series of the Bonds as evidence of such indebtedness and to Grant (or cause to be Granted) the property described in the Granting Clauses of this Indenture as security for the payment of the Bonds. On the date of delivery of this Indenture, the Company is duly authorized under all applicable provisions of law and its Limited Partnership Agreement to issue the initial
issue hereunder of Bonds in one series, to be designated    % First Mortgage
Bonds due January 15, 2005 (hereinafter called the "1989 Bonds" and, collectively with any other series of Bonds to be issued hereunder at any time, the "Bonds"), limited to a maximum aggregate principal amount of $20,000,000 and for the equal and ratable benefit of the Holders of the 1989 Bonds, to execute and deliver this Indenture, and to Grant (or cause to be Granted) the property described in the Granting Clauses of this Indenture to the Trustees; and all partnership action (including any required limited partner and/or general partner authorization) and all consents, approvals and other authorization of or by courts, administrative agencies or other governmental authorities required therefor have been duly taken or obtained or will be taken or obtained prior to subjecting such property to the Lien of this Indenture.

         The 1989 Bonds and the Corporate Trustee's authentication certificate to be endorsed on all the 1989 Bonds, are to be in substantially the following forms and Bonds of other series hereunder are to be in substantially similar form (with appropriate insertions, omissions, substitutions and variations as permitted by this Indenture, as hereinafter permitted and provided):

                          [FORM OF FACE OF 1989 BONDS]

                            NATIONAL HEALTHCORP L.P.

                  _ % FIRST MORTGAGE BOND DUE JANUARY 15, 2005
                                      NO.

         NATIONAL HEALTHCORP L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor limited partnership or corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to ______________________, or registered assigns, the sum of ________________ Dollars on or before January 15, 2005, in such coin or currency Of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the Interest Payment Date to which interest hereon has been paid immediately preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof) or, if no interest has been paid on this Bond since the Original Issue Date hereof, as defined in the Indenture referred to on the reverse side hereof, from such Original Issue Date at the rate of _ % per annum, payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1990, until the principal hereof shall have been paid or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Bond is registered at the close of business on the first day of the month immediately preceding such Interest Payment Date (whether or not such first day shall be a regular business day), unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Bonds given by mail to said holders as their names and addresses appear in the Bond Register (as defined in the Indenture referred to on the reverse side hereof) not less than 10 days preceding such Special Record Date. The principal hereof and the interest hereon shall be payable at the main office of Boatmen's Trust Company, Corporate Trustee under the Indenture referred to on the reverse side hereof, in St. Louis, Missouri; provided, however, that the interest on this Bond may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Bond Register (including the records of any Bond Co-Registrar).

         Reference is hereby made to the further provisions of this Bond set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be secured by or entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by Boatmen's Trust Company, Corporate Trustee under such Indenture, or a successor trustee thereto under such Indenture.

         IN WITNESS WHEREOF, NATIONAL HEALTHCORP L.P., has caused this Bond to be signed in its name by NHC, Inc., a Tennessee corporation, its Managing General Partner, by its Chairman of the Board or its President or one of its Vice Presidents by his signature or a facsimile thereof, and the corporate seal of NHC, Inc. to be affixed or printed or engraved hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:                                       NATIONAL HEALTHCORP L.P.

                                             By: NHC, Inc., its Managing
                                                      General Partner


                                             By:
                                                -----------------------------
                                             Title:
                                                   --------------------------



[CORPORATE SEAL]

Attest:

------------------------------------
Secretary

            [FORM OF CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE]

                 CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

         This Bond is one of the Bonds of the series designated, described or provided for in the Indenture referred to on the reverse side hereof.

                                             BOATMEN'S TRUST COMPANY
                                              As Corporate Trustee




                                             BY:
                                                -----------------------------
                                                      Authorized Officer

                         [FORM OF REVERSE OF 1989 BOND]

                            NATIONAL HEALTHCORP L.P.

                   % FIRST MORTGAGE BOND DUE JANUARY 15, 2005

         This Bond is one of a duly authorized issue of Bonds of the Company
designated as its    % First Mortgage Bonds, due January 15, 2005 (herein called the "1989 Bonds"), limited in aggregate principal amount of $20,000,000 (except for 1989 Bonds authenticated and delivered upon transfer of, or in exchange for or in lieu of other 1989 Bonds), all issued and to be issued only in fully registered form without coupons under and equally and ratably secured by an indenture of mortgage and deed of trust or deed to secure debt (herein, together with any indenture supplemental thereto, called the "Indenture"), dated as of October 15, 1989, duly executed and delivered by NATIONAL HEALTHCORP L.P. to BOATMEN'S TRUST COMPANY, Corporate Trustee and H.E. BRADFORD, Individual Trustee (the Corporate Trustee and the Individual Trustee, together with their respective successors being herein called the "Trustees"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the nature and extent of the security, the respective rights of and restrictions upon the Company and the holders of the 1989 Bonds, the rights, limitations of rights, duties and immunities of the Trustee in respect thereof, and the terms and conditions upon which the 1989 Bonds are, and are to be, secured.

         The 1989 Bonds are redeemable at the option of the Company as a whole at any time, or in part from time to time, prior to maturity, commencing January 15, 1993, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, upon payment of the then applicable redemption price set forth below under the heading "General Redemption Prices," together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the Indenture. The General Redemption Prices (expressed in percentages of the principal amount) applicable during the 12 months' period beginning January 1 in the years indicated below are as follows:

                           General Redemption Prices

If redeemed during the 12 months' period beginning January 15,

         1993  ........... 105%     1996..................... 102%
         1994  ........... 104%     1997..................... 101%
         1995  ........... 103%     1998 & thereafter........ 101%

         Unless the 1989 Bonds have been declared due and payable prior to maturity by reason of an Event of Default, the holder of this 1989 Bond has the right to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify), subject to the limitations that the Company will not be obligated to redeem any 1989 Bonds during the period beginning with the original issuance of the 1989 Bonds and ending January 15, 1993 and is not obligated to redeem during any 12 month period ending January 15 thereafter, (i) the portion of a 1989 Bond or Bonds of a holder exceeding an aggregate principal amount of 525,000 or (ii) 1989 Bonds in an aggregate principal amount exceeding $700,000. Such $25,000 and $700,000 limitations are non-cumulative. If the Company, although not obligated to do so, chooses to redeem 1989 Bonds of any holder in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any holder, shall not be included in the computation of the $700,000 limitation for such period or any succeeding period.

         Redemption of the 1989 Bonds presented for payment prior to December 1 next preceding the last day of each such 12 month period will be made on the last day (January 15) of such period, beginning January 15, 1993. 1989 Bonds not redeemed in any such period because they have not been presented prior to the December 15, next preceding the last day (January 15) of that period or because of the $25,000 or $700,000 limitations will be held in order of their receipt for redemption during the following 12 month period(s) until redeemed, unless sooner withdrawn by the holder. Subject to the $25,000 and $700,000 limitations, the Company will upon the death of any holder, redeem 1989 Bonds within 60 days following receipt by the Corporate Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common. 1989 Bonds will be redeemed in order of their receipt by the Trustee, except 1989 Bonds presented for payment in the event of death of the holder, which will be given priority in order of their receipt.

         In the event that there shall occur a Fundamental Structural Change (as defined in the Indenture) with respect to the Company and as a result of such Fundamental Structural Change the Company's consolidated partners capital shall be decreased to less than $10,000,000, then the holder of this 1989 Bond shall have the right to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify). The $25,000 individual and $700,000 aggregate redemption limitations shall not apply to any such redemption. For purposes of determining consolidated partners capital after such Fundamental Structural Change, consolidated partners capital shall be deemed to include up to $10,000,000 in fully subordinated convertible debt of the Company then outstanding, if any, and which debt has been outstanding for at least 12 months.

         1989 Bonds may be presented for redemption by delivering to the Corporate Trustee: (i) a written request for redemption, in form satisfactory to the corporate Trustee, signed by the registered holder(s) or his duly authorized representative, (ii) the 1989 Bond to be redeemed and (iii) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all 1989 Bonds or portions thereof presented to it for redemption is 100% of the principal amount or respective portions thereof plus accrued but unpaid interest to the date of payment. Any acquisition of 1989 Bonds by the Company other than by redemption at the option of any holder shall not be included in the computation of either the $25,000 or $700,000 limitation for any period.

         For purposes of a holder's request for redemption, a 1989 Bond held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial ownership interests of a 1989 Bond will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Corporate Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, a beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the 1989 Bonds during his lifetime. Beneficial ownership interests shall include the power to sell, transfer or otherwise dispose of a 1989 Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         In the case of 1989 Bonds registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of 1989 Bonds held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such 1989 Bonds as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of beneficial owners, must submit evidence, satisfactory to the Corporate Trustee, that it holds 1989 Bonds on behalf of such beneficial owners and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in any such 12 month period does not exceed $25,000.

         In the case of any 1989 Bonds which are presented for redemption in part only, upon redemption the Company shall execute and the Corporate Trustee shall authenticate and deliver to or on the order of the holder of such 1989 Bonds, without service charge, a new 1989 Bond(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the 1989 Bonds so presented.

         In the case of any 1989 Bonds or portion thereof which are presented for redemption by a holder and which have not been redeemed at the time the Company gives notice of its election to redeem 1989 Bonds at its option, such 1989 Bonds or portion thereof shall first be subject to redemption by the Company at its option as described above and if any such 1989 Bonds or portion thereof are not redeemed by the Company they shall remain subject to redemption pursuant to presentment by the holder.

         Any 1989 Bonds presented for redemption by the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Corporate Trustee (a) in cases other than by reason of death of a holder, prior to December 15, 1992, in the case of the initial period, or prior to December 15 in the case of any subsequent 12 month period, or (b) prior to the issuance of a check in payment thereof in the case of 1989 Bonds presented by reason of the death of a holder.

         If the Company shall deposit with the Corporate Trustee in trust funds sufficient to pay the principal of all of the 1989 Bonds, or such of the 1989 Bonds as have been or are to be called for redemption, any premium, if any, thereon, and all interest payable on such 1989 Bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from and after said date (or prior thereto as provided in the Indenture), such 1989 Bonds shall no longer be entitled to any lien or benefit under the Indenture and, as respects the Company's liability thereon, such 1989 Bonds shall be deemed to have been paid.

         To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the Bondholders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than 66 2/3% in principal amount of the 1989 Bonds then Outstanding. Notwithstanding the foregoing, no supplemental indenture shall, without the consent of the holder of each Outstanding 1989 Bond affected thereby, change the Stated Maturity of the principal of, or any installment of interest on any 1989 Bond, or reduce the principal amount thereof or the rate of interest thereon, permit the creation of any mortgage or other lien ranking prior to or on a parity with the Lien of the Indenture, deprive the holder of any 1989 Bond of the Lien of the Indenture, reduce the percentage of the aggregate principal amount of Outstanding 1989 Bonds, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

Notwithstanding the foregoing, no consent of the Bondholders shall be required in order for the Company to enter into any supplemental indentures for the purpose of adding, releasing and/or substituting property subject to the Lien of the Indenture pursuant to the terms of the Indenture.

         If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and all interest accrued on all the 1989 Bonds at any such time Outstanding under the Indenture may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in principal amount of the 1989 Bonds then Outstanding.

         The 1989 Bonds are issuable as registered Bonds without coupons in denominations of integral multiples of $1,000. Subject to the provisions of the Indenture, the transfer of this 1989 Bond is registerable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the main office of Boatmen's Trust Company, in St. Louis, Missouri, on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this 1989 Bond duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Corporate Trustee, and thereupon a new fully registered Bond of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

         Prior to due presentment for registration of transfer, the Company, the Trustees, or either of them, any Bond Co-Registrar, or any agent of the Company, the Trustees or either of them may deem and treat the person in whose name this 1989 Bond shall be registered at any given time upon the Bond Register as the absolute owner of this 1989 Bond for the purpose of receiving any payment of, or on account of, the principal and interest on this 1989 Bond and for all other purposes whether or not this 1989 Bond be overdue; and neither the Company nor the Trustees, nor either of them, nor any agent of the Company, the Trustees or either of them shall be bound by any notice to the contrary.

         No recourse under any obligation, covenant or agreement contained in the Indenture or in any Bond, or because of the creation of the indebtedness represented hereby, shall be had against any organizer, any past, present or future subscriber to the limited partnership interests, any limited partner of the Company, or any officer or director of any corporate general partner of the Company, as such under any rule of law, statute or constitution.

         In any case where the date fixed for the payment of principal or interest on any of the 1989 Bonds or the date fixed for redemption thereof shall not be a business day, then payment of such principal or interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date fixed for such payment or redemption, and no interest shall accrue for the period from or after such date.

     This 1989 Bond shall be governed by the laws of the State of Tennessee as to all matters, including but not limited to matters of validity, construction, effect and performance.

     All terms used in this 1989 Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             [END OF FORM OF BONDS]

     All acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Corporate Trustee as provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Bonds have in all respects been duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Bonds;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises, the acceptance by the Trustees of the trusts hereunder, the purchase and acceptance of the Bonds by the Holders thereof, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest and any other sums payable on, the Bonds, according to their tenor and effect, and to declare the provisions upon and subject to which the Bonds are to be issued and secured, has executed and delivered this Indenture, and has Granted and by this Indenture does Grant unto the Trustees (but in the case of the Corporate Trustee, only to the extent of its legal qualification under the laws of the particular jurisdiction to receive and hold property located therein for the purposes hereof), and to their successors in the trusts hereunder and assigns forever, the following, and all of the Company's estate, right, title, interest, claim and demand therein, thereto and thereunder (including, without limitation, any and all rights of the Company or with respect thereto to make claim for, collect, receive and receipt for any and all income, revenues, issues and profits and other moneys payable or receivable thereunder or with respect thereto (other than accounts receivable and payments under third party reimbursement programs), to bring Proceedings thereunder or for the specific or other enforcement thereof or with respect thereto, in the name of the Company, or otherwise, and to do any and all things which the Company is or may be or become entitled to do thereunder or with respect thereto; provided, however, that no obligation of the Company under the provisions thereof or with respect thereto shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon the trustees):

                             GRANTING CLAUSE FIRST

                                 DEPOSITED CASH

The Deposited Cash delivered to the Trustee contemporaneously with the execution of this indenture as referred to in Section 5.01 hereof or at any time and from time to time delivered to or held by the Trustee pursuant to this Indenture.

                             GRANTING CLAUSE SECOND

                         Mortgaged and Pledged Property

     All right, title and interest of the Company, whether now owned or hereafter acquired, in and to real property described on Exhibit A to this Indenture attached hereto, and any other property which may from time to time, by delivery to the Trustees or by Mortgage or any other instrument, be subjected to the Lien of this Indenture by the Company or any Operating Subsidiary, or otherwise with the consent of the Company, or which may come into the possession or become subject to the control of the Trustees and to be subject to the Lien of the Indenture pursuant to Articles 5 and 10 hereof, including without limitation any and all right, title and interest, under leases or otherwise, in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed upon said property or any part thereof, including all their right, title and interest in and to all furniture, furnishings, equipment and fixtures of every kind and nature whatsoever on said premises or in any building now or hereafter standing on said property, or any part thereof, and the reversion or reversions, remainder or remainders, in and to said property and each and every part thereof, and together with the entire interest of the Company or any Operating Subsidiary, in and to all and singular the tenements, hereditaments, easements, rights, privileges and appurtenances to said property belonging or in any wise appertaining thereto, and all their right, title and interest in and to any streets, ways, alleys, or strips of land adjoining said property or any part thereof, and all the estate, right, title, interest, claim or demand whatsoever of the Company or any Operating Subsidiary either in law or in equity, in possession or expectancy, of, in and to said property, it being the intention of the parties hereto that so far as may be permitted by law, all tangible property now owned or hereafter acquired by the Company or any Operating Subsidiary, or in which either of same has an interest, and affixed to, attached to, placed upon, or used in any way in connection with the enjoyment, occupancy or operation of said property shall be deemed to be, and shall be considered as fixtures and appurtenances to, such real property.

                             GRANTING CLAUSE THIRD

                    RENTS, ISSUES, PROFITS AND OTHER INCOME

     All rents, issues, profits and other incomes (other than accounts receivable and payments under third party reimbursement programs) from the property and interests in property now or hereafter subject to the Lien of this Indenture, or intended so to be.

                            GRANTING CLAUSE FOURTH

                       Other and After-Acquired Property

     Any and all moneys and other property which may from time to time, by delivery to the Trustees or by any instrument, be subjected to the Lien of this Indenture by the Company or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of the Trustees pursuant to this Indenture or any indenture supplemental hereto, it being the intention of the Company and the Trustees and it being hereby agreed by them that all property hereafter acquired by the Company and required to be subjected to the Lien of this Indenture or intended so to be shall forthwith upon the acquisition thereof by the Company be as fully embraced within the Lien of this Indenture as if such property were now owned by the Company and were specifically described in this Indenture and Granted hereby or pursuant hereto; and the Trustees are hereby authorized to receive any and all such property as and for additional security for the payment of the Bonds and all other sums secured or intended to be secured hereby.

                          EXCEPTIONS AND RESERVATIONS

     Notwithstanding any provision herein to the contrary, unless and until an Event of Default shall have occurred and be continuing, it is not intended to subject to the Lien of this Indenture, and such Grant shall not be deemed to apply to any rents, issues, profits or other income from the Mortgaged and Pledged Property; but, upon the happening and during the continuance of any Event of Default, all such rents, issues, profits and other income (other than accounts receivable and payments under third party reimbursement programs shall immediately become subject to the Lien of this Indenture to the extent permitted by law and the Trustees shall be entitled to receive and collect all sums payable thereunder and to apply the net moneys so received as in Article 12 provided.

     TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustees, their successors in the trusts hereunder and assigns, forever;

     SUBJECT, HOWEVER, to Permitted Encumbrances;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal pro rata benefit and security of all and every of the Bonds issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture, without preference, priority or distinction as to lien of any of said Bonds over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, it being intended that the lien and security of all of said Bonds of all series issued or to be issued hereunder shall take effect from the date of this Indenture, and that the lien and security of this Indenture shall take effect from the date hereof as though all of the Bonds of a series were actually authenticated and delivered and issued upon such date.

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, as more fully provided in this Indenture, shall pay or cause to be paid, the principal of and the interest on said Bonds, together with the premium, if any, payable on such of said Bonds as may have been called for redemption prior to Stated Maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Corporate Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Bonds to be authenticated, delivered and issued hereunder are, and all moneys and other property subject or to become subject hereto is, to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustees and their successor or successors in such trust, for the equal and ratable benefit of those who shall be the lawful Holders of the Bonds or any of them as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     SECTION 1.01. The terms defined in this Article 1 shall except as herein otherwise expressly provided) for all purposes of this Indenture, have the respective meanings specified in this Article and include the plural as well as the singular. Any term defined in the Trust Indenture Act of 1939, either directly or by reference therein, and not defined in this Indenture, unless the context otherwise specifies or requires, shall have the meaning assigned to such term therein as in force on the date of this Indenture.

     "Act" when used with respect to any Bondholder has the meaning specified in Section 20.05.

     "Affected" has the meaning specified in Section 19.02.

     "Affiliate" means any General Partner of the Company and any other person which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Company. A person shall be deemed to control a corporation, partnership or other entity, for the purpose of this definition, if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Application" means a written instrument requesting the Trustees, or one of them, to take action under a section of this Indenture specified in such instrument, and shall consist of, and not be deemed to be made or complete until the Trustees, or one of them, as the case may be, shall have been furnished with such funds, instruments, certificates and opinions as may be required by this

Indenture to establish the right of the person making such Application to have such action taken by the Trustees, or one of them, and shall be signed in the name of the Company by its Managing General Partner, by the Chairman of the Board, Vice Chairman of the Board, President or any Vice President of the Managing General Partner and its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and delivered to the Corporate Trustee.

     "Authenticating Agent" means the agent of the Corporate Trustee which at the time shall be appointed and acting pursuant to Section 16.16.

     "Board of Directors" or "Board" mean either the Board of Directors of the Managing General Partner of the Company or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question.

     "Bond" or "Bonds" mean one or more of the bonds comprising the Company's issue of First Mortgage Bonds issued, authenticated and delivered under this Indenture.

     "Bond Co-Registrar" has the meaning specified in Section 2.05.

     "Bond Register" and "Bond Registrar" have the respective meanings specified in Section 2.05.

     "Bondable Amount" means, with respect to the property described in an Officers' Certificate delivered to the Corporate Trustee pursuant to Section 5.03, the amount so specified in such Officers' Certificate as the Bondable Amount of such Property; provided, however, that (i) for purposes of property upon which the Company shall construct all or substantially all of the improvements within six (6) months prior to the time such property is to become a Mortgaged and Pledged Property, and for purposes of improved property purchased in an arm's length transaction by the Company or an Operating Subsidiary after the date of this Indenture that is to become a Mortgaged and Pledged Property within six (6) months after the date of such purchase, the Bondable Amount so specified shall not be greater than an amount equal to the greater of 80% of (A) the Capitalized Cost of such Property and (B) the Fair Value of such Property; (ii) for purposes of the Mortgaged and Pledged Property described on Exhibit A attached hereto, Bondable Amount so specified shall be the value set forth on such Exhibit A with respect to each such Mortgaged and Pledged Property; (iii) for purposes of property upon which the Company shall construct improvements with a Capitalized Cost in excess of $400,000 after such property becomes a Mortgaged and Pledged Property, the Bondable Amount of such improvements so specified shall not be greater than an amount equal to the greater of 80% of (A) the Capitalized Cost of such improvement and (B) the Fair Value of such improvements; and (iv) for purposes of property that is not described in subdivisions (i), (ii) or (iii) hereof, the Bondable Amount so specified shall be an amount equal to 80% of the Fair Value of such property.

     "Bondholder," "Holder of the Bonds," "Holder" or "holder" or other similar terms mean any person in whose name, as of any particular date, a Bond is registered on the Bond Register.

     "business day" means any day which is not a Saturday, Sunday or other day on which banking institutions in the State in which the Corporate Trustee shall maintain its principal office are authorized or obligated by law or required by executive order to close.

     "capital stock" includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any corporation.

     "Capitalized Cost" means, with respect to the Mortgaged and Pledged Property, the aggregate of the costs incurred (otherwise than by incurring, or acquiring property subject to, obligations or indebtedness secured by purchase money mortgages, other purchase money liens, purchase money security agreements, chattel mortgages, conditional sale agreements or other title retention agreements) by the owner of such Mortgaged and Pledged Property, for and in connection with the acquisition, construction or development of such Mortgaged and Pledged Property, and charged and properly chargeable to the land, buildings and building improvements accounts of such owner in accordance with generally accepted accounting principles, including, without limitation, charges for labor, salaries, overhead, materials, supplies, machinery, equipment, furniture, furnishings, apparatus, interest during construction and commitment fees, taxes, engineering, accounting and legal expenses, superintendence, insurance, casualty liabilities, rentals, start-up expenses, financing charges and expenses and all other items in connection with such acquisition, construction or development and so charged and properly so chargeable, after deducting therefrom (A) all net amounts realized by such owner as salvage on any items the cost of which shall have been included in Capitalized Cost, (B) all net proceeds of insurance in respect of loss or damage to any items the cost of which shall have been included in Capitalized Cost and (C) all provisions for amortization recorded on the Company's books, depreciation, depletion and obsolescence which shall have been included in Capitalized Cost; provided, however, that in determining Capitalized Cost, operating or maintenance expenses and interest on any indebtedness except interest during construction shall not be included; and provided further, that Capitalized Cost shall not include fees and expenses incurred in connection with the offer and sale of Bonds and deducted from the proceeds from the sale thereof pursuant to Section 5.01 hereof.

     "Certified Resolution" means a copy of a resolution or resolutions certified, by the Secretary or an Assistant Secretary of the corporation referred to, as having been duly adopted by the Board of Directors of such corporation or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question and to be in full force and effect on the date of such certification.

     "common stock" means any capital stock of a corporation which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of capital stock of such corporation.

     "Company" shall mean and include National HealthCorp L.P. and also any limited partnership that shall have become a successor limited partnership in compliance with Article 15.

     "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by its Managing General Partner, by the Chairman of the Board, Vice-Chairman of the Board, President or any Vice President of the Managing General Partner and its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and delivered to the Corporate Trustee.

     "Current," when used with respect to an M.A.I. Appraisal or any certificate or opinion relating to the value of any property, means an M.A.I. Appraisal, certificate or opinion, as the case may be, dated as of a date not more than 180 days (or not more than ten days in the case of any certificate or opinion relating to the value of securities) prior to the delivery thereof pursuant to any provision of this Indenture, which M.A.I. Appraisal, certificate or opinion shall reflect the values reported therein as of its date.

     "Daily Newspaper" shall mean a newspaper in the English language of general circulation in the relevant area and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays. Whenever successive weekly publications in a Daily Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Daily Newspapers.

     "date of this Indenture" means October 15, 1989.

     "day" means a calendar day.

     "Debt," with respect to any corporation or partnership, shall include all obligations of such corporation or partnership, contingent and otherwise, which is in accordance with generally accepted accounting principles would be classified upon a balance sheet of such corporation or partnership as liabilities of such corporation or partnership, other than deferred income taxes.

     "Default" means any act or occurrence of the character specified in
Section 12.01, but excluding any notice or lapse of time, or both, specified therein.

     "Defaulted Interest" has the meaning specified in Section 2.01.

     "Deposited Cash" means cash deposited with, or paid to, the Corporate Trustee under the provisions of Sections 5.01, 6.10, 10.02 and 10.03, but in the absence of an Event of Default, shall not include the net income or profit realized by the Corporate Trustee from investment of Deposited Cash pursuant to
Section 20.02.

     "Event of Default" means any act or occurrence of the character specified in Section 12.01.

     "Executive Officer" means, with respect to any corporation or the Company, the Chairman of the Board, the Vice Chairman of the Board, the President, the

Executive Vice President, any other Vice President or the Treasurer of such corporation.

    "Fair Value," when used with respect to any property or properties, means the fair value of the parcel of land, buildings and improvements thereon, as shown on a Current M.A.I. Appraisal.

     "Fundamental Structural Change" means the occurrence of any one or more of the following: (i) the Company or any other person (other than any person that owns 5% or more of the Units as of the date of this Indenture) which owns, directly or indirectly, a majority of the Units of the Company (each such person being a "Holding Company") shall consolidate with or merge into any other corporation or partnership, or convey, transfer or lease all or substantially all of its assets to any person; (ii) any person shall consolidate with or merge into the Company or any Holding Company pursuant to a transaction in which at least a majority of the Units of the Company or the common stock or partnership interests of such Holding Company then outstanding are changed or exchanged; (iii) any person shall purchase or otherwise acquire in one or more transactions beneficial ownership of 50% of more of the Units of the Company or of the common stock or partnership interests of any Holding Company outstanding on the date immediately prior to the last such purchase or other acquisition;
(iv) the Company or any Subsidiary shall purchase or otherwise acquire in one or more transactions during the 12 month period preceding the date of the last such purchase or other acquisition an aggregate of 30% or more of the Units of the Company outstanding on the date immediately prior to the last such purchase or acquisition; (v) any Holding Company or any Subsidiary of such Holding Company (including the Company) shall purchase or otherwise acquire in one or more transactions during the 12 month period preceding the date of the last such purchase or other acquisition an aggregate of 30% or more of the common stock of such Holding Company outstanding on the date immediately prior to the last such purchase or other acquisition; or (vi) the Company or any Holding Company shall make a distribution of cash, property or securities (other than regular periodic cash distributions at a rate which is consistent with past practice) to holders of Units or to holders of common stock of such person (including by means of dividend, reclassification or recapitalization) which, together with all other such distributions during such 12 month period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Units of the Company or the common stock of such person outstanding on the date immediately prior to such distribution; provided, however, that notwithstanding the foregoing, "Fundamental Structural Change" shall not include the reincorporation of the Company as a corporation where all Unitholders become shareholders on a pro rata basis and no other persons other than option holders or holders of convertible securities of the Company become shareholders in such transaction.

     "General Partner" means each of NHC, Inc., a Tennessee corporation and the Managing General Partner of the Company; National Health Corporation, a Tennessee corporation and the Administrative General Partner of the Company; and W. Andrew Adams, the Special General Partner of the Company.

     "Grant" means grant, bargain, sell, alienate, mortgage, pledge, deposit, grant a security interest in, convey, assign, transfer and set over and the term "Granted" has the meaning correlative to the foregoing.

     "Hazardous Substances" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations or ordinances may be amended from time to time, including, without limitation, asbestos in friable form and petroleum products.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent," when applied to any described person, shall mean such person who (1) is in fact independent, (2) does not have any substantial interest, direct or indirect, in the Company, in an Operating Subsidiary, in any other obligor upon the Bonds, or in any Affiliate of the Company, an Operating Subsidiary or any such obligor, and (3) is not connected with the Company, with an Operating Subsidiary, with any such other obligor, or with any Affiliate of the Company, of an Operating Subsidiary or of any such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any such independent person's opinion or certificate shall be furnished to the Corporate Trustee, such person shall be appointed by a Certified Resolution and approved by the Corporate Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer is "Independent" within the meaning thereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Bonds.

     "lessor" shall mean any lessor of a parcel or parcels of land which are leased by the Company or a Subsidiary under a lease wherein such lessor agrees to subordinate his interest therein to the Lien of this Indenture as security for all the Bonds.

     "Lien of this Indenture" and terms of like import mean the security title or other interest or charge Granted to the Trustees by this Indenture or any deed to secure debt (including the after-acquired property clauses hereof) or by any subsequent Grant hereunder or pursuant hereto or by any deed to secure debt to the Trustees (whether made by the Company, an Operating Subsidiary or any other person) or otherwise created, constituting any property a part of the security held by the Trustees for the equal and ratable benefit of the Holders of the Bonds.

     "M.A.I. Appraisal" shall mean a written report of an appraisal by an M.A.I. Appraiser showing the Fair Value of the parcel of land, buildings and improvements thereon. Each M.A.I. Appraisal shall include the statements provided for in Section 20.04 hereof, if and to the extent required by the provisions thereof.

     "M.A.I. Appraiser" shall mean an Independent appraiser, selected by the Company and approved by the Corporate Trustee, (a) who is a Member of the American Institute of Real Estate Appraisers, or any successor of such Institute or, in the event that such Institute or successor shall no longer exist, any other comparable association of real estate appraisers satisfactory to the Corporate Trustee, and (b) after July 1, 1991, who is certified as a certified real estate appraiser under the laws of the state in which the property is located (if such certification laws are in effect). The acceptance by the Corporate Trustee of a report by an appraiser shall be sufficient evidence of such approval.

     "main office" with reference to the Corporate Trustee shall mean the principal corporate trust office of the Trustee, which office is, on the date of this Indenture, located at 510 Locust Street, St. Louis, Missouri.

     "maturity" or "mature," when used with respect to any Bond, means the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption at the option of the Company pursuant to Section 3.01(E) or presentment for repayment as provided in Section 3.01(F) hereof, or otherwise.

     "Mortgage" means any mortgage, deed of trust, deed to secure debt, security agreement or other similar instrument, as the same may be amended or supplemented from time to time by a supplemental mortgage or any other instrument supplemental thereto as permitted thereby and hereby, relating to a Property, from the Company or an Operating Subsidiary, as the case may be, to the Trustees and for the equal and ratable benefits of the holders of Bonds pursuant to this Indenture.

     "Mortgaged and Pledged Property" means as of any particular time all moneys and other property which at said time is subject or intended to be subject to the Lien of this Indenture whether such Lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustees hereunder or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Managing General Partner of the Company, and delivered to the Corporate Trustee. Each such certificate, to the extent required, shall comply with the provisions of
Section 20.04 hereof. Wherever this Indenture requires that an Officers' Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Managing General Partner of the Company and shall be acceptable to the Corporate Trustee.

     "Operating Subsidiary" means any subsidiary of the Company which acquires any part of the Trust Estate.

     "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company and shall be acceptable to the Corporate Trustee. Each such opinion to the extent required, shall comply with the provisions of Section
20.04 hereof.

     "Original Issue Date" with respect to any Bond (or portion thereof) means the earlier of (a) the date of such Bond or (b) the date of any Bond (or portion thereof) for which such Bond was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "Outstanding" means, as of the date of determination, all Bonds which theretofore shall have been authenticated and delivered by the Corporate Trustee under this Indenture, except (1) Bonds theretofore cancelled by the Corporate Trustee or delivered to the Corporate Trustee for cancellation, (2) Bonds or portions thereof for the payment or redemption of which money in the necessary amount shall have been deposited with the Corporate Trustee or any paying agent in trust for the Holders of the Bonds; provided, however, that in the case of redemption, any notice required shall have been given or have been provided for to the satisfaction of the Corporate Trustee, and (3) Bonds in exchange or substitution for and/or in lieu of which other Bonds have been authenticated and delivered under any of the provisions of this Indenture. Notwithstanding the foregoing provision of this paragraph, Bonds in exchange or substitution for and/or in lieu of which other Bonds have been authenticated and delivered under Section 2.09 hereof and which have not been surrendered to the Corporate Trustee for cancellation or the payment of which shall not have been duly provided for, shall be deemed to be Outstanding, In determining whether the Bondholders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company, including any Subsidiary, or such other obligor shall be disregarded and deemed not Outstanding, except that, in determining whether the Corporate Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Corporate Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Corporate Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or a Subsidiary or such other obligor.

     "paying agent" means any person authorized by the Company to pay the principal or, premium, if any, and interest on any bonds on behalf of the Company.

     "Permitted Encumbrances" means, with respect to any property, but only to the extent applicable to such property: (A) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting such property to (1) terminate such right, power, franchise, grant, license or permit, provided that the exercise of such right would not materially impair the use of such property or materially adversely affect the value thereof or (2) purchase, condemn or appropriate such property; (B) any liens thereon for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with such property, which are not due and payable or which are not delinquent or which, or the amount or validity of which, are being contested in good faith by proper Proceedings or otherwise preliminary to the institution of a Proceeding; (C) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in the title to such property (including, without limitation, leases in the ordinary course of business if, in the case of any such lease of any portion of the Property which is subject to the Lien of this Indenture (other than immaterial personal property leases), such lease is subordinate to the Lien of this Indenture) which do not materially impair the use of such property as a long-term health care center or materially adversely affect the value thereof as a long-term health care center; (D) rights reserved to or vested in any municipality or public authority to control or regulate such property or to use property in any manner, which rights do not materially impair the use of such property or materially adversely affect the value thereof; (E) the Lien of this Indenture and of any Mortgage; (F) liens which are by their terms made expressly junior to the Lien of this Indenture;
(G) Uniform Commercial Code financing statements with respect to furniture, fixtures or equipment that encumber such property at the time such property becomes subject to the Lien of this Indenture; and (H) any lien for the satisfaction and discharge of which a sum of money deemed adequate by the Corporate Trustee is on deposit with the Corporate Trustee.

     "person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

     "place of payment" means such place as designated in Section 2.01 hereof.

     "predecessor Bond" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

     "Proceeding" means any suit in equity, action at law or other legal, equitable, administrative or similar proceeding.

     "Redemption Date," when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Regular Record Date" has the meaning specified in Section 2.0.

     "Responsible Officers" of the Corporate Trustee means the Chairman of the Board of Directors, every Vice Chairman of the Board of Directors, the President, the Chairman or any Vice Chairman of the Executive Committee of the Board, the Chairman of the Trust Committee, every Vice President, every Assistant Vice President, the Cashier, every Assistant Cashier, the Secretary, every Assistant Secretary, the Treasurer, every Assistant Treasurer, every Trust officer, every Assistant Trust Officer, the Controller, every Assistant Controller, and every other officer and assistant officer of the Corporate Trustee customarily performing functions similar to those performed by the persons who at the time shall be any such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge and familiarity with a particular subject.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Corporate Trustee pursuant to Section 2.01.

     "Stated Maturity," when used with respect to any Bond or any installment of interest thereon, means the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable.

     "Subsidiary" means any corporation or limited partnership more than 50% of whose shares of stock or limited partnership units having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation, or general partner in the case of a limited partnership, irrespective of whether or not at the time stock or limited partnership units of any other class or classes shall or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by the Company.

     "supplemental indenture" or "indenture supplemental hereto" mean any indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

     "Trustees" means the Corporate Trustee and the Individual Trustee. Unless otherwise expressly provided otherwise in this Indenture or unless the context otherwise expressly requires, any reference to the Trustees shall refer to either of them. The powers of the Individual Trustee are limited by Section 16.13(D) hereof.

     "Trust Estate" means all moneys and other property subject or intended to be subject to the Lien of this Indenture as of any particular time.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force at the date of which this instrument was executed.

     "Unit" means any limited partnership interest of the Company.

     All accounting terms used in this indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles and practices employed at the time by the Company.

                                  ARTICLE 2.

                 DESCRIPTION, EXECUTION, REGISTRATION, TRANSFER
                             AND EXCHANGE OF BONDS

     SECTION 2.01. All Bonds shall be issued in definitive, fully registered form without coupons. The Bonds, at the election of the Board of Directors as authorized by a Certified Resolution, may be issued in one or more series, shall be designated generally as _ % First Mortgage Bonds of the Company. With respect to the Bonds of any particular series, the Company may incorporate in, add to or delete from the general title of such Bonds any words, letters or figures designed to distinguish that series, as the Board of Directors may determine. Each Bond shall bear on the face thereof the designation so selected for the series to which it belongs.

     All Bonds shall be dated the date of authentication thereof by the Corporate Trustee and shall bear interest, payable quarterly, from the Interest Payment Date to which interest on the Bonds of the respective series being authenticated has been paid next preceding the authentication date thereof, unless such authentication date is an Interest Payment Date to which interest has been paid, in which case they shall bear interest from such authentication date, or if no interest has been paid on such Bonds of the respective series being authenticated since the Original Issue Date of such Bonds, from such Original Issue Date or such other date as shall be fixed for the respective series of Bonds by this Indenture or any indenture supplemental hereto creating a series of additional Bonds. Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on Bonds of a particular series, all Bonds of such series authenticated by the Corporate Trustee between the Regular Record Date (as hereinafter defined) for any Interest Payment Date for such series and such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such Interest Payment Date, then any such Bond shall bear interest from the Interest Payment Date next preceding the date of such Bond of such series to which interest on the Bonds has been paid, or if no interest has been paid on such Bonds since the Original Issue Date of such Bonds from such Original Issue Date or from such other date as shall have been fixed for the respective series of Bonds by this Indenture or any supplemental indenture hereto creating such series of additional Bonds as aforesaid.

     Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond (or one or more predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest as specified in this
Section 2.01. The term "Regular Record Date" with respect to (A) a regular quarterly Interest Payment Date for the Bonds shall mean the close of business on the first day of the month (whether or not a business day) next preceding such Interest Payment Date and (B) a regular Interest Payment Date as shall be established as such record date by the supplemental indenture creating such series of additional Bonds; provided, however, that such date shall not be more than 20 nor less than ten days preceding such Interest Payment Date.

     Any interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Bonds (or their respective predecessor Bonds) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Corporate Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Corporate Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Corporate Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Corporate Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 20 nor less than ten days prior to the date of the proposed payment and not less than 35 days after the receipt by the Corporate Trustee of the notice of the proposed payment. The Corporate Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder as his address as it appears in the Bond Register, not less than ten days prior to such Special Record Date. The Corporate Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a Daily Newspaper in each place of payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds (or their respective predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Corporate Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Corporate Trustee.

          Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

     The principal of and the premium, if any, and the interest on the Bonds shall be paid at the office or agency of the Company which shall be located at the main office of the Corporate Trustee (the "place of payment") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Bonds may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Bond Register.

     SECTION 2.02. Subject to Section 2.01 and to the provisions of this Indenture with respect to the Bonds, the Bonds of any series, as may be determined by the Board of Directors in a Certified Resolution:

          (A) Shall bear interest at such rate or rates and be payable as to principal, premium, if any, and interest at such time or times, and at such place or places, as may be so determined and expressed in such Bonds;

          (B) Shall be in such denominations as may be so determined;

          (C) May be limited as to the maximum principal amount thereof which may be authenticated and delivered by the Corporate Trustee or which may be at any one time Outstanding, and an appropriate insertion in respect of such limitation may, but need not, be made in the Bonds of such series;

          (D) May contain such other lawful provisions, if any, as so determined with respect to the payment of principal or interest or both thereby represented without deduction for or the reimbursement of such taxes, assessments or governmental charges as may be specified therein or in an indenture supplemental hereto creating such series, and otherwise with respect to relieving the holder from payment of such taxes, assessments or governmental charges;

          (E) May contain such provisions, if any, for the redemption thereof, at the option of the Company or holders thereof, at such redemption price or prices, at such time or times, in such manner and upon such other terms and conditions as may be so determined and expressed or referred to in such Bonds;

          (F) May be convertible into or exchangeable for, at the option of the holders thereof, Units or capital stock of any class of the Company or of any other limited partnership or corporation, as the case may be, at such times, upon such terms and conditions and subject to such adjustments as may be so determined and expressed or referred to in such Bonds or in an endorsement thereon;

          (G) May contain such provisions, if any, for the establishment of a purchase, sinking, amortization, improvement, or analogous fund therefor, in such amounts, at such time or times, in such manner and upon such other terms and conditions, and for the retirement or redemption of such Bonds by the operation of any such fund or otherwise, at such price or prices, in such amounts, at such time or times, in such manner and upon such other terms and conditions, as may be so determined and expressed or referred to in such Bonds;

          (H) May contain such provisions, if any, with respect to serial maturities, interest rate or rates (if they are of serial maturities), payment of interest only in the event of specified contingencies or events, anticipation of maturity on the happening of specified events, and such other special terms and conditions, not contrary to the provisions hereof, as may be so determined;

          (I) Shall be in the form provided in the supplemental indenture executed with respect to Bonds of such series, which form shall be in substantially the same form as is set forth in the recitals hereto with respect to the Bonds, with such omissions therefrom, variations therein and additions thereto as shall be so determined;

          (J) May have attached thereto or printed on the reverse side thereof Unit purchase warrants, as and when directed by the Company and in such form as the Company shall prescribe, and neither the Trustees nor any Bond Registrar shall have any responsibility with respect to any such warrant or the validity or execution or sufficiency thereof;

          (K) May provide for the exchange of the Bonds of such series, at the option of the Holders thereof and upon surrender thereof to the Corporate Trustee, for or into new Bonds of a different series; and

          (L) May provide for the exchanging of Bonds of such series, at the option of the Holders thereof and upon surrender thereof to the Corporate Trustee, for other Bonds of the same series of the same aggregate principal amount of a different authorized kind or authorized denomination or denominations.

     SECTION 2.03. Bonds may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Bond or Bonds for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provision of this Indenture, as may be determined by the Company or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or in order to comply with the rules and regulations of any stock exchange upon which the Bonds are or to be listed or to conform with any usage with respect thereto.

     SECTION 2.04. Each Bond shall be signed in the name and on behalf of the Company by its Managing General Partner. The signature of an officer of the Managing General Partner may, if permitted by law, be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Bonds. In case any officer of the Managing General Partner of the Company who shall have Signed, or whose facsimile signature shall be borne by, any of the Bonds shall cease to be such officer of the Managing General Partner of the Company before the Bonds so executed shall be actually authenticated and delivered by the Corporate Trustee, such Bonds shall nevertheless bind the Company and may be authenticated and delivered as though the person whose signature appears on such Bonds had not ceased to be such officer of the Managing General Partner of the Company.

     SECTION 2.05. The Company shall keep or cause to be kept at the main office of the Corporate Trustee books for the registration of transfer of Bonds issued hereunder (herein sometimes referred to as the "Bond Register") and upon presentation for such purpose at such office the Company will register or cause to be registered the transfer therein, under such reasonable regulations as it may prescribe, of such Bonds. The Corporate Trustee is hereby appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. The Company may appoint one or more "Bond Co-Registrars" for such purpose as the Board of Directors may determine where Bonds may be presented or surrendered for registration, registration of transfer or exchange (which place or places may, but need not, be recited in the Bonds of the relevant series) and such books, at all reasonable times, shall be open for inspection by the Corporate Trustee.

     SECTION 2.06. Whenever any Bond issue hereunder shall be surrendered to the Company at an office or agency referred to in Section 6.06 hereof, for registration of transfer or exchange, duly endorsed or accompanied by a proper written instrument or instruments of assignment and transfer thereof or for exchange in form satisfactory to the Company and the Corporate Trustee, or any Bond Registrar or Bond Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, the Company shall execute, and the Corporate Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in the name of the designated transferee, as the case may require, of the same series and with the same Stated Maturity and for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

     The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or transfer of Bonds other than exchanges pursuant to Section 2.07 or 19.05 not involving any transfer. No service charge will be made for any such transaction.

     The Company shall not be required to issue or to make registrations of transfer or exchanges of Bonds for a period of 15 days next preceding the date of any selection of Bonds to be redeemed. The Company shall not be required to issue or to make registrations of transfer or exchanges of any Bonds which have been selected for redemption in whole or in part, except in the case of any Bond to be redeemed in part, for which the Company shall register transfers and make exchanges of the portion thereof not so to be redeemed.

     Upon delivery by any Bond Co-Registrar of a Bond in exchange for a Bond surrendered to it in accordance with the provisions of this Indenture, the Bond so delivered shall, subject to the provisions of Section 2.10, for all purposes of this Indenture be deemed -to be duly registered in the Bond Register; provided, however, that in making any determination as to the identity of persons who are Holders, the Trustees shall, subject to the provisions of section 16.02, be fully protected in relying on the Bond Register kept at the main office of the Corporate Trustee.

     SECTION 2.07. Pending the preparation of definitive Bonds the Company may execute and, upon Company Order, the Corporate Trustee shall authenticate and deliver temporary Bonds which may be printed, lithographed, typewritten, mimeographed or otherwise reproduced. Temporary Bonds shall be issuable in any authorized denomination, and substantially of the tenor of the definitive Bonds in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the officers of the Company executing such Bonds as evidenced by their execution of such Bonds. Every such temporary Bond shall be authenticated by the Corporate Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Bonds. If temporary Bonds are issued, without unreasonable delay, the Company will execute and deliver to the Corporate Trustee definitive Bonds and thereupon any and all temporary Bonds may be surrendered in exchange therefor, at the offices referred to in
Section 6.06, and the Corporate Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of authorized denominations. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

     SECTION 2.08. The Company, either Trustee or any agent of the Company or either Trustee may deem and treat (A) the registered Holder of any temporary Bond, and (B) the registered Holder of any definitive Bond, as the absolute owner of such Bond in accordance with Section 13.01.

     SECTION 2.09. In case any Bond shall become mutilated or be destroyed, lost or stolen, then upon the satisfaction of the conditions hereinafter set forth in this Section 2.09, the Company (i) shall, in the case of any mutilated Bond, and (ii) shall, in the case of any destroyed, lost or stolen Bond, in the absence of notice to the Company or the Corporate Trustee that such Bond has been acquired by a bona fide purchaser, execute, and upon the written request of the company, the Corporate trustee shall authenticate and deliver, a new Bond (which may bear such notation as may be required by the rules of any stock exchange upon which the Bonds are listed or are to be listed) of like tenor, series, maturity and principal amount bearing a number not contemporaneously outstanding, in exchange and substitution for and upon surrender and cancellation of the mutilated Bond or in lieu of and substitution for the Bond so destroyed, lost or stolen; provided, however, that if any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have been selected or called for redemption, the Company may instead of issuing a substituted Bond, pay such Bond without requiring the surrender thereof, except that such mutilated Bond shall be surrendered. The applicant for such substituted Bond shall furnish to the Company and to the Corporate Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Bond and shall furnish to the Company and to the Corporate Trustee and any Bond Registrar such security or indemnity as may be required by them to save each of them harmless, and, if required, shall reimburse the Company for all expenses (including any tax or other governmental charge and the fees and expenses of the Corporate Trustee) in connection with the preparation, authentication and delivery of such substituted bond, and shall comply with such other reasonable regulations as the Company, the Corporate Trustee, or either of them, may prescribe.

     Every new Bond issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

     The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

     SECTION 2.10. Subject to the qualifications hereinbefore set forth, the Bonds to be secured hereby shall be substantially of the tenor and effect set forth in the recitals hereto, and no Bonds shall be secured hereby or entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon an authentication certificate, substantially in the form set forth in the recitals hereto, executed by the Corporate Trustee; and such certificate on any Bond issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

     SECTION 2.11. All Bonds surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any person other than the Corporate Trustee, be delivered to the Corporate Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Corporate Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Corporate Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this section 2.11, except as expressly permitted by this Indenture. The Corporate Trustee shall deliver all cancelled Bonds held by it to the Company at least annually.

                                   ARTICLE 3

                                 THE 1989 BONDS

     SECTION 3.01. The initial series of Bonds to be executed, authenticated and delivered under and secured by this Indenture shall be the 1989 Bonds, which shall have the following terms and provisions:

          (A) The 1989 Bonds shall be designated as "   % First Mortgage Bonds
     due January 15, 2005" of the Company. The 1989 Bonds and the Corporate Trustee's authentication certificate to be endorsed thereon shall be substantially in the respective forms thereof set forth in the recitals hereto. The 1989 Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to all of the terms, conditions and covenants of, this Indenture.

          (B) The aggregate principal amount of the 1989 Bonds which may be executed by the Company and authenticated and delivered by the Corporate Trustee hereunder shall be limited to $20,000,000 principal amount, except as provided in Sections 2.06, 2.07, 2.09 and 8.05 hereof.

          (C) The 1989 Bonds shall be dated the date of authentication thereof by the Corporate Trustee; provided, however, that in the case of an issuance under Section 5.01 hereof, such authentication date shall be the date specified in a Company Order delivered to the Corporate Trustee pursuant to Section 5.01 hereof. The Stated Maturity of the 1989 Bonds is January 15, 2005. The 1989 Bonds shall bear interest annually at the rate set forth in their titles, payable quarterly on January 15, April 15, July 15, and October 15 of each year, from the Interest Payment Date next preceding the date of such Bond to which interest on the Bonds has been paid (unless the date of such Bond is the date to which interest on the Bonds has been paid, in which case from the date of such Bond), or, if no interest has been paid on the Bonds since the Original Issue Date of such Bond, from such Original Issue Date, until payment of the principal thereof becomes due, and at the same rate per annum on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest; and shall be payable as to principal and interest at the main office of the Corporate Trustee and at such other office or agency as provided in this Indenture.

          (D) The definitive 1989 Bonds shall be fully registered bonds without coupons in denominations of integral multiples of $1,000, bearing appropriate serial numbers. Temporary 1989 Bonds may be issued in the same denominations as hereinabove provided in respect of definitive 1989 Bonds and shall be exchangeable as provided in Section 2.07 hereof.

          (E) The 1989 Bonds are subject to redemption at the option of the Company and in the manner and upon the notice hereinafter provided in
     Article 8 hereof.

          (F) The 1989 Bonds may be presented by the Holder for payment prior to maturity, and the Company will redeem the same, subject to the terms and conditions hereinafter provided in Article 9 hereof.

                                   ARTICLE 4

                    GENERAL PROVISIONS AS TO ISSUE OF BONDS

     SECTION 4.01. The aggregate principal amount of Bonds which may be executed by the Company and authenticated and delivered by the Corporate Trustee and secured by the Lien of this Indenture and Outstanding at any one time is limited as herein provided in Articles 3, 5 and 6 hereof. This Indenture shall be and constitute a continuing lien to secure the full and final payment of the principal of and the premium, if any, and the interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder. Subject to the terms with respect to any purchase or sinking fund or analogous provisions for any particular series of Bonds, all Bonds issued hereunder shall in all respects be equally and ratably secured hereby without preference, priority or distinction, as to lien or otherwise, on account of the actual time or times of the authentication and delivery or maturity of the Bonds, or any of them, so that all Bonds at any time Outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture, and shall all be equally and ratably secured hereby, with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same or any of them shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be authenticated and delivered under
Section 5.01 hereof, or may be authorized to be authenticated and delivered hereafter pursuant to other provisions of this Indenture.

     SECTION 4.02. Nothing contained in this Indenture shall limit the power of the Board of Directors of the Company to fix the price at which the Bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but any or all of said Bonds may be issued, exchanged, sold or disposed of upon such terms and for such considerations as the Board of Directors of the Company may deem appropriate.

     SECTION 4.03. Registered Bonds, without coupons, in addition to the $20,000,000 aggregate principal amount of the 1989 Bonds, and of one or more series, may from time to time be issued under this Indenture subject to the limitation that the aggregate principal amount of Bonds Outstanding at any time under this Indenture, shall not exceed 40,000,000.

                                   ARTICLE 5

              ISSUANCE OF BONDS AND APPLICATION OF DEPOSITED CASH

     SECTION 5.01. Bonds may from time to time be executed by the Company and delivered to the Corporate Trustee with an Application for Authentication pursuant to this Section 5.01. The Corporate Trustee shall thereupon authenticate and deliver to the Company such amount of Bonds as may be specified in said Application upon simultaneous receipt by the Corporate Trustee of (A) an amount equal to the proceeds from the sale of such Bonds (after deduction of all fees and expenses, including underwriting discounts, commissions and fees, payable by the Company and incurred in connection with the offer, sale and/or placement of such Bonds), as received by the Company from time to time, less any amount in respect of accrued interest on such Bonds, payable to the order of the corporate Trustee to be held in trust under this Indenture, which amount shall be specified in said Application, and (B) delivery of the documents specified in Section 5.02. The funds so delivered to the Corporate Trustee shall be held as Deposited Cash and retained by the Trustees as part of the Mortgaged and Pledged Property.

     The Corporate Trustee shall hold Deposited Cash or any portion thereof as provided in this Article 5. In the event that Deposited Cash or any portion thereof deposited with the Corporate Trustee which is permitted to be withdrawn pursuant to Section 5.03 is not so withdrawn for any reason, the Company by Company Order may instruct the Corporate Trustee to apply such unwithdrawn Deposited Cash, or any portion thereof, to the redemption of Bonds to the extent Bonds are redeemable.

     SECTION 5.02. Whenever requesting the authentication and delivery of Bonds under Section 5.01 the Company shall file with the Corporate Trustee:

          (A) A Certified Resolution of the Board of Directors of the Company authorizing the execution and requesting the authentication and delivery of the Bonds applied for in the principal amount therein specified, authorizing and designating such Bonds and specifying the officer or officers of the Company to whom or upon whose order such Bonds shall be delivered;

          (B)  An Opinion of Counsel stating that:

               (l) No order, authorization, consent, approval of or registration with any courts, administrative agencies, commissions or other public or governmental authority is necessary in connection with the issuance of such Bonds and the execution and delivery of the supplemental indenture pertaining thereto, if any, except:

                    (a) such which shall have been obtained under the
               Securities Act of 1933, as amended and the Trust Indenture Act;

                    (b) such as may be required under the securities or blue
               sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the underwriters of the Bonds; and

                    (c) such as may be required by healthcare authorities in
               connection with encumbering the Mortgaged and Pledged Property with the Lien of this Indenture,

          all of which are sufficient for said purposes and are valid and in full force and effect (subject to the matters set forth in Section 20.04(E)) and shall be evidenced by an appropriate writing of such authority, a copy of which shall accompany such Opinion of Counsel;

          (2) The issuance of such Bonds and the execution and delivery of this Indenture or any supplemental indenture pertaining thereto, if any, have been duly authorized by all requisite legal and partnership action (including any required limited partner authorization) on the part of the Company and are authorized by this Indenture;

          (3) The supplemental indenture has been duly executed, acknowledged and delivered by the Company to the Corporate Trustee and is a valid and binding legal obligation of the Company enforceable in accordance with all of its terms (subject to the matters set forth in Section 20.04(E));

          (4) The instruments delivered to the Corporate Trustee conform to the requirements of this Indenture; and

          (5) Such Bonds when issued will constitute a valid, binding and legal obligation of the Company and will be secured by this Indenture (subject to the matters set forth in Section 20.04(E));

     (C) An Officers' Certificate (l) setting forth the amount referred to in
Section 5.01; (2) stating that no Default or Event of Default hereunder has occurred and is continuing; (3) stating that the conditions specified in this
Article 5 have been complied with, and, if given in connection with a request for authentication of Bonds authorized under Section 4.03 hereof, that the conditions specified in Section 4.03 have been complied with; and

     (D) Such other instruments (including, without limitation, any Opinion of Counsel) as the Corporate Trustee may have reasonably requested.

     SECTION 5.03. The corporate trustee from time to time shall pay to the Company with respect to the Mortgaged and Pledged Property subject or to be subject (as provided herein) to the Lien of this Indenture Deposited Cash in an amount equal to the Bondable Amount (as set forth in the officers' certificate as hereinafter provided) of the Mortgaged and Pledged Property. For purposes of this Section 5.03, Deposited Cash shall include securities held by the Corporate Trustee in lieu of Deposited Cash pursuant to Section 20.02 of this Indenture. Payment of such Deposited Cash shall be made by the Corporate Trustee upon receipt of:

          (A) An Application specifying the amount and the place of payment of the Deposited Cash;

          (B) An Officers' Certificate certifying as follows with respect to the Mortgaged and Pledged Property as to which Deposited Cash is being withdrawn:

               (1) A description of such Mortgaged and Pledged Property, including a metes and bounds description of the parcel or parcels of land underlying such Mortgaged and Pledged Property;

               (2) That construction of such Mortgaged and Pledged Property has been fully completed (and if construction has been completed within six months or after the date such property became a Mortgaged and Pledged Property or if the property has been acquired in an arm's length transaction within six months, a statement to that effect);

               (3) A description of the owner of such Mortgaged and Pledged Property, the owner of which shall be either (i) the Company, or (ii) an Operating Subsidiary, or (iii) the Company or an Operating Subsidiary together with a lessor;

               (4) The Fair Value (if required pursuant to the terms of this Indenture), the Capitalized Cost (if applicable) and, except as provided in Section 10.03 hereof, the Bondable Amount of the Mortgaged and Pledged Property (including, with respect to such Bondable Amount, a brief description of the computation thereof showing that such Bondable Amount was computed in accordance with the definition of said term in Article 1 hereof), and certifying that no portion of the Fair Value, the Capitalized Cost or the Bondable Amount of the Mortgaged and Pledged Property so specified was previously specified in any Application of the Company delivered to the Corporate Trustee pursuant to this Section 5.03 unless such property was released pursuant to Article 10 hereof prior to the date of such Officers' Certificate;

               (5) Whether the Mortgaged and Pledged Property has previously been subjected to the Lien of this Indenture;

               (6) That, to the best knowledge of the Company's officers, there are no liens or encumbrances on the property other than Permitted Encumbrances;

               (7) That all authorizations, consents, approvals or licenses of any Federal, state or local governmental or regulatory authority, including any health care agency, required in connection with the acquisition, construction, equipping and operation of the Mortgaged and Pledged Property have been obtained;

               (8) That, to the best knowledge of the Company's officers, no event has occurred and is continuing which would cause the actual fair market value Of the Mortgaged and Pledged Property to be materially less than the Fair Value upon which the Bondable Amount set forth in Section 5.03(B)(4) was based;

               (9) That no Default or Event of Default has occurred and is continuing; and

               (10) That, to the best knowledge of the Company's officers, the Mortgaged and Pledged Property has not been used by the Company or any other Person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, and is not contaminated with any hazardous or toxic waste, pollutants or other substances, which use or contamination may give rise to a clean-up and/or remediation obligation under any federal, state or local law, rule, regulation or ordinance;

          (C) One or more standard ALTA mortgage title insurance policies, issued by an insurer satisfactory to the Corporate Trustee, in an amount equal in the aggregate to 100% of the Bondable Amount of the Mortgaged and Pledged Property then subject to the Lien of this Indenture, naming the Corporate Trustee as the insured, insuring fee simple title in the Company to the real property on which the Mortgaged and Pledged Property is located, containing no exceptions other than Permitted Encumbrances and with the survey exceptions removed;

          (D) Copies of all such documents referred to in subdivision (B)(7) of this Section 5.03;

          (E) In the case of Mortgaged and Pledged Property that becomes subject to the Lien of this Indenture pursuant to Article 10 hereof, an Opinion of Counsel that:

               (1) Such Mortgaged and Pledged Property is subject to the Lien of this Indenture or will become subject to such Lien upon the delivery and recording or filing of a supplemental indenture or instruments of further assurance, if any, as are specified in said Opinion of Counsel, as security for all the Bonds, subject to no lien, security interest or other encumbrance thereon, other than those set forth in the mortgage title insurance policy described in subdivision (C) of this Section 5.03 and the matters described in subdivision (G) Of the definition of permitted encumbrances, and such opinion of counsel shall also state that such supplemental indenture or other instruments of further assurance are sufficient to permit the Trustees to exercise their rights and remedies under Article 10 of this Indenture (except to the extent limited by laws affecting creditors' rights generally and except for matters permitted by Section 20.04(E));

               (2) This Indenture, including the supplemental indenture and other instruments Of further assurance, if any, referred to in subdivision (F) of this Section 5.03 have been duly filed or recorded in all places necessary to Grant to the Trustees for the equal and ratable benefit of all of the holders of the Bonds a first lien on such Mortgaged and Pledged Property, subject only to liens, security interests and other encumbrances set forth in the mortgage title insurance policy described in subdivision (C) of this Section 5.03 and the matters described in subdivision (G) of the definition of Permitted Encumbrances;

          (F) A supplemental indenture, UCC-1 financing statements and/or UCC-3 financing statements and all instruments of further assurance, if any, as in the Opinion of Counsel furnished pursuant to subdivision (E) of this
     Section 5.03, may be specified as necessary or advisable to subject to the Lien of this Indenture such Mortgaged and Pledged Property;

          (G) With respect to any Mortgaged and Pledged Property upon which the Company or an Operating Subsidiary has constructed additional beds within six (6) months prior to the date such property is to become a Mortgaged and Pledged Property, an architect's certificate, including the statements provided in Section 20.04, if and to the extent required by the provisions thereof, stating that the Mortgaged and Pledged Property, to the extent completed, is substantially in accordance with the plans and specifications relating thereto;

          (H) Such affidavits and indemnities as may be required by the title insurance company to delete all standard exceptions, other than any environmental exception; and

          (I) Such other instruments (including without limitation, any Opinion of Counsel or environmental audit of the Mortgaged and Pledged Property) as the Trustees may have reasonably requested.

     The foregoing documents furnished pursuant to this Section 5.03 shall constitute full authority to the Trustees for the payment of Deposited Cash to the Company pursuant to this Section 5.03, and the Trustees in so doing shall not be liable to the Company or to any of the Bondholders.

                                   ARTICLE 6

                      PARTICULAR COVENANTS OF THE COMPANY

     Anything in this Indenture or in any Bond to the contrary notwithstanding, the Company, expressly for the equal and ratable benefit of the original and future holders of the Bonds, represents and warrants the truth and correctness of the information set forth in the Preliminary Statement, and covenants and agrees as follows:

     SECTION 6.01. The Company will do or cause to be done all things necessary to preserve and keep in full effect the existence, franchises, rights and privileges as a limited partnership in good standing of the Company and each operating Subsidiary, respectively, under the laws of its jurisdiction of organization, and will do or cause to be done all things necessary to obtain, preserve and keep in full effect the qualification of the Company and each operating Subsidiary, respectively, as a foreign partnership to do business and in good standing in each jurisdiction (other than the jurisdiction of its organization) wherein the character of its assets or the nature of its business makes such qualification necessary and in which any such failure to so qualify would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole; provided, however, that, the Company may sell any Subsidiary and any Subsidiary may be dissolved, merged into or consolidated with or its assets transferred to, the Company or another subsidiary, and except as further provided in Article 15 hereof. The Company will comply with, or cause to be complied with, all requirements of each instrument and all legal requirements, which are applicable to the Company, any Subsidiary, the property of the Company or any Subsidiary, the Trust Estate or any portion thereof.

     SECTION 6.02. The Company has full power and lawful authority to Grant (or cause to be Granted) the property described in the Granting Clauses of this Indenture to the Trustees, and warrant that such property is free and clear of all liens, charges and other encumbrances other than Permitted Encumbrances. The Company and each Operating Subsidiary which is at the time an owner of any Mortgaged and Pledged Property will have full power and lawful authority to Grant the property Granted by it to the Trustees at the time of taking such action. The Company will at all times protect or cause to be protected the title to the Trust Estate, and will forever warrant and defend the same and the rights of the Trustees therein and thereto against the claims and demands of all persons, and will maintain the Lien of this Indenture so long as any Bond remains outstanding.

     SECTION 6.03. The Company will, at its expense and from time to time, and will cause any Operating Subsidiary to, execute and deliver any and all such instruments of further assurance and other instruments, and do any and all such acts, or cause the same to be done, as the Trustees shall deem necessary or advisable to better Grant and confirm to the Trustees the Trust Estate or to carry out more effectively the purposes of this Indenture.

     SECTION 6.04. The Company will punctually pay, or cause to be paid, the principal, premium, if any, and interest to become due in respect of the Bonds Outstanding according to the provisions hereof and thereof, and will not claim any credit on the Bonds Outstanding or make any deduction from the payments thereon by reason of the payment of any taxes levied at any time or from time to time upon the Trust Estate or any portion thereof.

     SECTION 6.05. The Company covenants and agrees that, except as otherwise provided herein, this Indenture is and always will be kept a first lien upon all of the Mortgaged and Pledged Property subject only to Permitted encumbrances, and that it will not create, or suffer to be created or to arise, or allow to exist any other lien or charge {other than Permitted Encumbrances) having priority to, preference over or parity with the Lien of this Indenture upon the Mortgaged and Pledged Property, or any part thereof, or upon the income therefrom. The Company will pay and discharge, or cause to be paid and discharged, before they become delinquent, (i) all taxes (including income, franchise and gross receipts taxes), assessments and other governmental and similar charges levied upon or assessed against it, the Trustees as such, the Trust Estate or any portion thereof, any other property of the Company or any operating Subsidiary or any income therefrom, or the interest of the Trustees in any thereof; and (ii) all claims for labor and supplies, which, if unpaid, might by law become a lien upon any of the Mortgaged and Pledged Property. Notwithstanding the foregoing, nothing in this Section 6.05 shall require the payment or discharge of any such tax, assessment, charge or claim so long as the Company or such Operating Subsidiary shall in good faith contest the amount, the applicability or validity thereof by proper Proceedings which shall operate, during the continuance thereof, to prevent the collection thereof and the sale or forfeiture of such property to satisfy the same.

     SECTION 6.06. (A) The Company will maintain an office or agency in the place of payment where Bonds may be presented or surrendered for payment, where Bonds may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Company will give prompt written notice to the Trustees of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the main office of the Corporate Trustee, and the Company hereby appoints the Corporate Trustee its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Bonds may be presented or surrendered for any or all of the purposes specified above in this Section 6.06(A) and may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for such purposes. The Company will give prompt written notice to the Corporate Trustee of any such designation and any change in the location of any such other office or agency.

     (B) The Company hereby appoints the Corporate Trustee as paying agent and the Company covenants that, if it shall appoint a paying agent other than the Corporate Trustee, it will cause such paying agent to execute and deliver to the Corporate Trustee an instrument in which such paying agent shall agree with the Corporate Trustee, subject to the provisions of this Section 6.06,

          (1) that such paying agent shall hold all sums held by it as such agent for the payment of the principal of and the premium, if any, or the interest on any of the Bonds in trust for the benefit of the holders of such Bonds or the Trustees;

          (2) that such paying agent shall give the Corporate Trustee notice of any Default of the Company in making any payment of the principal of and the premium, if any, or the interest on the Bonds when the same shall be due and payable; and

          (3) at any time during the continuance of any such Default, upon the written request of the Corporate Trustee, forthwith to pay to the Corporate Trustee all sums so held in trust by such paying agent.

     (C) The Company covenants and agrees that, if it should at any time act as its own paying agent, it will, on or before each due date of the principal of and the premium if any, or the interest on the Bonds set aside and segregate and hold in trust for the benefit of the holders of the Bonds a sum sufficient to pay such principal and premium, if any, or interest so becoming due until such sums shall be paid to such holders or otherwise disposed of as herein provided and will notify the Corporate Trustee of its action or of any failure to take such action.

     Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Bonds, deposit with one or more paying agents a sum sufficient to pay the principal, and premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the Holders of Bonds entitled to such principal, premium or interest, and (unless such paying agent is the Corporate Trustee) the Company will promptly notify the Corporate Trustee of its action or failure so to act.

     (D) Anything in Section 6.06 to the contrary notwithstanding, the Company may at any time, for the purposes of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay, or by Company Order direct any paying agent to pay, to the Corporate Trustee all sums held in trust by the Company or any paying agent as required by this Section 6.06, such sums to be held by the Corporate Trustee upon the trusts contained in this Indenture. Upon such payment by any paying agent to the Corporate Trustee, such paying agent shall be released from all further liability with respect to such money.

     (E) Anything in this Section 6.06 to the contrary notwithstanding, the holding of sums in trust as provided in this Section 6.06 is subject to the provision of Section 20.03 hereof.

     SECTION 6.07. The Company will pay or cause to be paid all Debt of the Company and of each Subsidiary (but, in the case of Debt of a Subsidiary on which the Company is not liable, the Company shall be obligated so to do only to the extent that such Subsidiary's assets shall be sufficient for the purpose), as and when same shall become due and payable, and will observe, perform and discharge in accordance with their terms all of the covenants, conditions and obligations which are imposed on it by any and all mortgages, indentures and Other agreements evidencing or securing Debt of the Company or pursuant to which such Debt is issued, so as to prevent the occurrence of any act or omission which is a default thereunder, and which remains uncured or is not waived for a period of 30 days. The Company will notify the Corporate Trustee of any breach Of the covenants contained in this Section 6.07 within ten days after the Company has knowledge of such breach.

     SECTION 6.08. As long as there are any Bonds Outstanding, the Company Will not, and will not permit any Operating Subsidiary to:

     (A) Create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, pledge, lien, charge or other encumbrance (other than Permitted Encumbrances) upon the Trust Estate, except the Lien of this Indenture; or

     (B) Except after compliance with the provisions of Article 15 hereof, merge or consolidate into or with any other person, or sell, transfer, lease or otherwise dispose of (l) all or substantially all of its properties or (2) any Mortgaged and Pledged Property subject to the Lien of this Indenture.

     So long as there are any Bonds Outstanding, except as permitted pursuant to the provisions of Article 15, the Company further covenants that it will not permit any Operating Subsidiary to issue or otherwise dispose of 50% or more of the outstanding shares of its capital stock to any person other than the Company, unless the Company shall continue to manage the operations conducted on the Mortgaged and Pledged Property by such Operating Subsidiary after any such issuance or disposition of such shares of capital stock.

     SECTION 6.09. The Company covenants that it will, and will cause each of its Operating Subsidiaries to, at all times keep, maintain and preserve all the property of the Company and of each such Subsidiary in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 6.10. As long as there are any Bonds Outstanding, the Company, at all times will, and will cause each Operating Subsidiary, to:

     (A) Keep all of its Mortgaged and Pledged Property subject to the Lien Of the Indenture insured against loss or damage by fire, lightning, windstorm, explosion, aircraft, vehicle and smoke damage in amounts sufficient to prevent the Company or such Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, and in any event in amounts not less than the lesser of (i) 80% of the then full insurable value thereof or
(ii) the principal amount of the Bonds outstanding at any time;

     (B) Maintain public liability and other insurance in such amounts and against such risks and claims as are usually carried by persons operating businesses and properties of the character at the time owned or operated by the Company or such Subsidiary, as the case may be, including, without limitation, insurance against claims for malpractice, personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any automobiles, trucks or other vehicles, except that the Company or a Subsidiary, as the case may be, may itself carry the risk of such claims if the Company or such Subsidiary shall maintain adequate reserves therefor in accordance with sound actuarial or insurance principles or practices;

     (C) Maintain all such worker's compensation or similar insurance (or self-insurance, if permitted by law) as may be required under the laws of any jurisdiction in which it may be engaged in business; and

     (D) Keep all of its insurable properties adequately insured against all other risks usually insured against by persons operating businesses and properties of the character at the time owned or operated by the Company or such Subsidiary, as the case may be.

     All such insurance shall be effected with reputable and responsible insurers of recognized national standing. All policies of such insurance on the Mortgaged and Pledged Property subject to the Lien of this Indenture shall be made payable to (without contribution by) the Trustees as their interests may appear, under a standard mortgagee clause or other similar clause acceptable to the Trustees, except that the loss payable clause may provide that all amounts payable, as long as no Event of Default shall have occurred or be continuing under this Indenture, as to any particular loss to the Mortgaged and Pledged Property, if the aggregate amount to be paid in respect of such loss is less than $500,000 shall be paid to the Company. The Company will cause all proceeds of any insurance on the Mortgaged and Pledged Property which is payable to such owner as aforesaid to be applied as promptly as practicable to the repair or rebuilding of the buildings and improvements on the Mortgaged and Pledged Property.

     The insurer shall be entitled to assume conclusively that no such Event of Default has occurred or is continuing if such insurer has not been notified in writing by the Company or Corporate Trustee of the existence of such an Event of Default. Each policy of insurance provided for in this Section 6.10 or certificate therefore shall contain an agreement by the insurer that such policy shall not be cancelled, materially altered or reduced in amount without at least ten days' prior written notice to the Company and the Trustees, as well as the of the Mortgaged and Pledged Property, if other than the Company. Within 30 days after the obtaining of any of the aforesaid insurance on the Mortgaged and Pledged Property, the Company will file with the Corporate Trustee an Officers' Certificate containing a list of the insurance in force upon the Mortgaged and Pledged Property, the names of the insurers with which the policy or policies of insurance on the Mortgaged and Pledged Property are carried, the numbers, amounts and expiration dates of such policies, and the properties and hazards covered thereby, and stating that the insurance so listed complies with this Section 6.10, and annually thereafter, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 1989, the Company will file with the Corporate Trustee an Officers' Certificate as aforesaid, containing all such information as to the Mortgaged and Pledged

Property. The Trustees shall be entitled to rely upon such Officers' certificate as satisfactory evidence of compliance by the Company with this Section 6.10.

         All proceeds of insurance received by the Trustees under this Section 6.10, at the option of the Company, as set forth in a Company Order, shall be applied to the restoration or repair of any of the buildings and improvements on the Property in respect of which such proceeds of insurance have been paid to the Trustees or shall be considered Deposited Cash which shall be paid out or applied by the Corporate Trustee at any time or from time to time pursuant to the provisions of Article 5. If such proceeds are to be applied other than as Deposited Cash, the Company or an Operating Subsidiary shall proceed promptly to repair, rebuild or restore the property damaged or destroyed, with such changes, alterations and modifications as may be desired by the Company or such Operating Subsidiary and the Corporate Trustee shall pay to the Company or such Operating Subsidiary, as the case may be, upon the delivery, from time to time, of an Officers' Certificate setting forth the costs theretofore incurred or paid, so much as may be necessary of the proceeds of such insurance to pay the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses. In the event said proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company will nonetheless complete or cause to be completed the work thereof and will pay or cause to be paid the portion of the costs thereof in excess of the amount of said insurance proceeds.

         In case of any loss in respect of any part of the Mortgaged and Pledged Property covered by any policy or other contract of insurance, the Company or an Operating Subsidiary shall have the exclusive right to seek any adjustment or settlement, and any adjustment or settlement of such loss which shall be agreed upon between the Company or an Operating Subsidiary and any insurer shall be evidenced by an Officers' Certificate furnished to the Corporate Trustee.

         SECTION 6.11. The Company will, at its expense, but subject to the direction and control of the Corporate Trustee, take such action, or upon the Corporate Trustee's request furnish the Corporate Trustee with funds sufficient to enable the Trustees to take such action at the Company's expense, as the Corporate Trustee may deem necessary or advisable for enforcing payment by any and all persons of any moneys payable under or pursuant to the Trust Estate or any instrument included therein.

         SECTION 6.12. (A) The Company will promptly or will promptly cause each instrument with respect to the Trust Estate including, without limitation, this Indenture' any supplemental indenture, financing statements, continuation statements or other instruments with respect to any thereof or the property intended to be subject to any thereof or subject to the Lien of this Indenture, to be filed, registered or recorded (and, when and if necessary, to be re-filed, re-registered or re-recorded) in such manner and in such places as may be required by any present or future law in order to, as the case may be, create or protect the valid and enforceable first lien hereof and thereof, if any, upon the property subject hereto or thereto or intended to be subject hereto or thereto or to protect the validity hereof or thereof or to publish notice hereof or thereof or to entitle the Bondholders, directly or indirectly, to the benefits and security intended to be provided hereby or thereby, or to protect and maintain the estate, right, title, interest, claim and demand of the Trustees in, to and under the Trust Estate.

         (B) The Company will pay, or cause to be paid, all taxes and fees incident to each filing, registration, recording, re-filing, re-registration and re-recording required by this Indenture or any supplemental indentures, all federal or state stamp taxes and all other taxes, duties, imposts, assessments and charges and all other expenses arising out of or incident to the issuance of the Bonds and the preparation, execution and delivery of the instruments referred to in Section 6.12(A).

         (C) The Company covenants and agrees that it will furnish to the Corporate Trustee promptly after the execution and delivery of this Indenture, of each supplemental indenture, of each Mortgage, and each other instrument purporting to create and perfect a valid and enforceable first lien upon any of the Mortgaged and Pledged Property, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture, such supplemental indenture, such Mortgage or such other instrument has been properly recorded and filed so as to make effective the lien intended to be created thereby, subject only to the liens, security interests and encumbrances set forth in the mortgage title insurance policy described in Section 5.03(C) and issued with respect to such Mortgaged and Pledged Property and the matters described in subdivision (G) of the definition of Permitted Encumbrances, and reciting the details of such action, or stating that in the opinion or such counsel no such action is necessary to make such Lien effective.

         (D) Within the 120 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1989 while there are any Bonds Outstanding, the Company will furnish to the Corporate Trustee a favorable Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, such supplemental indenture, such Mortgage or such other instrument as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. If this Indenture, any supplemental indenture, any Mortgage and any other instrument purporting to create and perfect the Lien of this Indenture have been filed, registered, recorded, re-filed, re-registered or re-recorded during the preceding 12 calendar months, such opinion shall also state that each such instrument creates and/or maintains a valid and enforceable first lien on the property, subject only to Permitted Encumbrances.

         SECTION 6.13. The Company will maintain an office of the Company, which shall be and remain the principal place of business of the Company, in Murfreesboro, Tennessee and shall keep its records concerning the Trust Estate at such office; provided, however, that upon at least 30 days' prior written notice to the corporate trustee, the Company may move such office and records TO any other address as set forth in such notice.

         SECTION 6.14. The Company will (i) keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and (ii) permit or cause to permit the Trustee, personally or by its agents, accountants and attorneys, to visit or inspect any of the properties, examine the records and books of account and discuss the affairs, finances and accounts, of the Company and each Subsidiary, with the officers of the Company and Subsidiaries at such reasonable times as may be requested by the Trustees. The Trustees shall be under no duty to make any such visit, inspection or examination.

         The Company covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the properties, business and affairs of the Company.

         SECTION 6.15. The Company will file with the Corporate Trustee, within 120 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1989, an Officers' Certificate stating, as to each signer thereof, that:

                  (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

                  (2) to the best of his knowledge, based on such review, the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to him and the nature and status thereof.

         SECTION 6.16. The Company covenants that it will file with the Corporate Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 1989, a letter or statement of the independent certified public accountants who shall have certified the consolidated financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its limited partners for such year to the effect that in making the examination necessary for certification of such financial statements, they have obtained no knowledge of any Default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture during such year or, if they shall have obtained knowledge of any such Default, specifying in such letter or statement such Default and the nature and status thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default; provided, however, that until the occurrence of a Fundamental Structural Change, such letter or statement may be executed and delivered by the chief financial officer of the Company.

         SECTION 6.17. The Company covenants that it will not issue, or permit to be issued, any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of the Bonds issued hereunder.

         SECTION 6.18. The Company will, and will cause each Operating Subsidiary to (i) cause each lessor of any property constituting, or intended to constitute, part of the Trust Estate (other than immaterial personal property leases) to execute any and all instruments necessary to subordinate such lessor's interest in such property (and in the related lease or lease agreement) to the Lien of this Indenture, (ii) observe and perform all of its obligations, and pay and discharge all sums payable by it, under or by virtue of any such lease or agreement constituting the Mortgaged and Pledged Property (other than immaterial personal property leases) and (iii) not suffer or permit any default for which such lease or agreement (other than immaterial personal property leases) may be terminated, so that, subject to the provisions of Articles 10 and 15 hereof, the rights under such lease or agreement (other than immaterial personal property leases) constituting part of the Mortgaged and Pledged Property shall be preserved unimpaired as security for the Bonds hereby secured.

         Nothing in this Section 6.18 shall require the Company or a Subsidiary to make any such payments or to observe any such obligations so long as in good faith the validity or amount of such payments or the duty to observe any such obligations shall be contested and the Company or a Subsidiary is not dispossessed, or if non-payment or failure to observe such obligations is not prejudicial in any material respect to the Bondholders by reason of the indemnification bond, guarantee or insurance of a person other than the Company or a Subsidiary payable to or in favor of the Trustees.

         SECTION 6.19. The Company and each Operating Subsidiary (i) will refrain from handling, treating, storing, using, discharging, releasing, spilling or disposing of any Hazardous Substances on any of the Mortgaged and Pledged Property; and (ii) will conduct its or their operations on the Mortgaged and Pledged Property at all times in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses, authorizations and administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

                                   ARTICLE 7.

          BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEES

         SECTION 7.01. (A) The Company will furnish or cause to be furnished to the Corporate Trustee, quarterly, not more than 15 days after each Regular Record Date a list, in such form as the Corporate Trustee may reasonably require, of the names and addresses of the holders of Bonds as of such Regular Record Date, and at such other times, as the Corporate Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list Of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the corporate trustee is the sole Bond Registrar, no such list shall be required to be furnished.

         (B) The Corporate Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of Bonds received by the Corporate Trustee in its capacity as Bond Registrar contained in the most recent list furnished to it as provided in subdivision (A) of this Section 7.01. The Corporate Trustee may destroy any list furnished to it as provided in subdivision (A) of this Section 7.01, upon receipt of a new list so furnished.

         (C) In case three or more holders of Bonds (hereinafter called "Applicants") apply in writing to the Corporate Trustee, and furnish to the Corporate Trustee reasonable proof that each such Applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Corporate Trustee shall, within five business days after the receipt of such application, at its election, either

                  (1) afford to such Applicants access to the information preserved at the time by the Corporate Trustee in accordance with the provisions of subdivision (B) of this Section 7.01; or

                  (2) inform such Applicants as to the approximate number of holders of Bonds whose names and addresses appear in the information preserved at the time by the Corporate Trustee, in accordance with the provisions of subdivision (B) of this Section 7.01, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Corporate Trustee shall elect not to afford to such Applicants access to such information, the Corporate Trustee shall, upon the written request of such Applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Corporate Trustee in accordance with the provisions of subdivision (B) of this Section 7.01, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Corporate Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Corporate Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Corporate Trustee, such mailing would be contrary to the best interests of the holders of Bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order Sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Corporate Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Corporate Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

         (D) Every holder of the Bonds, by receiving and holding the same, agrees With the Company and the Trustees that neither the Company nor the Trustees, nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Bonds in accordance with the provisions of subdivision (C) of this Section 7.01, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under said subdivision (C).

         SECTION 7.02. The Company covenants and agrees:

         (A) To file with the Corporate Trustee within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then the Company will file with the Corporate Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (B) To file with the Corporate Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements, if any, of Section 20.04 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants;

         (C) To transmit by mail to the holders of Bonds in the manner and to the extent provided in subdivision (C) of Section 7.03 hereof, with respect to reports pursuant to subdivision (A) of Section 7.03 hereof, within 30 days after the filing in accordance with subdivisions (A) and (B) hereof with the Corporate trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subdivisions (A) and (B) of this Section 7.02 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission; and

         (D) To furnish to the Corporate Trustee (1) with or as a part of each annual report and each other document or report filed with the Corporate Trustee pursuant to subdivision (A) or subdivision (B) of this Section 7.02, an Officers' Certificate stating that in the opinion of each of the signers such annual report or other document or report complies with the requirements of such Subdivision (A) or subdivision (B) and (2) after the Company shall have transmitted to the holders of Bonds any summary of information, documents or reports pursuant to subdivision (C) of this Section 7.02, an Officers' Certificate stating that in the opinion of each of the signers such summary complies with the requirements of such subdivision (C).

         Each certificate furnished to the Corporate Trustee pursuant to the provisions Of this Section 7.02 shall conform to the requirements of Section
20.04 hereof.

         SECTION 7.03. (A) The Trustees shall transmit within 60 days after May 15 in each year, beginning with the year 1990, to the Bondholders a brief report dated as of such May 15 (hereinafter the "reporting date") with respect to:

                  (1) their eligibility and qualifications under Sections 16.01 and 16.10 hereof, or in lieu thereof, if to the best of their knowledge such Trustees have continued to be eligible and qualified under such Sections, a written statement to such effect;

                  (2) the character and amount of any advances (and if the Trustees elects so to state, the circumstances surrounding the making thereof) made by the Trustees, as such, which remain unpaid on the reporting date, and for the reimbursement of which the Trustees claim or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on any property or funds held or collected by them as Trustees, provided that the Trustees shall not be required (but may elect) to state such advances, if such advances so remaining unpaid aggregate not more than one-half of one per centum (1/2 of 1%) of the principal amount of the Bonds Outstanding on the reporting date;

                  (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Bonds) to the Trustees in their individual capacity on the reporting date, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in clauses (2), (3), (4) or (6) of subdivision (B) of Section 16.09 hereof;

                  (4) the property and funds physically in the possession of the Trustees, as Trustees, on the reporting date;

                  (5) any release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) which has not been previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centm (1%) of the principal amount of Bonds then Outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers; and

                  (6) any action taken by the Trustees in the performance of their duties under this Indenture which it or he has not previously reported and which in their opinion materially affects the Bonds or the Trust Estate, except action in respect of a Default notice of which has been or is to be withheld in accordance with the provisions of Section 12.02 hereof.

         (B) The Trustees shall transmit to the Bondholders as hereinafter provided a brief report with respect to:

                  (1) the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) unless the Fair Value of such property, as set forth in the certificate or opinion required by Section 10.04 is less than ten percentum (10%) of the principal amount of Bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

                  (2) the character and amount of any advances (and if the Trustees elect so to state, the circumstances surrounding the making thereof) made by the Trustees, as such, since the date of the last report transmitted pursuant to the provisions of subdivision (A) of this Section 7.03 (or if no such report has yet been so transmitted since the date of this Indenture) for the reimbursement of which they claim or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on property or funds held or collected by them as Trustees and which they have not previously reported pursuant to this clause (2) if such advances remaining unpaid at any time aggregate not more than ten PER CENTUM (10%) OF THE principal amount of Bonds Outstanding at such time, such report to be transmitted within 90 days after such time.

         (C) Reports pursuant to this Section 7.03 shall be transmitted by mail:

                  (1) to all registered holders, as the names and addresses of such holders appear on the Bond Register;

                  (2) to such holders as have, within two years preceding such transmission, filed their names and addresses with the Corporate Trustee for that purpose; and

                  (3) except in the case of reports pursuant to subdivision (B) of this Section 7.03, to each Bondholder whose name and address are preserved at the time by the Corporate Trustee, as provided in subdivision (B) of Section 7.01 hereof.

         (D) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustees with each stock exchange upon which the Bonds are listed and also with the Securities and Exchange Commission. The Company will notify the Trustees of the name and address of each stock exchange on which the Bonds are listed.

                                   ARTICLE 8

                  REDEMPTION OF 1989 BONDS AT COMPANY'S OPTION

         SECTION 8.01. The 1989 Bonds shall be redeemable at any time prior to the stated Maturity thereof, upon notice as provided in this Article 8, as a whole at any time, or in part from time to time (but only in principal amounts of $1,000 or any integral multiple thereof), at the option of the Company; provided, however, that the company may not redeem any 1989 Bonds pursuant to such option prior to January 15, 1993. Any such redemption shall be at the applicable redemption prices (expressed in percentages of the principal amount) set forth in the 1989 Bonds together with accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date.

         The election of the Company to redeem any 1989 Bonds shall be evidenced by a Certified Resolution. Whenever any of the 1989 Bonds Outstanding are to be redeemed pursuant to this Section 8.01, the Company shall give the Corporate Trustee at least 60 days' written notice (or such shorter period of time as is acceptable to the Corporate Trustee) prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Corporate Trustee) of such Redemption Date and of the principal amount of 1989 Bonds to be redeemed.

         SECTION 8.02. In case of the redemption of less than all of the Outstanding 1989 Bonds, the 1989 Bonds to be redeemed shall be selected by the Corporate Trustee by lot, not more than 60 days prior to the Redemption Date, from the Outstanding 1989 Bonds not previously called for redemption, which method may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of 1989 Bonds of a principal amount larger than $1,000.

         In the case of any partial redemption, the Corporate Trustee shall promptly notify the Company in writing of the serial numbers (and, in the case of any 1989 Bond which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the 1989 Bonds selected for redemption.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of 1989 Bonds shall relate, in the case of any 1989 Bond redeemed or to be redeemed only in part, to the portion of the principal of such 1989 Bond which has been or is to be redeemed.

         SECTION 8.03. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of 1989 Bonds to be redeemed, at his last address appearing in the Bond Register.

         All notices of redemption shall state:

                  (A) The Redemption Date;

                  (B) The redemption price;

                  (C) If less than all Outstanding 1989 Bonds are to be redeemed, the serial numbers (and, in the case of any 1989 Bond which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the 1989 Bonds to be redeemed;

                  (D) That on the Redemption Date the redemption price of each of the 1989 Bonds to be redeemed will become due and payable, and that interest thereon shall cease to accrue from and after said date;

                  (E) The place where such 1989 Bonds are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the place of payment; and

                  (F) If it be the case, that such 1989 Bonds are to be redeemed by the application of certain specified Deposited Cash.

         Notice of redemption of 1989 Bonds to be redeemed shall be given by the Company or, at the Company's request, by the Corporate Trustee in the name and at the expense of the Company.

         Failure to give notice of redemption, or any defect therein, to any Holder of any 1989 Bond selected for redemption shall not impair or affect the validity of the redemption of any other 1989 Bond.

         SECTION 8.04. On or before the business day next preceding any Redemption Date, the Company shall deposit with the Corporate Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 6.06(C) hereof) an amount of money sufficient to pay the redemption price of all principal of, and (unless such Redemption Date is an Interest Payment Date) accrued interest on, the 1989 Bonds which are to be redeemed on that date.

         SECTION 8.05. Notice of redemption having been given as aforesaid, the 1989 Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price) such 1989 Bonds shall cease to bear interest. Upon surrender of any such 1989 Bond for redemption in accordance with said notice, such 1989 Bond shall be paid by the Company at the redemption price together with accrued interest thereon to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such 1989 Bonds, or one or more predecessor 1989 Bonds, registered as such on the relevant Regular Record Dates according to the terms and provisions of Section 2.01 hereof.

         If any 1989 Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the 1989 Bond.

         Any 1989 Bond which is to be redeemed only in part shall be surrendered at the office or agency designated pursuant to Section 6.06(A) hereof (with, if the Company or the Corporate Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Corporate Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Corporate Trustee shall authenticate and deliver to the Holder of such 1989 Bond, without service charge, a new 1989 Bond or Bonds of any authorized denomination or denominations as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the 1989 Bond so surrendered.

         SECTION 8.06. All 1989 Bonds redeemed pursuant to Section 8.01 hereof shall be forthwith cancelled and destroyed by the Corporate Trustee, and the corporate Trustee shall deliver its certificate thereof to the Company.

                                   ARTICLE 9.

                   REDEMPTION OF 1989 BONDS AT HOLDER'S OPTION

         SECTION 9.01 Unless pursuant to the terms of Section 12.01, the 1989 Bonds have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled, a holder has the right to present 1989 Bonds for payment prior to their maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder may specify) subject to the limitations that the Company will not be obligated to redeem, during the period beginning with the original issuance of the 1989 Bonds and ending January 15 1993, and during any 12 month period ending January 15 thereafter, (i) the portion of a 1989 Bond or Bonds presented by a holder exceeding an aggregate principal amount of $25,000 or (ii) 1989 Bonds in an aggregate principal amount exceeding $700,000 Such $25,000 and $700,000 limitations are non-cumulative. If the Company, although not obligated to do so, chooses to redeem 1989 Bonds of any holder in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any holder, shall not be included in the computation of the $700,000 limitation for such or any succeeding period.

         SECTION 9.02. Redemption of 1989 Bonds presented for payment prior to December 15 immediately preceding the last day of each such 12 month period will be made on the last day (January 15 of such period, beginning January 15 1993. 1989 Bonds not redeemed in any such period because they have not been presented prior to the December 1 immediately preceding the last day (January 15 of that period or because of the $25,000 or $700,000 limitations will be held in order of their receipt for redemption during the following 12 month period(s) until redeemed, unless sooner withdrawn by the holder. Subject to the $25,000 and $700,000 limitations, the Company will, upon the death of any holder, redeem 1989 Bonds within 60 days following receipt by the Corporate Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common. 1989 Bonds will be redeemed in order of their receipt by the Corporate Trustee, except 1989 Bonds presented for payment in the event of death of the holder, which will be given priority in order of their receipt.

         1989 Bonds may be presented for redemption by delivering to the Corporate Trustee: (i) a written request for redemption, in form satisfactory to the Corporate Trustee, signed by the registered holder(s) or his duly authorized representative, (ii) the 1989 Bond to be redeemed, free and clear of any liens or encumbrances of any kind, and (iii) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all 1989 Bonds or portions thereof presented to it pursuant to the provisions described in this Section is 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of payment. Any acquisition of 1989 Bonds by the Company other than by redemption at the option of any holder pursuant to this Section shall not be included in the computation of either the $25,000 or $700,000 limitation for any period.

         For purposes of this Section 9.02, a 1989 Bond held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a 1989 Bond will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Corporate Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the 1989 Bonds during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a 1989 Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         In the case of 1989 Bonds registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the 525,000 limitation shall apply to each beneficial owner of 1989 Bonds held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such 1989 Bonds as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of such beneficial owners, must submit evidence, satisfactory to the Corporate Trustee, that it holds 1989 Bonds on behalf of such beneficial owner and must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of such beneficial owner in any such 12 month period does not exceed $25,000

         In the case of any 1989 Bonds which are presented for redemption in part only, upon such redemption the Company shall execute and the Corporate Trustee shall authenticate and deliver to or on the order of the holder of such 1989 Bonds, without service charge, a new 1989 Bond(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the 1989 Bonds so presented.

         Nothing herein shall prohibit the Company from redeeming, in acceptance of tenders made pursuant hereto, 1989 Bonds in excess of the principal amount that the Company is obligated to redeem, nor from purchasing any 1989 Bonds in the open market. However, the Company may not use any 1989 Bonds purchased in the open market as a credit against its redemption obligation hereunder.

         SECTION 9.03. Any 1989 Bonds presented for redemption at the option of the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Corporate Trustee (a) in cases other than by reason of death of a holder prior to December 15, 1992, in the case of the initial period, or prior to December 1, in the case of any subsequent 12 month period, or (b) prior to the issuance of a check in payment thereof in the case of 1989 Bonds presented by reason of the death of a holder.

         SECTION 9.04. The Corporate Trustee shall maintain at its main office a register (the "Redemption Register") in which it shall record, in order of receipt, all requests for redemption received by the Corporate Trustee under
Section 9.02. Unless withdrawn, all such requests shall remain in effect during the period in which they are received and thereafter from period to period, until the 1989 Bonds which are the subject of such request have been redeemed.

         SECTION 9.05. In the event that there shall occur a Fundamental Structural Change with respect to the Company and as a result of such Fundamental Structural Change the Company's consolidated partners capital after such Fundamental Structural Change shall be decreased to less than $10,000,000 then each holder shall have the right, at the holder's option, to require the Company to redeem such holder's 1989 Bonds, including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Repurchase Date") that is 100 days after the occurrence of the Fundamental Structural Change at the redemption price in cash of 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of payment. Exercise of this redemption option by a holder is irrevocable. The Company's obligation to redeem the 1989 Bonds pursuant to this Section 9.05 shall not be subject to the $25,000 individual or $700,000 aggregate redemption limitations. For purposes of this Section 9.05, consolidated partners capital shall be deemed to include up to $10,000,000 in fully subordinated convertible debt of the Company then outstanding, if any, and which debt has been outstanding for at least 12 months.

         Within 30 days after the occurrence of a Fundamental Structural Change of the Company that triggers a holder's redemption right pursuant to this
Section 9.05, the Company shall give notice of the occurrence of such Fundamental structural Change, of the date before which a holder must notify the Corporate Trustee of such holder's intention to exercise the redemption option and of the procedure which such holder must follow to exercise such right. To exercise the redemption' the holder of a 1989 Bond or Bonds must deliver to the Corporate Trustee on or before the 90th day after the occurrence of the Fundamental Structural Change: (i) written notice of such holder's redemption, in form satisfactory to the Corporate Trustee, signed by the registered holder(s) or his duly authorized representative and (ii) the 1989 Bond or Bonds to be redeemed, free and clear of any liens or encumbrances of any kind.

         In the case of any 1989 Bonds which are presented for redemption in part only, upon such redemption the Company shall execute and the Corporate Trustee shall authenticate and deliver to or on the order of the holder of such 1989 Bonds, without service charge, a new 1989 Bond(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the 1989 Bonds so presented.

         SECTION 9.06. In the case of any 1989 Bonds or portion thereof which are presented for redemption pursuant to this Article 9 and which have not been redeemed at the time the Company gives notice of its election to redeem 1989 Bonds pursuant to Article 8, such 1989 Bonds or portion thereof shall first be subject to redemption pursuant to Article 8 and if any such 1989 Bonds or portion thereof are not redeemed pursuant to Article 8 they shall remain subject to redemption pursuant to Article 9.

                                  ARTICLE 10.

            POSSESSION AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

         SECTION 10.01. Unless an Event of Default shall have occurred and be continuing, the Company or an Operating Subsidiary, as the case may be,

                  (A) Shall have the right to remain in possession and retain exclusive control of the Mortgaged and Pledged Property and every portion thereof (except Deposited Cash and such securities, if any, as are held by the Corporate Trustee in lieu of Deposited Cash pursuant to
         Section 20.02 hereof) with full power, freely and without hindrance by the Trustees, or by any one or more of the Bondholders, to operate, manage, develop, use and enjoy the Mortgaged and Pledged Propery and every portion thereof;

                  (B) May, without obtaining any release or consent from the Trustees, or either of them, grant or convey rights of way or easements over or in respect of any of the Mortgaged and Pledged Property; provided, however, that any such grant or conveyance qualifies as a permitted Encumbrance hereunder and the Company within 30 business days of such grant or conveyance furnishes the Corporate Trustee with an Opinion of Counsel to said effect; and

                  (C) May, from time to time, obtain the release from the Lien of this Indenture, and the Trustees shall release from the Lien of this Indenture, any of the Mortgaged and Pledged Property or any interest therein, upon compliance by the Company with the provisions of either
         Section 10.02 or Section 10.03 hereof or, in the case of Deposited Cash, Sections 5.03 or 6.10 hereof.

         SECTION 10.02. The Company may procure the release of, and the Trustees shall release, any of the Mortgaged and Pledged Property from the Lien of this Indenture, upon compliance by the Company with all the conditions hereinafter set forth in this Section 10.02. The Trustees shall forthwith release any such property and enter into any indenture or indentures supplemental hereto if required for the purpose of effecting such release, and do such other and further acts as may be necessary, upon receipt by the Corporate Trustee of the following:

                  (A) An Application for any such release specifying the Mortgaged and Pledged Property, release of which is being sought;

                  (B) An Officers' Certificate, the signers of which shall include an accountant, certifying:

                           (1) a description of such Mortgaged and Pledged
                  Property which is to be released complying with the provisions of Section 5.03(B)(1) hereof and a statement of the Fair Value thereof;

                           (2) if any property or properties are to be subjected
                  to the Lien of this Indenture in substitution for the Mortgaged and Pledged Property release of which is being sought, the matters set forth in subdivisions (B)(1) through
                  (10) of Section 5.03 hereof with respect to each such property which is to be substituted for the Mortgaged and Pledged Property and the Fair Value of each such property;

                           (3) if, pursuant to the proviso in subdivision (D) of
                  this Section 10.02, the Company does not deposit the consideration specified in clause (i), (ii), or (iii) of such subdivision (D), a statement demonstrating, in such reasonable detail as shall be satisfactory to the Corporate Trustee, compliance with the conditions set forth in such proviso;

                           (4) that, to the best knowledge of the Company's
                  officers signing such Officers' Certificate, no event has occurred and is continuing which would substantially alter the appraised values set forth in the Current M.A.I. Appraisal referred to in subdivision (E) of this Section 10.02; and

                           (5) that no Event of Default has occurred and is
                  continuing under this Indenture;

                  (C) An Opinion of Counsel:

                (1) That the release of the Mortgaged and Pledged Property which is the subject of the Application specified in subdivision (A) of this Section 10.02 is authorized hereunder; and

                (2) If a property or properties are to be substituted for the
            Mortgaged and Pledged Property to be released, stating, with respect to each such property being so substituted and matters relating thereto, the matters set forth in Section 5.03(E) hereof, except that the supplemental indenture, Mortgage or other instruments referred to therein shall be the ones referred to in subdivision (F) of this Section 10.02.

            (D) (i) Cash, by certified or official bank check payable to the order of the Corporate Trustee, to be held in trust under this Indenture in an amount equal to either (a) the Fair Value of the Mortgaged and Pledged Property release of which is sought or (b) such amount which, when added to the remaining Mortgaged and Pledged Property, causes the Fair Value of all the Mortgaged and Pledged Property to exceed the lesser of (X) 150% of the principal amount of the then Outstanding Bonds, and (Y) $27,000,000 plus 135% of the original principal amount issued of any series of Bonds issued hereunder other than the 1989 Bonds, or (ii) a transfer and assignment of a property or properties 125% of the Bondable Amount of which is at least equal to either (a) the Fair Value of the remaining Mortgaged and Pledged Property release of which is sought or (b) such property or properties which, when added to the remaining Mortgaged and Pledged Property, causes the Fair Value of all the remaining Mortgaged and Pledged Property plus 125% of the Bondable Amount of the property to be subjected to the Lien of this Indenture to exceed the lesser of (X) 150% of the principal of the then Outstanding Bonds, and (Y) $27,000,000 plus 135% of the original principal amount issued of any series of Bonds issued hereunder other than the 1989 Bonds, or (iii) any combination of the types of property enumerated in (i) and (ii) above solely at the option of the Company, and (iv) a supplemental indenture and a Mortgage subjecting to the Lien of this Indenture any property which is to be substituted for the Mortgaged and Pledged Property release of which is sought hereunder; provided, however, that the Company shall not be required to deposit with the Corporate Trustee or convey and transfer to the Trustees the consideration or any portion thereof specified in (i), (ii), or (iii) above if (a) the Fair Value of all of the Mortgaged and Pledged
        Property exceeds the lesser of (i) 150% of the principal of the then Outstanding Bonds, or (ii) 135% of the original principal amount of the Outstanding Bonds, (b) the Company's consolidated partners capital, shown on a consolidated balance sheet of the Company as of a date not more than 90 days prior to the release being sought, prepared in accordance with generally accepted accounting principles, is not less than $39,000,000 and (c) the sum of the Company's consolidated net income before income taxes shown on its consolidated statements of income for the 12 months ended with the date of such consolidated balance sheet, prepared in accordance with generally accepted accounting principles, plus fixed charges (as defined below) reflected therein for such period shall not be less than twice the amount of such fixed charges; "fixed charges" shall mean the sum of interest and amortization of debt discount and expense and premium on all indebtedness (including capital lease obligations) of the Company and its Subsidiaries, plus one-third of their lease requirements reported as rent expense, excluding in all cases items eliminated in consolidation;

            (E) If a determination of Fair Value is required pursuant to Section 10.02(D), a Current M.A.I. Appraisal of Mortgaged and Pledged Property currently or to be subjected to the Lien of this Indenture pursuant to this Section 10.02 as may be so required; provided, however, that the Company shall not be required to obtain an M.A.I. Appraisal in connection with the release and substitution of the property located on Route 3 Kennedy Street in Lawrenceburg, Tennessee and the substitution therefor of the property located on Route 1, Buffalo Road in Lawrenceburg, Tennessee if the Fair Value of such substituted property is at least equal to the Fair Value of the property release of which is being sought;

            (F) Such Mortgage and other instruments (including any referred to in subdivision (D) of this Section 10.02), if any, as in the Opinion of Counsel specified in subdivision (C) of this Section 10.02 may be necessary or advisable to subject to the Lien of this Indenture any property to be substituted for the Mortgaged and Pledged Property to be released;

            (G)(1) If an Operating Subsidiary is the owner of the property described in such Application, an agreement in recordable form, dated as of the date of such Application and executed in the name and on behalf of, and by two Executive Officers of such Subsidiary pursuant to which such Subsidiary shall enter into a supplemental indenture granting a first priority lien on such property to the Trustees and shall agree to observe and perform the obligations under this Indenture which relate to such Property; (2) in respect of any instrument setting forth rights mortgaged and pledged as part of the Trust Estate with respect to such Property, an agreement in recordable form, dated as of the date of such Application and executed in the name and on behalf of, and by the Executive Officers of, the Company or Operating Subsidiary, as the case may be, that is a party to such instrument, pursuant to which the Company or such Subsidiary, as the case may be, shall agree to assume and perform its obligations under such instrument; and (3) an Opinion of Counsel stating that each such agreement is a legal, valid and binding obligation of the Company or such Subsidiary whose name is signed thereto, enforceable in accordance with its terms (except as to matters permitted pursuant to Section 20.04(E)); and

            (H) Such other instruments (including without limitation any Opinion of Counsel) as the Corporate Trustee may reasonably request.

         The foregoing documents and consideration, if any, furnished pursuant to the respective paragraphs of this Section 10.02 shall constitute full authority to the Trustees for executing any quitclaim deed or instrument of release requested pursuant to this Section 10.02, and the Trustees in so doing shall not be liable to the Company or any of the Bondholders.

         Any cash deposited under this Section 10.02 with the Corporate Trustee shall be Deposited Cash and may be paid out or applied by the Corporate Trustee at any time or from time to time pursuant to the provisions of Article S hereof.

         SECTION 10.03. The Company may procure the release of, and the Trustees shall release, any of the Mortgaged and Pledged Property which has been or is about to be taken by, or under threat of, exercise of the power of eminent domain, or which has been or is about to be taken by any governmental body or agency in the exercise of any right which it may have to purchase any part of such Mortgaged and Pledged Property, or which shall be required to be disposed of by a valid order of any court or other governmental body, agency or instrumentality. The Trustees shall forthwith release any such Mortgaged and Pledged Property and enter into any indentures supplemental hereto, Mortgages and other instruments if required for the purpose of effecting such release, and do such other and further acts as may be necessary, upon receipt by the Corporate Trustee of the following:

            (A) An Application for any such release specifying the Mortgaged and Pledged Property which has been or will be taken by exercise of the power of eminent domain or has been or will be purchased by a governmental body or agency in the exercise of a right which it had or has to purchase such Mortgaged and Pledged Property, or is being disposed of pursuant to a valid order of any court or other governmental body, agency or instrumentality requiring the disposition of such Mortgaged and Pledged Property, as the case may be:

            (B) An Officers' Certificate certifying:

                (i) a description of such Mortgaged and Pledged Property
            complying with the provisions of Section 5.02(B)(1) hereof and, if as a result of such taking, the Company will be unable to carry on the operations of such Mortgaged and Pledged Property in substantially the same manner as they are being conducted prior to such exercise of the power of eminent domain or such purchase, a statement of the Fair Value thereof;

                (ii) a statement of the amount of any cash and the amount, value and general nature of any other consideration received or to be received by the Company as the proceeds of such Mortgaged and Pledged Property; and

                (iii) a statement that such release is authorized under this
            Section 10.03;

            (C) If the consideration received or to be received or the Fair Value of the Mortgaged and Pledged Property to be released, as indicated in the aforesaid Officers' Certificate, is in excess of $500,000, an Opinion of Counsel:

                (i) if any property is to be received in exchange for Mortgaged and Pledged Property to be released, stating to the extent

;

            applicable (and if not applicable, stating that such particular provision is inapplicable), with respect to such property so received in exchange, the matters set forth in subdivision (E) of
            Section 5.03 hereof, except that the supplemental indenture, Mortgage and other instruments referred to therein shall be the ones referred to in subdivision (E) of this Section 10.03; and

                (ii) if, as a result of such taking, the Company will be unable to carry on the operations of such Mortgaged and Pledged Property in substantially the same manner as they are being conducted prior to such exercise of the power of eminent domain or such purchase, an opinion to the effect that the Mortgaged and Pledged Property to be released has been or is being taken by, or under threat of, the exercise of the power of eminent domain or has been or will be purchased by a governmental body or agency in the exercise of a right which it had or has to purchase the same, or is being disposed of pursuant to a valid order of any court or other governmental body, agency or instrumentality requiring the disposition of such property, as the case may be, and that such release is authorized under this Section 10.03;

            (D) In the event that such taking is a partial taking of a Mortgaged and Pledged Property which pursuant to an Officers' Certificate, does not decrease the number of beds at such Mortgaged and Pledged Property and does not decrease the Fair Value of such property below the Fair Value immediately prior to such taking, then in such event the Company may retain all proceeds and consideration received as a result of such taking. In all other cases, the Company shall pay to the Trustee cash, by certified or official bank check payable to the order of the Trustee, to be held in trust under this Indenture in an amount equal to (1) any cash proceeds received, and a transfer and assignment of any other consideration received, as proceeds for such Mortgaged and Pledged Property and (2) in the event that the Company will be unable to carry on the operations of such Mortgaged and Pledged Property in substantially the manner as they are being conducted prior to such exercise of the power of eminent domain or such purchase, the greater of
        (i) any cash proceeds received, and a transfer and assignment of any other consideration received, as proceeds for such Mortgaged and Pledged Property and (ii) the Bondable Amount of the Mortgaged and Pledged Property release of which is sought, and in any event a supplemental indenture and a Mortgage subjecting to the Lien of this Indenture any property which is received in exchange for the Mortgaged and Pledged Property to be released hereunder;

            (E) Such Mortgage and other instruments (including any referred to in subdivision (D) of this Section 10.03), if any, as in the Opinion of Counsel specified in subdivision (C) of this Section 10.03 may be necessary or advisable to subject to the Lien of this Indenture any property received in exchange for the Mortgaged and Pledged Property to be released;

            (F) The Current M.A.I. Appraisal, if any, upon which any statement made in the aforesaid Officers' Certificate is based;

            (G)(1) If an Operating Subsidiary is the owner of the property described in such Application, an agreement in recordable form, dated as of the date of such Application and executed in the name and on behalf of, and by two Executive Officers of, such Subsidiary pursuant to which such Subsidiary shall enter into a supplemental indenture granting a first priority lien on such property to the Trustees and shall agree to observe and perform the obligations under this Indenture which relate to such property; (2) in respect of any instrument setting forth rights mortgaged and pledged as part of the Trust Estate with respect to such property, an agreement in recordable form, dated as of the date of such Application and executed in the name and on behalf of, and by the Executive Officers of, the Company or Operating Subsidiary, as the case may be, that is a party to such instrument, pursuant to which the Company or such Subsidiary, as the case may be, shall agree to assume and perform its obligations under such instrument; and (3) an Opinion of Counsel stating that each such agreement is a legal, valid and binding obligation of the Company or such Subsidiary whose name is signed thereto, enforceable in accordance with its terms (subject to the matters set forth in Section 20.04(E)); and

            (H) Such other instruments (including without limitation any Opinion of Counsel) as the Corporate Trustee may have reasonably requested.

         The Trustees shall, upon receipt of the foregoing documents, give their consent in writing to the amount of any award or allowance of compensation for any such Mortgaged and Pledged Property in connection with any proceeding for the taking of any of the Mortgaged and Pledged Property through the exercise of the power of eminent domain or any right to purchase or obligation to sell referred to above.

         The foregoing documents and consideration furnished pursuant to the respective paragraphs of this Section 10.03 shall constitute full authority to the Trustees for executing any quitclaim deed or instrument of release or giving any consent requested pursuant to this Section 10.03, and the Trustees in so doing shall not be liable to the Company, any Operating Subsidiary, any of the Bondholders or any other person.

         Any cash deposited under this Section 10.03 shall be held as Deposited Cash and shall be paid out or applied by the Corporate Trustee at any time or from time to time pursuant to the provisions of Article 5, except that any Deposited Cash arising under this Section 10.03 by payment pursuant to Subsection (D)(i) of this Section 10.03 may be withdrawn pursuant to Section
5.03 in respect of a Mortgaged and Pledged Property in an amount equal to the Fair Value of such Mortgaged and Pledged Property without any limitation to the amount of the Bondable Amount thereof.

         SECTION 10.04. Wherever requesting the release of any of the Mortgaged and Pledged Property, the Company covenants and agrees that it will furnish to the Corporate Trustee:

            (A) An Officers' Certificate stating that the provisions in this
        Article 10 relating to the release, or release and substitution, of any of the Mortgaged and Pledged Property have been complied with;

            (B) An Opinion of Counsel stating that in the opinion of said counsel the provisions of this Article 10 relating to the release, or the release and substitution, of any of the Mortgaged and Pledged Property have been complied with;

            (C) Except as provided in Sections 10.03 and 10.02(D), a Current certificate or opinion of an engineer, appraiser, or other expert as to the Fair Value of any property or any securities to be released from the Lien of this Indenture, which certificate or opinion shall state that in the opinion of the person making the same, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof except as otherwise provided in this Indenture. If the Current Fair Value of any such property or securities released since the commencement of the current calendar year, as set forth in such certificates or opinions required by this Section 10.04, is 10% or more of the aggregate principal amount of the Outstanding Bonds, then such certificate or opinion shall be made by an Independent engineer, appraiser, or other expert. However, such a certificate or opinion of an Independent engineer, appraiser, or other expert shall not be required, except as otherwise provided in this Indenture, in the case of any release of any property or securities, if the Fair Value thereof as set forth in the Current certificate or opinion required by this Section
        10.04 is less than $25,000 or less than 1% of the aggregate principal amount of the Outstanding Bonds.

        SECTION 10.05. If the Company has, or has caused to be, sold, exchanged or otherwise disposed of any property not included under the Lien of this Indenture, and the Company requests the Trustees to furnish a written disclaimer or quitclaim of any interest in any such property under this Indenture, the Trustees shall execute such instrument upon delivery to the Corporate Trustee of the following:

            (A) An Application informing the Trustees of the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, stating that such property is not included under the Lien of this Indenture; and

            (B) An Opinion of Counsel stating that the property described in the aforesaid Application is not subject to the Lien of this Indenture.

        The foregoing documents furnished pursuant to this Section 10.05 shall constitute full authority to the Trustees to execute such disclaimer or quitclaim and the Trustees in so doing shall not be liable to the Company, any Subsidiary, any of the bondholders or any other person.

        SECTION 10.06. In case the Mortgaged and Pledged Property, or any portion thereof, shall be in the possession of a receiver or trustee, lawfully



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



appointed, the powers hereinbefore conferred upon the Company with respect to the release of property subject to the Lien of this Indenture may, subject to the satisfaction of the conditions herein set forth, be exercised by such receiver or trustee, and an instrument, request or certificate signed by such receiver or trustee shall be deemed the equivalent of an instrument, an Application or an Officers' Certificate of the Company, when such is required by the provisions of this Article; and if the Trustees, or either of them, shall be in possession of the Mortgaged and Pledged Property, or any portion thereof, under any provision of this Indenture, then such power may be exercised by the Trustees, or either of them, in their, its or his discretion.

         SECTION 10.07. The Trustees shall execute any release, consent, disclaimer or quitclaim under the provisions of Section 10.02, Section 10.03 or
Section 10.05 hereof, notwithstanding the fact that a Default or an Event of Default shall have occurred and be continuing, and the Trustees may in their absolute discretion (but shall not be obligated to) execute any release or consent under any of the other provisions of this Article 10, notwithstanding that at the time a Default or an Event of Default shall have occurred and be continuing.

         SECTION 10.08. Sections 10.02 and 10.03 hereof shall not be construed as being in limitation of one another, but as separate and independent methods of releasing or disposing of properties subject to the Lien of this Indenture.

                                  ARTICLE 11.

                             PURCHASER IN GOOD FAITH

         SECTION 11.01. No purchaser in good faith of any property purporting to be released by the Trustees under Article 10 hereof, shall be bound to ascertain the authority of the Trustees to execute any release, disclaimer or quitclaim or be bound to inquire as to any documents or consideration required by the provisions hereof for the exercise of such authority, or to see to the application of any consideration paid by such purchaser.

                                  ARTICLE 12.

              REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

         SECTION 12.01. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as "Events of Default" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (A) Failure to pay the principal of or the premium, if any, on any Bond as and when the same shall become due and payable at maturity; or

            (B) Failure to pay any installment of interest upon any Bond as and when the same shall have become due and payable and continuance of such default for a Period of 15 days; or

            (C) Default in the meeting or satisfaction of any redemption payment with respect to any of the Bonds as and when the same shall become due and payable, and continuance of such default for a period of 15 days; or

            (D) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Operating Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company, any Operating Subsidiary or any Subsidiary which is the owner of any substantial part of the Company's or any Operating Subsidiary's property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (E) The institution by the Company or any Operating Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company, any Operating Subsidiary or any Subsidiary which is the owner of any substantial part of the Company's or any Operating Subsidiary's property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company or any Operating Subsidiary in furtherance of any such action; or

            (F) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 12.01 specifically dealt with, and other than a default in the performance of Section 6.07 hereof, the breach of which is specifically dealt with in Section 12.01(G) hereof), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Corporate Trustee, or to the Corporate Trustee and the Company by the holders of at least 10% in principal amount of the Outstanding Bonds affected (as such term is defined in Section 19.02), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (G) An event of default as defined in any mortgage, indenture or instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in excess of $4,000,000 in aggregate principal amount in any consecutive 18 months becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within ten days after written notice to the Company from the Corporate Trustee, or to the Corporate Trustee and the Company from the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding;

            (H) The failure of the Company to continue to manage the operations conducted on a Mortgaged and Pledged Property unless such mortgaged and Pledged Property is released and/or substituted pursuant to sections 10.02 or 10.03 hereof.

         SECTION 12.02. The Trustees shall, within 90 days after the occurrence thereof, give by mail to the Bondholders, as their names and addresses appear in the Bond Register notice of all defaults known to the Trustees, unless such defaults shall have been cured or waived before the giving of such notice (the term "Defaults" for the purposes of this Section 12.02 being hereby defined to be the events specified in subdivisions (A), (B), (C), (D), (E), (F), (G) and
(H) of Section 12.01 hereof, not including any periods of grace provided for in said subdivisions and irrespective of the mailing of any written demand specified in subdivisions (F) and (G) but in the case of any default as specified in subdivisions (B) and (C) of Section 12.01 hereof, no such notice shall be given until at least 15 days after the occurrence thereof, and in the case of any default as specified in subdivisions (F) and (G) of Section 12.01 hereof, no such notice shall be given until at least 30 days after the occurrence thereof); provided, however, that except in the case of default in the payment of the principal of or the premium, if any, or the interest on any of the Bonds, the Corporate Trustee shall be protected in withholding such notice if and so long as the board of directors, board of trustees, executive committee, or a trust committee of directors, trustee and/or Responsible Officers, of the Corporate Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders and the Individual Trustee shall be protected in withholding such notice if and so long as the Individual Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders.

         SECTION 12.03. If an Event of Default occurs and is continuing as defined in Section 12.01 hereof, the Corporate Trustee may and the Holders of not less than 25% in principal amount of the Bonds at the time Outstanding hereunder may, by notice in writing given to the Company (and to the Corporate Trustee if such notice be given by Bondholders) declare the principal of all of the Bonds hereby secured and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the Holders of a majority in principal amount of all Outstanding Bonds, by written notice to the Company and to the Trustees thereafter to consent to a waiver of such past Default before any final judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided or any sale of Mortgaged and Pledged Property or any material portion thereof shall have been made and if before such


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
judgment, decree or sale all covenants with respect to which Default shall have been made shall be fully performed or made good to the reasonable satisfaction Of the Corporate Trustee, and all arrears of interest with interest upon overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the interest rate per annum applicable to the particular series of Bonds and the principal and premium, if any, of all Outstanding Bonds which shall have become due otherwise than by acceleration under this Section 12.03 and all sums paid or advanced by the Trustees hereunder and the reasonable compensation, disbursements, expenses and advances of the Trustees, their agents and attorneys, and all other indebtedness secured hereby, except the principal of any Bonds not then due by their terms and except interest accrued on such Bonds since the last Interest Payment Date, shall be paid, or the amount thereof shall be paid to the Corporate Trustee for the benefit of those entitled thereto. Such Default and its consequences shall thereupon be deemed to have been cured and such declaration of the maturity of the Bonds shall be void and of no further effect, but no such cure shall extend to or affect any subsequent Default or impair any right consequent thereon.

         SECTION 12.04. Upon the occurrence of one or more Events of Default, as defined in Section 12.01 hereof, and only for as long as any such Event of Default shall continue, the Trustees, or either of them, personally or by their, its or his agents or attorneys, to the extent permitted by law, may, but, shall not be obligated to, enter into and upon all or any part of the Mortgaged and Pledged Property, and may exclude the Company and/or any Operating Subsidiary and their respective agents, employees and other servants wholly therefrom; and having and holding the same, use, control, operate and manage the Mortgaged and Pledged Property or any part thereof, and conduct the business of the Company in respect thereto, either personally, or by its agents or attorneys or by the Company's and/or the Operating Subsidiary's superintendents, managers, agents, servants, attorneys, receivers or trustees, in such manner as the Trustees, or either of them may deem best. Upon every such entry the Trustees, or either of them, at the expense of the Mortgaged and Pledged Property, if necessary from time to time, either by purchase, repair or construction, may maintain and restore the machinery, tools, fixtures, and other property, buildings, bridges and structures erected upon or provided for use in connection with the Mortgaged and Pledged Property whereof it shall become possessed as aforesaid; and likewise, if necessary from time to time, at the expense of the Mortgaged and Pledged Property, may make all necessary or proper repairs, renewals and replacements and useful alterations, additions, betterments, and improvements to and on the Mortgaged and Pledged Property, and purchase or otherwise secure the use of additional machinery, tools, fixtures and other property for use thereon, all to the extent permitted by law. To the extent permitted by law and only for so long as such Event of Default shall continue, the Trustees, or either of them, shall have the further right to manage the Mortgaged and Pledged Property and to carry on the business and exercise all rights and powers of the Company and/or the Operating Subsidiary with respect thereto, either in the name of the Company and/or the Operating Subsidiary or otherwise, as the Trustees, or either of them, shall deem best, and shall be entitled to collect and receive all earnings, income, rents, issues, revenues and profits of the same and every part thereof. After deducting the expenses of conducting the business thereof, and of all necessary repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and other proper charges having liens on the Mortgaged and Pledged Property, or any part thereof, prior to the Lien of this Indenture, as well as reasonable compensation for its own services and for the services of its counsel, agents, clerks, servants and other employees, the Trustees, or either of them, shall apply the balance of the moneys derived from the operation and management of the Mortgaged and Pledged Property and business together with Deposited Cash, if any, subject to the Corporate Trustee's discretion as to timing and the amount of funds to be disbursed, as follows:

            (i) if the principal of the Outstanding Bonds shall not have become due and be unpaid, to the payment of the interest due and unpaid on the Outstanding Bonds, in the order of the maturity of the installments of such interest, such payments to be made ratably to the persons entitled thereto without discrimination or preference;

            (ii) if the principal of the Outstanding Bonds shall have become due by declaration or otherwise, and shall be unpaid, then to the payment of such principal of and the premium, if any, and the interest on the Outstanding Bonds, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the particular series of Bonds; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal, premium and interest, without preference or priority as to any Outstanding Bond over any other Outstanding Bond or of principal, premium, if any, or interest over principal, premium, if any, or interest, or of any installment of interest over any other installment of interest, upon presentation of such Bonds and their surrender if fully paid, or for proper notation if only partially paid; and

            (iii) to the payment of the surplus, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        In the event that the Trustees, or either of them, operates the Mortgaged and Pledged Property pursuant to this Section 12.04, then the Company shall indemnify and hold the Trustees and either of them harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings, costs and expenses (including without limitation reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (a) the presence of any Hazardous Substance on or about the Mortgaged and Pledged Property; or (b) any violation or alleged violation of any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to Hazardous Substances on or about or in the Mortgaged and Pledged Property, whether attributable to events occurring before or after the Trustees', entry upon and operation of the Mortgaged and Pledged Property. Such indemnification made herein by the Company shall survive any termination of this Indenture.


                                      66

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        SECTION 12.05. Upon the occurrence of one or more Events of Default, as defined in Section 12.01 hereof:

            (a) At the direction of the Corporate Trustee, the Individual Trustee, either himself or by such officer or agent as he may appoint in his discretion, with or without entry if, and to the extent permitted by law, may but shall not be obligated to sell, subject to any prior liens thereon, to the highest bidder, all the Mortgaged and Pledged Property, or any portion thereof, and all right, title and interest therein, in one parcel or as separate parcels, as the Trustees, in their discretion, deem in the best interests of the Holders of the Outstanding Bonds, which sale or sales shall be made at public auction at such time and place and upon such terms as the Trustees, or either of them, may fix and briefly specify in the notice of sale to be given as hereinafter provided in Section 12.06; and

            (b) The Trustees, or either of them, by such officer or agent as they may appoint in their, its or his discretion, with or without entry, may proceed to protect and enforce their, its, or his rights and the rights of holders of the Outstanding Bonds by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustees, or either of them, shall deem most effectual to protect and enforce any of their, its or his rights or duties and the rights of Holders of the Outstanding Bonds.

        Upon the written request of the Holders of a majority in principal amount of the then Outstanding Bonds, in case an Event of Default shall have occurred and be continuing as aforesaid, subject to Sections 16.02 and 16.06, it shall be the duty of the Trustees, or either of them, upon being indemnified as provided in Section 12.21, to exercise such one or more of the remedies available for the protection and enforcement of their rights and the rights of the Bondholders (including the exercise of the powers of entry or sale herein conferred, or the taking of appropriate judicial proceedings by action, suit or otherwise) as the Trustees, or either of them, shall deem best.

        SECTION 12.06. Notice of any sale pursuant to any provision of this Indenture shall state the time and place of said sale, and shall contain a brief general description of the property or properties to be sold, and shall be sufficiently given if published once in each week for three successive weeks prior to such sale in a Daily Newspaper in Nashville, Tennessee, New York, New York and in the relevant area in which the parcel or parcels proposed to be sold are situated, and in such other manner as may be required by law.

        SECTION 12.07. The Trustees, or either of them, from time to time for good cause may adjourn any sale to be made under the provisions of this Indenture, by announcement at the time and place appointed for such sale, or for such adjourned sale or sales, and without further notice or publication (unless otherwise required by law), such sale may be made at any time or place to which the same shall be so adjourned.


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
         SECTION 12.08. Upon the completion of any sale or sales under this Indenture, the Trustees, or either of them, or the court officer conducting the sales shall execute and deliver to the purchaser or purchasers a good and sufficient bill or bills of sale and deed or deeds of conveyance of the property sold. The Company agrees, and will cause the Operating Subsidiaries to agree, that the Trustees, or either of them, and their, its or his successors (i) are hereby irrevocably appointed the true and lawful attorneys of the Company and the Operating Subsidiaries in its and their name and stead to execute and deliver all necessary deeds, bills of sale and conveyances of the Mortgaged and Pledged Property, and (ii) may substitute one or more persons with like power, the Company and the Operating Subsidiaries hereby ratifying and confirming all that their said attorney or attorneys or such substitute or substitutes, shall lawfully do by virtue hereof. The Company further agrees, and will cause the Operating Subsidiaries to agree, that the Company and the Operating subsidiaries, if so requested by the Trustees, or either of them, shall ratify such sale by executing and delivering such deeds of conveyance, bills of sale or other instruments of assignment and transfer, as in the judgment of the Trustees, or either of them, may be advisable.

         SECTION 12.09. To the extent permitted by law, any such sale or sales made under or by virtue of this Indenture, whether under the power of sale hereby granted and conferred, or under or by virtue of any judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Compare and/or any of the Operating Subsidiaries, of, in and to the premises and property sold, and shall be a perpetual bar, both at law and in equity, against the Company and/or any of the Operating Subsidiaries, its or their successors and assigns, and against any and all persons claiming the premises and property sold, or any part thereof, from through or under the Company and/or any of the Operating Subsidiaries, its or their successors or assigns.

         SECTION 12.10. No remedy herein conferred upon or reserved to the Trustees, or either of them, or the Bondholders is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative, and shall be in addition to every other remedy given hereunder as now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission to exercise any right or power accruing upon any Event of Default, as defined in Section 12.01 hereof, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

         No waiver of any Event of Default, as defined in Section 12.01 hereof, whether by the Trustees or by the Bondholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.



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



         SECTION 12.11. The holders of not less than a majority in principal amount of the Bonds at the time Outstanding hereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or either of them, or exercising any trust or power conferred upon the Trustees, or either of them; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and the Trustees, or either of them, may take any other action deemed proper by them, or either of them, which is not inconsistent with such direction.

         SECTION 12.12. Upon application of the Trustees, or either of them, to any court of competent jurisdiction, if an Event of Default shall have occurred and so long as it shall be continuing, to the extent permitted by law, a receiver may be appointed to take possession of, and to operate, maintain and manage the Mortgaged and Pledged Property or any part thereof; and in every case when a receiver of the whole or of any part of said property shall be appointed under this Section 12.12, or otherwise, the net income and profits of the Mortgaged and Pledged Property shall be paid over to, and shall be received by, the Trustees, or either of them, for the benefit of the holders of the Outstanding Bonds to be applied as provided in Section 12.04; provided, however, that, notwithstanding the appointment of any such receiver, the Corporate Trustee shall be entitled to retain control of, and to collect all interest and dividends or earnings on, any shares of stock, cash, bonds and other obligations which may have been pledged with it as security hereunder. The provisions of this Section 12.12 are subject to the condition that, if at any time after the appointment of a receiver, all accrued and unpaid interest upon all Outstanding Bonds, and the principal and premium, if any, of any Outstanding Bonds which shall have become due otherwise than by acceleration under Section 12.03, and the reasonable charges and expenses of the Trustees and their agents and attorneys and of any receiver shall either be paid by or on behalf of the Company or be collected out of the income of the Mortgaged and Pledged Property, or be provided for by the deposit with the Corporate Trustee of a sum sufficient to pay the same, and all other Events of Default made good to the reasonable satisfaction of the Corporate Trustee, then and in every such case to the extent permitted by law such receiver of all or a portion of the Mortgaged and Pledged Property shall cease to act as such and such appointment shall be of no further force and effect and all Events of Default shall be deemed to be cured, but no such cure or avoidance shall extend or affect any subsequent Default or impair any right consequent thereon.

         SECTION 12.13. Upon any sale being made either under the power of sale hereby given or pursuant to any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all Bonds then secured hereby, if not previously due, shall become and be immediately due and payable.

         SECTION 12.14. Upon any sale made either under the power of sale hereby given or pursuant to any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any Bondholder or Bondholders or the Trustees may bid for and purchase the Mortgaged and Pledged Property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further



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



accountability, and, for the purpose of making settlement or payment for the property or properties purchased, any purchaser at any such sale may, in paying the purchase money, apply any of the Bonds Outstanding hereunder and any matured and unpaid interest obligations hereby secured, to the extent herein set forth; such purchaser shall present such Bonds in order that there may be credited as paid thereon the sums payable out of the net proceeds of such sale to the owner of such Bonds as his proportionate share of such net proceeds; and such purchaser shall be credited on account of the purchase price payable by him with the sums payable out of such net proceeds which shall be applicable to the payment of and which shall have been credited upon the Bonds so presented.

         SECTION 12.15. Upon any sale made either under the power of sale hereby given or pursuant to judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustees or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustees or of such officer therefor, be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

         SECTION 12.16. The purchase money or proceeds of any sale made either under the power of sale hereby given, or pursuant to judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, shall be applied, as follows:

            First. To the payment of all taxes, assessments, governmental charges, Permitted Encumbrances and liens prior to the Lien of this Indenture, except those subject to which such sale shall have been made, and all of the costs and expenses of such sale, including reasonable compensation to the Trustees, their agents and its attorneys, and of all other sums payable to the Trustees hereunder by reason of any expenses or liability incurred or advances made in connection with the management or administration of the trusts hereby created;

            Second. To the payment in full of the amounts then due and unpaid for the principal of and the premium, if any, and the interest on the Outstanding Bonds, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the particular series of Bonds; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal, premium and interest, without preference or priority as to any Outstanding Bond over any other Outstanding Bond or of principal, premium, if any, or interest over principal, premium, if any, or interest, or of any installment of interest over any other installment of interest, upon presentation of such Bonds and their surrender if fully paid, or for proper notation if only partially paid; and


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
            Third. Any surplus thereof remaining to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        SECTION 12.17. To the extent that such rights may then lawfully be waived, neither the Company nor any Operating Subsidiary nor any one claiming through or under it or them shall or will insist upon, or plead, or in any manner whatsoever, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged and Pledged Property may be situated, in order to prevent or hinder the enforcement of foreclosure of this Indenture, or the absolute sale of the Mortgaged and Pledged Property, or the final and absolute putting into possession thereof immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all Operating Subsidiaries and all who may claim through or under it or them, hereby waive, to the extent that it or they lawfully may do so, the benefit of all such laws and all right of appraisement and redemption (statutory or otherwise) or any equity of redemption to which it or they may be entitled under the laws of any jurisdiction where any of the Mortgaged and Pledged Property may be situated. The Company, for itself and all Operating Subsidiaries and all who may claim through or under it or them, waives to the extent that it or they lawfully made do so, any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the Lien of this Indenture, and agrees that any court having jurisdiction to foreclose such Lien may sell the Mortgaged and Pledged Property in part or as an entirety.

        SECTION 12.18. (A) The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Bonds as and when the same shall become due and payable, and such default shall have continued for a period of 15 days, or (b) in case default shall be made in the payment of the principal of, and premium, if any, on, any of the Bonds as and when the same shall have become due and payable at maturity, then upon demand of the Trustees, or either of them, the Company will pay to the Trustees, or either of them, for the benefit of the Holders of the Bonds, the whole amount that then shall have become due and payable on all such Bonds for principal, and premium, if any, and interest, with interest upon the overdue principal, and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the respective applicable rates borne by the Bonds of the particular series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustees, or either of them, their, its or his agents and counsel.

        In case the Company shall fail to pay the same forthwith upon such demand, the Trustees, or either of them, in their, its or his own names or name and as trustees or trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Bonds, wherever situated.

     (B) If an Event of Default occurs and is continuing, the Trustees, or either of them, may in the exercise of discretion proceed to protect and enforce their, its or his rights and the rights of the Bondholders by such appropriate judicial proceedings as deemed most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     (C) In case of a sale of the Mortgaged and Pledged Property or any part thereof, the Trustees, or either of them, in their, its or his name and as trustees or trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds, for the benefit of the Holders thereof, and shall be entitled to institute and prosecute any action and enforce any judgment or final decree as aforesaid for any portion of the said debt remaining unpaid, to the extent permitted by law. No judgment or decree obtained by the Trustees, or either of them, and no levy of any execution upon the Mortgaged and Pledged Property, or upon any other property, shall in any manner, or to any extent, affect the Lien of this Indenture upon the Mortgaged and Pledged Property, or any part thereof, or any lien, rights, powers or remedies of the Trustees, or either of them, hereunder, or any lien, rights, powers or remedies of the Bondholders, but such lien, rights, powers and remedies shall continue unimpaired as before, except as otherwise provided by law. Nothing in this paragraph herein contained shall be construed as entitling the Trustees, or either of them, to recover more than the amounts then due and unpaid upon the Outstanding Bonds, plus costs and expenses reasonably incurred in the proceedings resulting in the collection of moneys.

     (D) Any moneys collected by the Trustees, or either of them, under this
Section 12.18 shall be applied by the Trustees:

          FIRST. To the payment of the costs and expenses reasonably incurred (including any sums due the Trustees) in the proceedings resulting in the collection of such moneys.

          SECOND. To the payment of the amounts then due and unpaid upon the Outstanding Bonds for principal of and the premium, if any, and the interest on the Outstanding Bonds, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the interest rate per annum applicable to the particular series of Bonds; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such principal, premium and interest, without preference or priority as to any Outstanding Bond over any other Outstanding Bond or of principal, premium, if any, or interest over principal, premium, if any, or interest, or of any installment of interest over any other installment of interest, upon presentation of such Bonds and their surrender if fully paid, or for proper notation if only partially paid.

     SECTION 12.19. All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustees, or either of them,

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



without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustees, or either of them, shall be brought in their, its or his own name as trustees or trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustees, or either of them, their, its or his agents and counsel, be for the ratable benefit of the holders of the Outstanding Bonds in respect of which such judgment has been recovered.

     SECTION 12.20. The Trustees, or either of them (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed and irrespective of whether the Trustees, or either of them, shall have made any demand for such payment), may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees, or either of them, and of the Bondholders allowed in any judicial proceedings relative to the Company and/or an Operating Subsidiary or their respective creditors or property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company and/or an Operating Subsidiary or their respective property, the Trustees, or either of them, (irrespective of whether the principal of the Bonds shall then be due and payable and irrespective of whether the Trustees, or either of them, shall have made any demand for such payment) shall be entitled and empowered either in their, its or his own name or as trustees or trustee of an express or as attorney in fact for the Holders of the Bonds, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest upon such overdue principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the interest rate per annum applicable to the particular series of Bonds) and any premium which may be or become owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustees, or either of them (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustees, or either of them, their, its or his agents and counsel) and of the Bondholders allowed in any such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustees, or either of them, and in the event that the Trustees shall consent to the making of such payments directly to the Bondholders, to pay to the Trustees, or either of them, any amount due the Trustees, or either of them, for the reasonable compensation, expenses, disbursements and advances of the Trustees, or either of them, their agents and counsel, and any other amounts due the Trustees, or either of them, under Section 16.08.

     Nothing herein contained shall be deemed to authorize the Trustees, or either of them, to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustees, or either of them, to vote in respect of the claim of any Bondholder in any such proceeding.

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



     The Trustees, to the extent permitted by law, shall be entitled to sue and recover judgment and/or to file and prove such claim as aforesaid either before or after or during the pendency of any Proceedings for the enforcement of the Lien of this Indenture upon the Mortgaged and Pledged Property.

     SECTION 12.21. No Bondholder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust hereunder, including the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such holder previously shall have delivered to the Trustees written notice that one or more Events of Default, which Events of Default shall be specified in such notice, has occurred and is continuing, and (b) the holders of not less than 25% in principal amount of the then Outstanding Bonds shall have requested the Trustees in writing and shall have afforded to them reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, and (c) one or more Bondholders shall have offered to the Trustees adequate security and indemnity, satisfactory to them, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustees, or either of them, shall have refused or neglected to act on such notification, request and offer of indemnity for at least 60 days and no direction inconsistent with such notification shall have been given to the Trustees by holders of not less than a majority in principal amount of the Outstanding Bonds; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustees, or either of them, to be conditions precedent to the exercise of the powers and trusts of this Indenture and to any action or cause of action for foreclosure, including the appointment of a receiver or trustee, or for any other remedy hereunder; it being understood and intended that no Bondholder shall have any right in any manner whatsoever by his action to affect, disturb or prejudice the rights of any other Holder or the Lien of this Indenture, or obtain or seek to obtain priority or preference over any other holder, or to enforce any right hereunder, except in the manner herein provided to the extent permitted by law, and that all proceedings at law or in equity shall be instituted, had or maintained in the manner herein provided, and for the equal and ratable benefit of all holders of the Outstanding Bonds.

     SECTION 12.22. Notwithstanding any other provision of this Indenture, the right of any holder of any Bond to receive payment of the principal of, premium, if any, and interest on such Bond, on or after the respective Stated Maturities expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturities, shall not be impaired or affected without the consent of such holder, except that no Bondholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Lien of this Indenture upon any property subject hereto.

     SECTION 12.23. All parties to this Indenture agree, and each holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustees, or

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



either of them, for any action taken or omitted by them, it or him, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but to the extent permitted by law the provisions of this Section 12.23 shall not apply to any suit instituted by the Trustees, or either of them, to any suit instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in aggregate principal amount of the outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Bond on or after the respective Stated Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

     SECTION 12.24. To the extent that any provision of this Article 12 may be invalid or unenforceable under any applicable law with respect to any of the Mortgaged and Pledged Property, such provision shall be deemed inoperative and inapplicable and shall not be included in the terms of this Indenture.

     SECTION 12.25 The Company and any Operating Subsidiary may waive any period of grace provided for in this Article 12.

     SECTION 12.26. In case the Trustees or any Bondholder shall have proceeded to enforce any right or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustees or to such Bondholder, then and in every such case the Company, the Trustees and the Bondholders, subject to any determination in such proceedings, shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustees and Bondholders shall continue as if no such proceedings had been instituted.

     SECTION 12.27. The holders of not less than the required percentage in principal amount of the Outstanding Bonds specified in Section 12.03 may on behalf of the holders of all the Bonds waive any past Default hereunder and its consequences, except a Default:

          (1) in the payment of the principal of (or premium, if any) or interest on any Bond, or

          (2) in respect of a covenant or provision hereof which under Article 19 cannot be modified or amended without the consent of the holder of each Outstanding Bond affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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                                  ARTICLE 13.

            EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

     SECTION 13.01. Prior to due presentment for registration of transfer of any Bond, the Company, the Trustees, or either of them, any Bond Registrar, or any agent of the Company, the Trustees or of either of them may deem and treat the person in whose name any Bond shall be registered at any given time upon the Bond Register as the absolute owner of such Bond for the purpose of receiving any payment of, or on account of, the principal, premium, if any, and interest on such Bond and for all other purposes whether or not such Bond be overdue; and neither the Company nor the Trustees, nor either of them, nor any agent of the Company, the Trustee or either of them shall be bound by any notice to the contrary. All such payments made in accordance with the provisions of this Section 13.01 shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

                                  ARTICLE 14.

               IMMUNITY OF ORGANIZERS, SUBSCRIBERS TO THE UNITS,
                    LIMITED PARTNERS, OFFICERS AND DIRECTORS

     SECTION 14.01. No recourse under or upon any obligation, covenant or agreement contained in this Indenture (including any indenture supplemental hereto) or in any Bond or because of the creation of any indebtedness hereby secured, shall be had against any organizer, any past, present or future subscriber to the Units, any limited partner, any officer or any director of the Company or any Subsidiary or of any predecessor or successor corporation or limited partnership, as such, either directly or through the Company or any Subsidiary or any predecessor or successor corporation or limited partnership, under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured are solely partnership obligations, and that no such personal liability shall attach to, or be incurred by, any such organizer, subscriber to the Units, limited partner, officer or director of the Company or any Subsidiary or of any predecessor or successor corporation or limited partnership, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such organizer, subscriber to the Units, limited partner, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds and interest obligations secured hereby.

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



                                  ARTICLE 15.

                  CONSOLIDATION, MERGER, CONVEYANCE AND LEASE

     SECTION 15.01. Notwithstanding the provisions of Section 6.08 or any other provision of this Indenture, subject to the satisfaction of the conditions set forth in this Article 15. and further subject to the provisions of Section 9.05, if applicable, nothing shall prevent the consolidation or merger of the Company or any Subsidiary with or into any other limited partnership or limited partnerships or corporations lawfully entitled to acquire and operate all of the Mortgaged and Pledged Property, or shall prevent any sale, conveyance or lease of all or substantially all of the property of the Company or any Subsidiary to another person or persons, or shall prevent successive consolidations, mergers, sales, conveyances or leases to which the Company or any Subsidiary or any successor limited partnership or corporation shall be a party; provided, however, (1) that upon any such consolidation or merger of the Company and upon any such sale, conveyance or lease, the consolidated limited partnership or the surviving or acquiring companies or limited partnerships, or the transferee or lessee, as the case may be, shall execute prior to, or contemporaneously with, such transaction such instruments as in the Opinion of Counsel referred to in Section 15.03 are necessary or advisable to evidence the assumption by such consolidated limited partnership or the surviving or acquiring companies or limited partnerships, or transferee or lessee, as the case may be, of the due and punctual payment of the principal of, premium, if any, and interest on the Bonds and the due and punctual performance and observance of all the covenants and obligations of the Company under this Indenture; (2) that such transaction shall not disturb the continuance of the Lien of this Indenture on all the Mortgaged and Pledged Property; and (3) that immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing.

     SECTION 15.02. In case the Company pursuant to Section 15.01 shall be consolidated or merged with any other limited partnership or corporation other than where the Company is the survivor or the Company shall convey, transfer or lease, subject to this Indenture, all or substantially all of its property, any such successor limited partnership or corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance, transfer or lease as aforesaid, upon executing, and causing to be recorded, an indenture supplemental hereto, satisfactory to the Corporate Trustee, whereby such successor limited partnership, limited partnerships, corporation or corporations shall assume the due and punctual payment of the principal of, premium, if any, and interest on, the Bonds and the performance of all the covenants and conditions of this Indenture, shall succeed to all rights, powers and privileges hereunder accruing to or vesting in, the Company, with the same effect as if it or they had been named herein as the Company in the first paragraph of this Indenture, and, if, after such conveyance or transfer, the person named as the Company in the first paragraph of this instrument or any Successor which shall theretofore have become such in the manner prescribed in this Article 15, is to be voluntarily dissolved, such person shall thereupon be released from all obligations hereunder and under the Bonds. No such lease, however, shall have the effect of relieving the person named as the Company in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 15, from its liability under this Indenture or as obligor and maker of any of the Bonds.

     Such successor limited partnership, limited partnerships, corporation or corporations thereupon may cause to be signed and may issue, either in its or their own name or in the name of the Company, any or all of the Bonds which shall not theretofore have been signed on behalf of the Company and authenticated by the Corporate Trustee; and, upon the request by two Executive officers of said successor corporation, corporations, limited partnership or limited partnerships in lieu of the Company, and subject to all the terms, conditions and restrictions herein prescribed, the Corporate Trustee shall authenticate and deliver any of such Bonds which shall have been previously signed and delivered by the officers of the Company to the Corporate Trustee for authentication and any of such Bonds which such successor limited partnership or corporation shall thereafter cause to be signed and delivered to the Corporate Trustee for that purpose.

     Every such successor limited partnership or corporation shall possess and from time to time may exercise each and every right and power hereunder of the Company, in its name or otherwise.

     SECTION 15.03. The Company covenants and agrees that no consolidation or merger of the Company and no sale, conveyance or lease of the Company's property as a whole or substantially as a whole, to which the Company or any successor limited partnership or corporation shall be a party, shall be made or effected, unless the provisions of this Article 15 shall have been complied with, and unless there shall have been delivered to the Corporate Trustee an Officers' Certificate and an Opinion of Counsel that such consolidation, merger, sale, conveyance or lease as well as the supplemental indenture, and any other document relating thereto complies in all respects with the conditions precedent herein provided for relating to such transaction.

     SECTION 15.04. Notwithstanding the foregoing, the transactions contemplated by Article 15 are subject to the redemption provisions of Section 9.05, if applicable.

                                  ARTICLE 16.

                            CONCERNING THE TRUSTEES

     SECTION 16.01. There shall at all times be a Corporate Trustee hereunder which shall be a banking corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation

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



publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 16.01 the combined capital and surplus of the Corporate Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Corporate Trustee shall cease to be eligible in accordance with the provisions of this Section 16.01, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 16.

     Any individual Trustee appointed in succession to the original Individual Trustee shall always be an individual or, to the extent permitted by law, a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 16.01 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a corporate Individual Trustee shall cease to be eligible in accordance with the provisions of this
Section 16.01, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 16.

     SECTION 16.02. The Trustees, and each of them, accept the trusts hereby created upon the terms and conditions in this Indenture specified, to all of which the Company and the holders of Outstanding Bonds by their acceptance thereof agree:

          (A)  Except during the continuance of an Event of Default,

               (1) the Trustees; and each of them, undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees, or either of them, and;

               (2) in the absence of bad faith on its part, the Trustees, or either of them, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to them, him or it, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, or either of them, the Trustee to which the same is furnished shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

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



               (B) In case an Event of Default has occurred and is continuing, the Trustees, or either of them, shall exercise such of the rights and powers vested in them, it or him by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (C) No provision of this Indenture shall be construed to relieve the Trustees, or either of them, from liability for their, its or his own negligent action, their, its or his own negligent failure to act, or their, its or his own willful misconduct, except that

                    (1) this subdivision shall not be construed to limit the
               effect of subdivision (A) of this Section;

                    (2) the Corporate Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer and the Individual Trustee shall not be liable for any error of judgment made in good faith by him unless it shall be proved that the Corporate Trustee or Individual Trustee, as the case may be, was negligent in ascertaining pertinent facts;

                    (3) the Trustees, or either of them, shall not be liable
               with respect to any action taken or omitted to be taken by them, it or him in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or either of them, or exercising any trust or power conferred upon the Trustees, or either of them, under this Indenture; and

                    (4) none of the provisions contained in this Indenture
               shall require the Trustees, or either of them, to expend or risk their, its or his own funds or otherwise incur any financial liability in the performance of any of their, its or his duties hereunder or in the exercise of any of their, its or his rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them, it or him, as the case may be; and

                    (5) the permissive right of the Trustees to do things
               enumerated in this Indenture shall not be construed as a duty, and the Trustees shall not be answerable for other than their negligence or willful default.

               (D) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees, or either of them, shall be subject to the provisions of this Section.

               (E) The Trustees shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the

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



     Company to cause to be made any of the payments to the Corporate Trustee required to be made to the Corporate Trustee by any provision hereof or failure by the Company to file with the Corporate Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Bonds, unless the Trustees shall be specifically notified in writing of such Default by the Company or by the owners of at least 25% in aggregate principal amount of Outstanding Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustees, must, in order to be effective, be delivered at the main office of the Corporate Trustee, and in the absence of such notice so delivered the Trustees may conclusively assume there is no Event of Default except as aforesaid.

     SECTION 16.03. The recitals contained herein and in the Bonds (except as contained in the Corporate Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustees, or either of them, assume no responsibility for the correctness of the same. The Trustees, or either of them, make no representations as to the value of the Mortgaged and Pledged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of any Mortgage or of the Bonds issued hereunder. The Trustees, or either of them, shall be under no responsibility or duty with respect to the disposition of any Bonds authenticated and delivered hereunder or the application or use of the proceeds thereof or the application or use of any moneys paid to the Company under any of the provisions hereof.

     SECTION 16.04. Either of the Trustees, the paying agent, the Bond Registrar or any Bond Co-Registrar or other agent of the Company or of the Trustees in their, its or his individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 16.09 and 16.10, if operative, may otherwise deal with the Company with the same rights it or he would have if it or he were not a Trustee, paying agent, Bond Registrar, Bond Co-Registrar or other agent of the Company or of the Trustees.

     SECTION 16.05. No Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder.

     Any notice, request or other writing, by or on behalf of the Holders of the Bonds delivered to the Corporate Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then Trustees as effectually as if delivered to each of them.

     SECTION 16.06. To the extent permitted by Section 16.02 hereof:

          (A) The Trustees and each of them may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, Bond or other paper or document believed by them, it or him to be genuine and to have been signed or presented by the proper party or parties;

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



          (B) The Trustees and each of them may consult with counsel, who may be of counsel to the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them, it or him hereunder in good faith and in reliance thereon;

          (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Application or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Certified Resolution;

          (D) Whenever in the administration of this Indenture the Trustees, or either of them, shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustees and each of them (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, rely upon an Officers' Certificate;

          (E) The Trustees, or either of them, shall be under no obligation to exercise any of the rights or powers vested in them, it or him by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustees, or either of them, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which might be incurred, as the case may be, in compliance with such request or direction;

          (F) The Trustees, or either of them, shall not be bound to make any investigation into the facts or matters stated in any such document set forth in Section 16.06(A), but the Trustees, or either of them, in their exercise of discretion, may make such further inquiry or investigation into such facts or matters as may seem necessary, and, if the Trustees, or either of them, shall determine to make such further inquiry or investigation, the Trustees, or either of them, shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (G) The Trustees, or either of them, may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees, or either of them, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care hereunder; and

          (H) The Trustees shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

     SECTION 16.07. Subject to the provisions of Section 20.02 and 20.03 hereof, all moneys received by the Trustees, or either of them, hereunder or in respect of the Bonds shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

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



     Any interest allowed on or income or other return arising from any such moneys shall be paid from time to time to the Company upon Company Order in accordance with the provisions hereof; provided, however, that no such interest, income or return shall be paid to the Company during any period during which an Event of Default has occurred and is continuing.


     SECTION 16.08. The Company covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to receive, reasonable compensation for all services rendered by them in the execution of the trusts hereby created and in the exercise and performance of all services rendered hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and except as otherwise expressly provided herein, the Company will upon request of the Trustees, or either of them, reimburse the Trustees, or either of them, for all reasonable advances made or incurred by the Trustees, or either of them, in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their, its or his agents and counsel, except any such expense or disbursement as may be attributable to negligence or bad faith). The Company also covenants to indemnify the Trustees and each of them for, and to hold them and each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustees, or either of them, as the case may be, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section 16.08, the Trustees and each of them shall have (in addition to any other rights under this Indenture) a lien prior to the Bonds on the Trust Estate, including all property and funds held or collected by the Trustees.

     If, and to the extent that the Trustees or either of them and their, its or his counsel and other agents do not receive compensation for services rendered, reimbursements of their, its or his advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustees, or either of them, shall be entitled, in priority to the Holders of the Bonds, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Bonds in any such proceeding or proceedings and the Corporate Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustees, or either of them, their, its or his counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the Holders of the Bonds. The Trustees, or either of them, shall have a lien upon any securities or other considerations to which the holders of Bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and

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



the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

     SECTION 16.09. (A) Subject to the provisions of subdivision (B) of this
Section 16.09, if the Trustees, or either of them, shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in subdivision (C)(1) of this Section 16.09), or subsequent to such a default, then, unless and until such default shall be cured, the Trustees, or either of them, as the case may be, shall set apart and hold in a special account for the benefit of Trustees, or either of them, as the case may be, individually, the holders of the Bonds, and the holders of other indenture securities (as defined in subdivision (C)(2) of this Section 16.09)

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (2) of this subdivision (A) or from the exercise of any right of set-off which such Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of o such default; and

          (2) all property received by the Trustees, or either of them, in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustees or either of them

          (a) to retain for their, its or his own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustees, or either of them, to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

          (b) to realize, for their, its or his own account, upon any property held by them, it or him as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (c) to realize, for their, its or his own account, but only to the extent of the claim hereinafter mentioned, upon any property held by them, it or him as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received

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



     as security therefor simultaneously with the creation thereof, and if the Trustees, or either of them, as the case may be, shall sustain the burden of proving that at the time such property was so received the Trustees, or either of them, as the case may be, had no reasonable cause to believe that a default as defined in the last paragraph of this subdivision (A) would occur within four months; or

          (d) to receive payment on any claim referred to in clause (b) or clause (c) above, against the release of any property held as security for such claim as provided in clause (b) or clause (c) above, as the case may be, to the extent of the fair value of such property.

For the purposes of clauses (b), (c) and (d) above, property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of a Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustees or either of them shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustees, or either of them, the Bondholders and the holders of other indenture securities in such manner that the Trustees, or either of them, the Bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustees, or either of them, anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustees, or either of them, the Bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion among the Trustees, or either of them, the Bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph

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


due consideration in determining the fairness of the distributions to be made to the Trustees, or either of them, the Bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subdivision (A) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subdivision (A) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and

          (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

     (B) There shall be excluded from the operation of subdivision (A) of this
Section 16.09 a creditor relationship arising from:

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by such Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the Trust Estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as hereinafter defined in subdivision (C)(3) of this Section 16.09;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

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
          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subdivision (C)(4) of this Section 16.09.

    (C)   As used in this Section 16.09:

          (1) The term "default" means any failure to make payment in full of the principal of or interest upon the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

          (2) The term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (aa) under which such Trustee is also trustee, (bb) which contains provisions substantially similar to the provisions of this Section 16.09, and (cc) under which a default exists at the time of the apportionment of the funds and property held in said special account.

          (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustees, or either of them, simultaneously with creation of the creditor relationship with the Company arising from making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "Company" means any obligor upon the Bonds.

    SECTION 16.10. (A) If the Trustees, or either of them, has or shall acquire any conflicting interest, as defined in this Section 16.10, the Trustees, or either of them, as the case may be, shall within 90 days after ascertaining that there is such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this
Article 16.

    (B) In the event that the Trustee shall fail to comply with the provisions of the preceding subdivision (A) of this Section 16.10, the Trustee shall within ten days after the expiration of such 90 day period transmit notice Of such failure to the Bondholders, in the manner and to the extent provided in subdivision (C) of Section 7.03 with respect to reports pursuant to subdivision
(A) of Section 7.03.

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




    (C) For the purposes of this Section, the Trustees, or either of them, as the case may be, shall be deemed to have a conflicting interest if:

        (l) the Trustees, or either of them, are, together individually, be trustees under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture; provided, however, that there shall be excluded from the operation of this clause (1) any indenture under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustees, or either of them, from acting as such under this Indenture or such other indenture or indentures;

        (2) the Trustees, or either of them, or any of the directors or executive officers of the Trustees, or either of them, as the case may be, are an obliger upon the Bonds or an underwriter for the Company;

        (3) the Trustees, or either of them, directly or indirectly control or are directly or indirectly controlled by or are under direct or indirect common control with the Company or an underwriter for the Company;

        (4) the Trustees, or either of them, or any of the directors or executive officers of the Trustees, or either of them, are a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustees, or either of them, themselves or himself) for the Company who is currently engaged in the business of underwriting, except that (a) one individual may be a director or an executive officer, or both, of the Trustees, or either of them, and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of both the Trustees, or either of them, and the Company; (b) if and so long as the number of directors of any Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of such Trustee and a director of the Company; and (c) the Trustees, or either of them, may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (C), to act as trustee, whether under an indenture or otherwise;

        (5) ten per centum (10%) or more of the voting securities of the Trustees, or either of them, is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per


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


    centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustees, or either of them, is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

        (6) the Trustees, or either of them, are the beneficial owners of or hold as collateral security for an obligation which is in default (as hereinafter in this subdivision (c) of this Section 16.09 defined), (a) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustees, or either of them, are also trustee, or (b) ten per centum (10%) or more of any class of security of an underwriter for the Company;

        (7) The Trustees, or either of them, are the beneficial owners of, or hold as collateral security for an obligation which is in default (as hereinafter in this subdivision (c) of this Section 16.09 defined), five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustees, or either of them, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

        (8) the Trustees, or either of them, are the beneficial owners of or hold as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 16.10 defined), ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustees, or either of them, owns fifty per centum (50%) or more of the voting securities of the Company; or

        (9) the Trustees, or either of them, owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause (6), (7) or (8) of this subdivision (C). As to any such securities of which the Trustees, or either of them, acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15, in each calendar year, each of the Trustees shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal or interest upon the Bonds when and as the same becomes due and payable, and such failure


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


    continues for 30 days thereafter, each of the Trustees shall make a prompt check of its or his holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this clause (9), all such securities so held by the Trustees, or either of them, with sole or joint control over such securities vested in them, it or him, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustees, or either of them, for the purposes of clauses (6), (7) and (8) of this subdivision (C).

    The specifications of percentages in clauses (5) to (9), inclusive, of this subdivision (C) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause (3) or (7) of this subdivision (C).

    For the purposes of clauses (6), (7), (8) and (9) of this subdivision (C) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness, (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (c) the Trustees, or either of them, shall not be deemed to be the owners or holders of (i) any security which they, it or he holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which they, it or he holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which they, it or he holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

    (D) The percentages of voting securities and other securities specified in this Section 16.10 shall be calculated in accordance with the following provisions:

        (aa) A specified percentage of the voting securities of a Trustee, the Company or any other person referred to in this Section 16.10 (each of whom is referred to as a "person" in this subdivision (D)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

        (bb) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.


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
        (cc) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

        (dd) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

             (1) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

             (2) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

             (3) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

             (4) securities held in escrow if placed in escrow by the issuer thereof;

    provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

        (ee) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

    (E) For the purposes of this Section 16.10, unless otherwise provided:

        (1) The term "underwriter" when used with reference to the Company means every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

        (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

        (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

        (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

        (5) The term "Company" means any obligor upon the Bonds.

        (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

    (F) If a separate trustee or co-trustee is appointed pursuant to Section 16.14, the provisions of this Section 16.10 which have been made specifically applicable to the Trustees shall also apply to any separate trustee or co-trustee.

    SECTION 16.11. (A) No resignation or removal of the Trustees, or either of them, and no appointment of a successor Trustee or Trustees pursuant to this
Article 16 shall become effective until the acceptance of appointment by the successor Trustee under this Section 16.11 and Section 16.12.

    (B) The Trustees, or either of them, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee or Trustees shall not have been delivered to the Trustees, or either of them, within 30 days after the giving of such notice of resignation, the resigning Trustee or Trustees may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trustees.

    (C) The Trustees, or either of them, may be removed at any time by Act of the holders of a majority in principal amount of the Outstanding Bonds, delivered to the Trustees, or either of them, and to the Company.


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



    (D) If at any time:

        (1) the Trustees, or either of them, shall fail to comply with Section
    16.10 after written request therefor by the Company or by any Bondholder who has been a bona fide holder of a Bond for at least six months, or

        (2) the Trustees, or either of them, shall cease to be eligible under
    Section 16.01 and shall fail to resign after written request therefor by the Company or by any such Bondholder, or

        (3) the Trustees, or either of them, shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustees, or either of them, or of their, its or his property shall be appointed or any public officer shall take charge or control of the Trustees, or either of them or of their, its or his property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Certified Resolution may remove the Trustees, or either of them, or (ii) subject to Section 12.23, any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustees, or either of them, and the appointment of a successor Trustee or Trustees.

    (E) If the Trustees, or either of them, shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Trustee for any cause, the Company, by a Certified Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or Trustees shall be appointed by Act of the holders of a majority in principal amount of the Outstanding Bonds delivered to the Company and the retiring Trustee or Trustees, the successor Trustee or Trustees so appointed shall, forthwith upon its or their acceptance of such appointment, become the successor Trustee or Trustees and supersede the successor Trustee or Trustees appointed by the Company. If no successor Trustee or Trustees shall have been so appointed by the Company or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Trustees.

    Notwithstanding the foregoing, in the event of the Individual Trustee's death, absence, inability or refusal to act at any time when action under the terms of this Indenture may be required or contemplated, or for any other reason at the option of the Corporate Trustee, the Corporate Trustee is hereby authorized to name and appoint one or more successor Individual Trustee(s) to execute the trust granted under this Indenture, and specifically is authorized to appoint a separate successor Individual Trustee in each jurisdiction in which Mortgaged and Pledged Property is located, and the title herein conveyed to the above named Individual Trustee shall be vested in said successor(s) without the necessity for any further conveyance.


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



    (F) The Company shall give notice of each resignation and each removal Of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Bonds in the manner and to the extent provided in subdivision (C) of Section 7.03 with respect to reports pursuant to subdivision (A) of Section 7.03. Each notice shall include the name of the successor Trustee or Trustees and address Of the main office of the successor Corporate Trustee.

    SECTION 16.12. Every successor Trustee or Trustees appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee or Trustees an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee or Trustees shall become effective and such successor Trustee or Trustees, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the respective successor Trustee, the respective retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such respective successor Trustee all the rights, powers and trusts of the retiring respective Trustee, and shall duly assign, transfer and deliver to such respective successor Trustee all property and money held by such respective retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 16.08. Upon request of any such respective successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this
Article 16 to the extent operative.

    Any Trustee which has resigned or been removed shall nevertheless retain the lien afforded to it or him by Section 16.08 hereof upon the Trust Estate, including all property or funds held or collected by such Trustee, as such, to secure the amounts due to such Trustee as compensation, reimbursement, expenses and indemnity, and shall retain the rights afforded to it by said Section 16.08 hereof.

    SECTION 16.13. (A) Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered solely to the Corporate Trustee shall be deemed to have been delivered to both of the Trustees hereunder as effectually as if delivered to each of them.

    (B) Notwithstanding anything herein contained to the contrary, all cash collected by, or payable to, the Trustees or either of them pursuant to this Indenture shall be paid to and deposited with, and all stocks, bonds and other obligations or securities shall be held by, the Corporate Trustee, except as otherwise required by law. Any moneys at any time coming into the hands of the Individual Trustee pursuant to this Indenture shall be at once paid over to the Corporate Trustee.

  Whenever any moneys, bonds, shares of stock or other obligations are, under any provisions of this Indenture, paid or delivered to or deposited with the Corporate Trustee, title to the same shall be deemed to be vested in both Trustees hereunder, and the same shall be deemed for all purposes hereunder to be part of the security for the Bonds issued hereunder, but nothing contained in this Section 16.13 shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Corporate Trustee to apply, disburse or otherwise act or deal with respect to any moneys, bonds, shares of stock or other obligations received or held by it as aforesaid.

    (C) Except as may otherwise expressly be provided herein, any request in writing by the Corporate Trustee to the Individual Trustee to take or refrain from taking any action shall be a sufficient warrant (subject to the provisions of Section 16.02 hereof) for the Individual Trustee to take, or refrain from taking, any such action as may be so requested.

    (D) The Individual Trustee has been joined as trustee in order to comply with any legal requirements respecting trustees under indentures, mortgages, deeds of trust and other security instruments with respect to property in the jurisdictions, or some of them, in which the Mortgaged and Pledged Property or part thereof are or may be situate, and shall as such trustee possess such powers, and such powers only, as may be necessary to comply with such requirements. If by reason of the repeal of such requirements, or for any other reason, it shall not be necessary, in the opinion of counsel, that there shall be an Individual Trustee and the Company shall file with the Corporate Trustee and also with the Individual Trustee, an Opinion of Counsel to that effect and a written request for the removal of the Individual Trustee, the Individual Trustee named herein, or any successor, shall forthwith cease to be a Trustee hereunder, and all powers of the Individual Trustee shall forthwith terminate, as shall his right, title or interest in and to the Trust Estate; and unless and until there shall be appointed a new Trustee or successor to the Individual Trustee, all the right, title and powers of the Individual Trustee shall devolve upon the Corporate Trustee and its successors alone. Upon such removal, the Corporate Trustee shall execute such instrument or instruments as may be desirable to effect the same and such instrument or instruments shall conclusively establish that such removal has been effected.

    Any rights, powers, duties and obligations by any provisions of this Indenture conferred or imposed upon the Trustees or any of them shall, in so far as permitted by law, be conferred or imposed upon and exercised or performed by the Corporate Trustee alone without reference to the Individual Trustee, and the Individual Trustee hereby irrevocably constitutes and appoints the Corporate Trustee his true and lawful attorney in fact with full power and authority, in so far as permitted by law, either in the name and on behalf of the Individual Trustee or of the Trustees jointly, to exercise any and all rights or powers conferred upon the Individual Trustee alone, or upon the Trustees jointly, by any of the provisions of this Indenture, but subject to the duties imposed by this Section 16.13 upon the Individual Trustee, hereby ratifying and confirming all and singular the acts and things lawfully done by the Corporate Trustee by virtue of this power of attorney, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the

Corporate Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, power, duties and obligations shall be exercised and performed by the Individual Trustee alone, notwithstanding any Other provision of this Indenture naming the Corporate Trustee or both Trustees as the person or persons to act.

    In case the Individual Trustee shall die, become unqualified or incapable of acting, resign or be removed, all rights of the Individual Trustee, and all right, title and interest of the Individual Trustee in and to the Mortgaged and Pledged Property, shall, so far as permitted by law, vest in and be exercised by the Corporate Trustee, unless and until a successor Individual Trustee shall be appointed in the manner provided in this Article 16.

    SECTION 16.14. If at any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in the state or jurisdiction in which the Mortgaged and Pledged Property then or to become subject to the Lien of this Indenture is located, or if the Corporate Trustee shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of the Bondholders, or if the holders of a majority in principal amount of the then Outstanding Bonds shall in writing reasonably request the Corporate Trustee and the Company, the Company and the Trustees or the Corporate Trustee shall have power to appoint, and, upon the request of the Trustees or the Corporate Trustee, the Company shall for such purpose join with the Trustees or the Corporate Trustee in the execution, delivery and performance of, all instruments and agreements necessary or proper to appoint another corporation having the qualifications specified in Section 16.01 or one or more persons approved by the Trustees or the Corporate Trustee, either to act as separate trustee or trustees jointly with the Trustees or Corporate Trustee, with respect to all or any of the property subject to the Lien of this Indenture, or to act hereunder as co-trustee or co-trustees with respect to any such property, with such power and authority and for such term as may be necessary or prudent for such purpose and as shall be specified in the instrument of appointment. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustees or the Corporate Trustee alone may act under the foregoing provisions of this Section 16.14 without the concurrence of the Company; and the Company hereby fully empowers the Trustees, and each of them, so to act and appoints the Trustees, and each of them, its agent and attorney to act for it under the foregoing provision of this Section 16.14, in either of such contingencies.

    The Company, the Corporate Trustee and the Individual Trustee, at any time by an instrument executed by them jointly, may accept the resignation or remove any separate trustee or co-trustee appointed under this Section 16.14 or otherwise, and, upon the request of the Corporate Trustee, the Company shall, for such purpose, join with the Corporate Trustee and the Individual Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Corporate Trustee and the Individual Trustee may act under the foregoing provision of this Section 16.14 without the


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



concurrence of the Company; and the Company hereby fully empowers the Trustees, and each of them, so to act and appoints the Trustees, and each of them, its agent and attorney to act for it under the foregoing provision of this Section 16.14, in either of such contingencies. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Article 16.

    The rights, powers, duties and obligations conferred or imposed upon Trustees hereunder shall be conferred or imposed upon and exercised or performed by the Corporate Trustee, alone or jointly with such separate trustee or separate trustees or co-trustee or co-trustees, as may be provided in the supplemental indenture appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the corporate Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees.

    SECTION 16.15. Any corporation into which the Corporate Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Corporate Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Corporate Trustee shall be the successor of the Corporate Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article 16, to the extent operative, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds shall have been authenticated, but not delivered, by the Corporate Trustee then in office, any such successor to the Corporate Trustee by merger, conversion or consolidation may adopt such authentication and deliver the said Bonds so authenticated with the same effect as if such successor Corporate Trustee had itself authenticated such Bonds.

    SECTION 16.16. As long as any of the Bonds remain Outstanding, upon a Company Order there shall be an authenticating agent appointed by the Corporate Trustee for such period as the Company shall elect, to act on behalf of the Corporate Trustee and subject to its direction in connection with the authentication of the Bonds as set forth in this Indenture. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least S100,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 16.16 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.


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    Whenever reference is made in this Indenture to the authentication and delivery of Bonds by the Corporate Trustee or the Corporate Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Corporate Trustee by an authenticating agent and a certificate of authentication executed on behalf of the corporate Trustee by an authenticating agent.

    Any corporation in which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Corporate Trustee or the authenticating agent.

    Any authenticating agent may at any time resign by giving written notice of resignation to the Corporate Trustee and to the Company. The Corporate Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 16.16, the Corporate Trustee promptly shall appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Bonds as the names and addresses of such holders appear on the Bond Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 16.16.

    The Corporate Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Corporate Trustee shall be entitled to be reimbursed for such payments from the Company subject to the provisions of Section 16.08. The provisions of Section 13.01, 16.03 and 16.04 shall be applicable to any authenticating agent.

                                  ARTICLE 17.

                            DISCHARGE OF MORTGAGES.

    SECTION 17.01. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Bonds herein expressly provided for and rights to receive payments of interest thereon), and the Trustees, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

           (1) either



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             (A) all Bonds theretofore authenticated and delivered other than
          (i) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          20.03 have been delivered to the Corporate Trustee for cancellation;
          or

             (B) all such Bonds not theretofore delivered to the Corporate Trustee for cancellation

                 (i)   have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year, or

                 (iii) are to be called for redemption within one year under arrangements satisfactory to the Corporate Trustee for the giving of notice of redemption by the Corporate Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Corporate Trustee, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Corporate Trustee for cancellation, for principal, and premium, if any, and interest to the date of such deposit (in the case of Bonds which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustees an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

    Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustees under Section 16.08 shall survive.

    SECTION 17.02. All money deposited with the Corporate Trustee pursuant to
Section 17.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), as the Corporate Trustee may determine, to the persons entitled thereto, of the principal, and premium, if any, and interest for whose payment such money has been deposited with the Corporate trustee; but such money need not be segregated from other funds except to the extent required by law. The Corporate Trustee shall give notice in the name and at the expense of the Company of the immediate


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availability of the money deposited with the Corporate Trustee pursuant to
Section 17.01 to the persons entitled to such money.

                                  ARTICLE 18.

                            MEETING OF BONDHOLDERS.

         SECTION 18.01. A meeting of the Bondholders may be called at any time and from time to time pursuant to the provisions of this Article 18 for any of the following purposes:

              (A) To give any notice to the Company or to the Trustees, or to give any directions to the Trustees, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Bondholders pursuant to any of the provisions of Article 12;

              (B) To remove either Trustee and appoint a successor trustee pursuant to any of the provisions of Article 16;

              (C) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 19; of

              (D) To take any other action authorized to be taken by or on behalf of Bondholders of any specified aggregate principal amount of the Bonds under any other provisions of this Indenture, or authorized or permitted by law.

         SECTION 18.02. Meetings of Bondholders may be held at such place or places and at such time or times in any place of payment as the Corporate Trustee or, in case of its failure to act, the Company or the Bondholders calling the meeting, shall from time to time determine.

         SECTION 18.03. The Corporate Trustee may at any time call a meeting of the Bondholders to take any action specified in Section 18.01, to be held at such time and at such place designated in Section 18.02 as the Corporate Trustee shall determine. Notice of every meeting of the Bondholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and specifying each series of Bonds which would be affected by the proposed action, shall be mailed by the Corporate Trustee at the expense of the Company, first class postage prepaid, to the Bondholders at their last addresses as they shall appear upon the Bond Register, not less than 20 nor more than 120 days prior to the date fixed for the meeting. Any defect in said notice shall not, however, in any way impair or affect the validity of any such meeting.

         The Corporate Trustee may in its discretion determine, subject to the meaning of the term "affected" as set forth in Section 19.02, whether or not Bonds of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to the provisions of Section


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


16.02, the Corporate Trustee shall not be liable for any such determination made in good faith.

         Any meeting of the Bondholders shall be valid without notice if Bondholders, holding all Bonds then Outstanding, which would be affected by the action proposed to be undertaken, are present in person or by proxy or have waived notice before or after the meeting by Bondholders, and if the Company and the Trustees are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         In case at any time the Company, pursuant to a Certified Resolution, or Bondholders holding at least 10% in aggregate principal amount of the Bonds then Outstanding, which would be affected by the action proposed to be undertaken, shall have requested the Corporate Trustee to call a meeting of the Bondholders to take any action authorized by Section 18.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Corporate Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or Bondholders holding the amount above specified may determine the time and the place for such meeting and may call such meeting for such purpose by giving notice thereof in the manner provided in this Section 18.03.

         SECTION 18.04. Only Bondholders holding Bonds, which would be affected by the action proposed to be undertaken, and persons appointed by an instrument in writing as proxy for such a Bondholder by such a Bondholder are entitled to notice of and to vote at any meeting of the Bondholders. The only persons who shall be entitled to be present or to speak at any meeting of the Bondholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustees and their counsel, and any representatives of the Company and its counsel.

         SECTION 18.05. Notwithstanding any other provisions of this Indenture, the Corporate Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Bondholders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         Such regulations (A) may provide for the closing of the Bond Register for such period as the Corporate Trustee may deem necessary or (B) may fix a record and time for determining the record Bondholders of the Bonds entitled to vote at such meeting. All Bondholders seeking to attend or vote at a meeting in person or by proxy must, if required by any authorized representative of the Corporate Trustee or the Company or by any other Bondholder, produce the Bonds claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of Bond ownership or personal identity as shall be satisfactory to the authorized representative of the Corporate Trustee, or if none be present then to the inspectors of votes hereinafter provided for.


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
         The Corporate Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Bondholders as provided in Section 18.03, in which case the Company or the Bondholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary Of the meeting may be elected by vote of Bondholders holding a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

         At any meeting each Bondholder or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds then Outstanding owned by such Bondholder or represented by such proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bonds challenged as not Outstanding and ruled by the temporary or permanent chairman of the meeting to be not Outstanding. The temporary or permanent chairman of the meeting shall have no right to vote other than by virtue of Bonds held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Bondholders.

         At any meeting of Bondholders, the presence of persons holding or representing Bonds in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Holders duly called pursuant to Section 18.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority in aggregate principal amount of the Bonds represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

         SECTION 18.06. The vote upon any resolution submitted to any meeting of the Bondholders shall be by written ballots on which shall be subscribed the signatures of the Bondholders or of their representatives by proxy and the principal amount of the Bonds voted by the ballot. The temporary or permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record at least in duplicate of the proceedings of each meeting of the Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 18.03. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and another to the Corporate Trustee to be preserved by the Corporate Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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         SECTION 18.07. Whenever in this Indenture it is provided that the
Holders Of a specified percentage in aggregate principal amount of the Bonds of any series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Bonds voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of this Article 18, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

         SECTION 18.08. Nothing in this Article 18 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Corporate Trustee or to the Bondholders under any of the provisions of this Indenture or of the Bonds.

                                  ARTICLE 19.

                             SUPPLEMENTAL INDENTURES

         SECTION 19.01. Without the consent of the holders of any Bonds, the Company, when authorized by a Certified Resolution of its Board of Directors, and the Trustees, or either of them, may at any time and from time to time, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Corporate Trustee, for one or more of the following purposes:

                  (A) To correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustees, or either of them, any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property pursuant to Section 5.03 hereof or to release any of the Mortgaged and Pledged Properties pursuant to Sections 6.10, 10.02 or 10.03 hereof;

                  (B) To evidence the succession of another corporation or limited partnership to the Company or an Operating Subsidiary or successive successions, and the assumption by the successor limited partnership or corporation of the covenants, agreements and obligations of the Company or an Operating Subsidiary pursuant to Article 15 hereof;

                  (C) To add to the covenants of the Company such further covenants for the protection of the Mortgaged and Pledged Property and the Bondholders or to surrender any right or power herein conferred upon the Company as the Board of Directors shall consider to be necessary for the protection of the Bondholders, and to make the occurrence and continuance of a default under any of such additional covenants a Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional


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



         covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement of said remedy or remedies upon such default or may limit the remedies available to the Trustees, or either of them, upon such default or may authorize the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds to waive such default and prescribe limitations on such rights of waiver;

                  (D) To cure any ambiguity or to correct or supplement any provision contained in this Indenture which may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions and purposes of this Indenture, provided any such action shall not adversely affect the interest of the Bondholders;

                  (E) To evidence the assumption by a lessee corporation of the covenants, agreements and obligations of the Company or any successor corporation or limited partnership upon the Bonds and under this Indenture;

                  (F) To modify or eliminate any of the terms of this Indenture; provided, however, that no such modification or elimination shall be or become operative or effective which shall in any manner impair any of the rights of the Bondholders or of the Trustees, while any Bonds of any series created prior to the execution of such supplemental indenture shall remain Outstanding;

                  (G) To add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Bonds, or any series of Bonds, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

                  (H) To provide for the creation of any series of Bonds (other than the 1989 Bonds);

                  (I) To permit the exchange of Bonds of one series for Bonds of another series, or the exchange of Bonds of one denomination or kind for Bonds of another denomination or kind of the same series; or

                  (J) To appoint any separate trustee or separate trustees or co-trustee or co-trustees pursuant to Article 16.

         Nothing contained in this Article 19 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustees any instrument Of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustees.

         The Trustees, or either of them, are hereby authorized and directed to join with the Company in the execution of any such supplemental indenture, to


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make any further appropriate agreements and stipulations which may be herein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustees, or either of them, shall not be obligated to enter into any such supplemental indenture which, in their, its or his opinion, does not afford adequate protection to the Trustees, or either of them, or adversely affects the Trustees' own rights, duties or immunities under this Indenture of otherwise or adversely affects the interests of the Bondholders.

         SECTION 19 02. With the consent (evidenced as provided in Article 18) of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding (or if less than all series of Bonds then Outstanding are affected by such supplemental indenture, not less than 66 2/3% of the Bonds of each series then Outstanding which are affected by such supplemental indenture), by Act of said Holders delivered to the Company and the Trustees, the Company (when authorized by a Certified Resolution) and the Trustees at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture or the rights of the Bondholders or the rights and obligations of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Bond affected thereby:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date), or

                  (ii) permit the creation of any mortgage or other lien ranking prior to or on a parity with the Lien of this Indenture as to any Mortgaged and Pledged Property, except as otherwise expressly provided by this Indenture, or impair the Lien of this Indenture as to any Mortgaged and Pledged Property, or

                  (iii) deprive the holder of any Bond then Outstanding of the Lien of this Indenture on the Trust Estate, or

                  (iv) reduce the percentage(s) of the aggregate principal amount of Outstanding Bonds, or any or all series thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

                  (v)   modify any of the provisions of this Section 19.02 or
         Section 12.27, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.


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
         Bonds or any series thereof shall be deemed to be "affected" by a supplemental indenture, if such supplemental indenture adversely affects or diminishes the rights of Holders thereof against the Company or an Operating Subsidiary or against the property of the Company or an Operating Subsidiary. The Trustees may in the exercise of discretion, subject to Section 16.02, determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Any supplemental indenture authorized by the provisions of this Section
19.02 shall be executed by the Company and the Trustees, or either of them, in accordance with the terms of Section 19.03.

         Promptly after the execution by the Company and the Trustees of any supplemental indenture pursuant to the provisions of Section 19.03, the Company shall mail to the holders of the Bonds at their last addresses as they shall appear on the Bond Register of the Company a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 19.03. Prior to the execution of any supplemental indenture, the Corporate Trustee shall receive a Company Request, accompanied by a Certified Resolution authorizing the execution of any supplemental indenture pursuant to Section 19.01 or Section 19.02, and, if pursuant to Section 19.02, evidence filed with the Corporate Trustee of the Act of Bondholders as aforesaid.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and subject to Section 16.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating such other matters as the Trustees may reasonably request. The Trustees may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees, or either of their rights, duties or immunities under this Indenture or otherwise.

         SECTION 19.04. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 19, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitations, duties and obligations under this Indenture of the Company, the Trustees, and each of them, and the Bondholders, and each of them, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and shall be deemed to be, part of the terms and conditions of this Indenture for any and all purposes, as if originally contained herein.


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



         SECTION 19.05. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 19 may, and shall if required by the Corporate Trustee, bear a notation in form approved by the Corporate Trustee, as to any matter provided for in such supplemental indenture. If the Company and the Corporate Trustee shall so determine, new Bonds modified so as to conform, in the opinion of the Corporate Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Corporate Trustee and delivered without expense to the holders of the Outstanding Bonds, upon surrender of such Bonds, the new Bonds so issued to be in an aggregate principal amount equal to the aggregate principal amount of those so surrendered.

         SECTION 19.06. No supplemental indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect.

                                   ARTICLE 20.

                                  MISCELLANEOUS

      SECTION 20.01. Except as provided herein, nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person other than the parties hereto and the holders of the Bonds outstanding hereunder any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements contained in this Indenture by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds Outstanding hereunder.

         SECTION 20.02. Upon Application, and provided no Event of Default shall have occurred and then be continuing, or if an Event of Default shall have occurred and be continuing, in the sole discretion of the Corporate Trustee, any moneys (excluding any moneys held for the payment of the principal of, premium, if any, or interest on any of the Bonds) held by the Corporate Trustee under this Indenture, including Deposited Cash and funds deposited pursuant to Section
17.01 (prior to the time such funds become due and payable provided that such investments mature prior to the time that such moneys become due and payable) shall be invested, in the manner specified in such Application, by the Corporate Trustee in (i) marketable direct obligations of the United States of America or obligations for which the faith of the United States is pledged to provide for the payment of the interest and principal, (ii) readily marketable commercial paper, rated "prime" by the the National Credit Office (or any similar organization which rates commercial paper), of corporations (other than the Company or any of its Subsidiaries or Affiliates) organized and existing under the laws of the United States of America or any state thereof which have substantial properties and assets and conduct substantial business in the United States of America, (iii) bankers' acceptances or time certificates of deposit issued by banks insured by the Federal Deposit Insurance Corporation Bank Insurance Fund (including the Corporate Trustee) having capital, surplus and

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
undivided profits aggregating at least $50,000,000 or time deposits with such banks, or (iv) readily marketable investment grade securities rated one of the four highest investment grades by Standard & Poor's or Moody's Investor Services; provided, however, that prior to the making of any such investment, the Corporate Trustee will obtain the written approval of the Company with respect to the maturity of such investment. The Corporate Trustee shall not be liable to the Company or the Bondholders for the results of any such investments. Such obligations shall be held by the Corporate Trustee as part of the Mortgaged and Pledged Property in lieu of the moneys invested therein subject to the Company's right to liquidate such investments in such manner and at such time or times as, in the exercise of the Company's discretion, it deems to be just and advisable, provided no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing such obligations shall be held by the Corporate Trustee subject to its right to liquidate such investments in such manner and at such time or times as, in the exercise of its discretion, it deems to be in the best interests of Bondholders. The Corporate Trustee shall have the right and duty to receive all amounts paid on account of any investment made by it as hereby contemplated, including all interest payments. Unless an Event of Default shall have occurred or be continuing, any net profit resulting from, or interest or income produced by, such investment shall, when received by the Corporate Trustee, be promptly paid by it to the Company.

         The Company covenants that within 30 days of demand by the Corporate Trustee, it will replace all moneys lost through any investment made and liquidated as by this Section 20.02 contemplated, and will reimburse the Corporate Trustee for all accrued interest, commissions and expenses paid or incurred in connection with the acquisition or liquidation of any investment.

         SECTION 20.03. Any moneys deposited with the Trustees or any paying agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on any Bond and remaining unclaimed for six years after the date upon which the principal of and premium, if any, or interest on such Bonds shall have become due and payable, shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the holder shall thereafter, as an unsecured general creditor, be entitled to look only to the Company for payment thereof, and all liability of the Trustees or any paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, before being required to make any such payment to the Company, the Trustees, or any paying agent, may, at the expense of the Company, cause to be published once in a Daily Newspaper in such areas as the Corporate Trustee, or any paying agent, as the case may be, may deem necessary a notice that such moneys remain unclaimed and that, after a date named in said notice, the balance of such moneys then unclaimed will be returned to the Company.

         SECTION 20.04. (A) Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustees, or either of them, with respect to compliance with a condition or covenant herein contained shall include (A) a statement that each person signing such


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certificate or opinion has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based; (C) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (D) a statement as to whether or not in the opinion of each such person such condition or covenant has been complied with.

         (B) Every request or Application by the Company for action by the Trustees, or either of them, shall be accompanied by an Officers' Certificate stating that all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such request or Application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or Application, no additional certificate or opinion need be furnished.

         (C) In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

         (D) Any certificate or opinion of an officer of the Company or of any engineer, appraiser, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, course, unless such officer or engineer or appraiser or accountant or other expert knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise Of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (E) Any Opinion of Counsel relating to the binding effect or enforceability in accordance with its terms of this Indenture, any supplemental indenture, any Bond, or any other instrument relating thereto may state that such opinion is subject to and qualified in all respects by (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, (ii) the discretion of the courts in applying equitable principles and remedies (regardless of whether such


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



enforceability is considered in a proceeding in equity or at law or otherwise),
(iii) the effect of fraudulent conveyance provisions of the Federal Bankruptcy Code and applicable state law, (iv) the requirements that in the exercise of its rights, the Trustees and Bondholders not act in bad faith, and (v) no opinion need be expressed with respect to the validity, binding effect or enforceability of the following provisions: indemnification and contribution provisions, grants of powers of attorney, the appointment of receivers or custodians, waiver of notice, designations of commercial reasonableness, and waiver of rights of and submissions to judicial proceedings.

         Any Opinion of Counsel given as to title to property may be based, in whole or in part, upon a title policy or certified abstract or certificate issued or rendered by any reputable person, firm or corporation engaged in the business of insuring or guaranteeing titles to property or of making or issuing certified abstract (provided that in such case such Opinion of Counsel shall state that the signer believes such other person giving such policy, abstract or certificate is reputable and one upon whom he may properly rely.

         (F) Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 20.05. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 16.02) conclusive in favor of the Trustees and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Corporate Trustee deems sufficient.


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         Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Bond shall bind every future holder to the same Bond and the holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustees or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

         SECTION 20.06. Subject to the provisions of Articles 15 and 16 hereof, whenever in this Indenture any of the parties hereto is named of referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 20.07. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture required to be included herein by any of the provisions of the Trust Indenture Act of 1939 such required provision shall control. Provisions required by said Trust Indenture Act to be included herein which are not included herein are hereby incorporated herein by reference to said Trust Indenture Act.

         SECTION 20.08. Notwithstanding any other provisions of this Indenture, the Company may, at any time and from time to time, amend this Indenture so as to limit and thereafter to reduce (but not below the amount of Bonds at the time Outstanding hereunder) the aggregate principal amount of Bonds at any one time Outstanding which may be secured hereby by executing and delivering to the Corporate Trustee, and thereafter appropriately recording or causing to be recorded in all places where this Indenture is recorded, a supplemental indenture specifying the aggregate principal amount of Bonds at any one time Outstanding which may thereafter be secured hereby. Unless and until this Indenture shall have been so amended, the aggregate principal amount of Bonds at any one time Outstanding which may be secured hereby shall not be limited, except as stated in Section 4.03 hereof. Any such amendment of this Indenture and the execution and delivery of any such supplemental indenture as provided in this Section 20.08 may be authorized by a Certified Resolution and no other or further authorization or consent shall be required.

         SECTION 20.09. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Bondholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (l) the Trustees, or either of them, by any Bondholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Corporate Trustee at its main office, or

         (2) the Company by the Trustees, or either of them, or by any Bondholders shall be sufficient for every purpose hereunder (except as herein otherwise provided) if in writing and


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         SECTION 20.13. The Company shall provide the Corporate Trustee with
Backup Withholding Forms prescribed by the Internal Revenue Service and shall indemnify the Corporate Trustee for any penalties, expenses, costs and liabilities assessed against the Corporate Trustee for using improper forms.

         SECTION 20.14. The titles of the several Articles of this Indenture and the table of contents shall not be deemed to be any part hereof.

         SECTION 20.15. This Indenture is being executed in several counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 20.16. This Indenture and each Bond issued hereunder shall be governed by the laws of the State of Tennessee as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Bondholders, the Company and the Trustees and any agents of the foregoing, including but not limited to, matters of validity, construction, effect and performance; provided that the creation and the rank of the Lien of this Indenture and the foreclosure thereof shall be governed by the law of the jurisdiction in which the property in question is located at the relevant time or which otherwise provides for such creation, rank and foreclosure.

         IN WITNESS WHEREOF, NATIONAL HEALTHCORP L.P. has caused its name to be hereunto affixed, and this instrument to be signed and attested by NHC, INC., its Managing General Partner for and in its behalf; and BOATMEN'S TRUST COMPANY, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, and H.E. BRADFORD, has for all like purposes hereunto set his hand and affixed his seal, all in _____________, ____________, on the date of their acknowledgments annexed hereto, but effective as of the 15th day of October, 1989, which latter date shall be deemed to be the date hereof.

                                    NATIONAL HEALTHCORP L.P., a Delaware
                                     limited partnership


                                    By: NHC, Inc., its Managing
                                         General Partner

                                    By:
                                       -----------------------------------
                                    Title:
                                           -------------------------------


ATTEST:


-----------------------------
Secretary




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


                                    BOATMEN'S TRUST COMPANY

                                    By:
                                       -----------------------------------

                                       -----------------------------------


[CORPORATE SEAL]

ATTEST:

-----------------------------
Secretary

                                       -----------------------------------
                                       H.E. BRADFORD

-----------------------------
Witness

STATE OF COUNTY OF ____________________)
COUNTY OF _____________________________)


         Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared __________________ and ________________, with whom I am personally acquainted, and who upon oath acknowledged themselves to be President and Secretary, respectively, of NHC, Inc., the Managing General Partner of NATIONAL HEALTHCORP L.P., a Delaware limited partnership, and they as such officers, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation on behalf of the limited partnership by themselves as such officers.

         Witness my hand and seal, at office in __________, Tennessee, this ____ day of ___________ , 1989.

Commission Expires:

                                             _______________Notary Public


(SEAL)




STATE OF __________________)
COUNTY OF ________________ )

         I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that _______________ and _______________, whose names as President and Secretary of NHC, Inc., the Managing General Partner of NATIONAL HEALTHCORP L.P., a Delaware limited partnership, are signed to the foregoing indenture and who are known to me and known to be such officers, acknowledged before me on this day, under oath, that, being informed of the contents of the said Indenture they, as such officers, with full authority, executed the same voluntarily for and as the act of NHC, Inc. on behalf of NATIONAL HEALTHCORP L.P.

         Given under my hand and seal of office this ____ day of ________, 1989.


Commission Expires:

                                             _____________Notary Public


(SEAL)


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